Exhibit 4.1

EXECUTION VERSION

Windstream Services, LLC
Windstream Finance Corp.

10.500% SENIOR SECOND LIEN NOTES DUE 2024

Indenture

Dated as of August 2, 2018

Wilmington Trust, National Association

as Trustee and as Notes Collateral Agent

TABLE OF CONTENTS

Page

ARTICLE ONE
DEFINITIONS AND INCORPORATION
BY REFERENCE

i

ARTICLE FOUR
COVENANTS

ii

ARTICLE SEVEN
TRUSTEE

iii

iv

EXHIBITS

Exhibit A	FORM OF 2024 NOTE

Exhibit B	FORM OF CERTIFICATE OF TRANSFER

Exhibit C	FORM OF CERTIFICATE OF EXCHANGE

Exhibit D	FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Exhibit E	FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Exhibit F	FORM OF PARI PASSU INTERCREDITOR AGREEMENT

Exhibit G	FORM OF JUNIOR PRIORITY LIEN INTERCREDITOR AGREEMENT

v

INDENTURE dated as of August 2, 2018 among Windstream Services, LLC, a Delaware limited liability company, Windstream Finance Corp., a Delaware corporation, the Guarantors (as defined below) listed on the signature pages hereto and Wilmington Trust, National Association, a national banking association organized under the laws of the United States, as Trustee and as Notes Collateral Agent.

The Issuers have duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of their 10.500% Senior Second Lien Notes due 2024 as provided in this Indenture.  The Guarantors have duly authorized the execution and delivery of this Indenture to provide for a guarantee of the Notes and of certain of the Issuers’ obligations hereunder.  All things necessary to make this Indenture a valid agreement of the Issuers and the Guarantors, in accordance with its terms, have been done.

The Issuers, the Guarantors, the Trustee and the Notes Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the Issuers’ 10.500% Senior Second Lien Notes due 2024:

ARTICLE ONE
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01.   Definitions.

“144A Global Note” means a global note substantially in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, that shall be issued in a denomination equal to the outstanding principal amount at maturity of the Notes sold in reliance on Rule 144A.

“2025 Second Lien Notes” means the 9.00% Senior Second Lien Notes due 2025 issued by the Issuers.

“Acquired Debt” means Indebtedness of a Person existing at the time such Person merges with or into or becomes a Restricted Subsidiary and not Incurred in connection with, or in contemplation of, such Person merging with or into or becoming a Restricted Subsidiary.

“AC Holdings” means Windstream Holding of the Midwest, Inc., a Nebraska corporation.

“AC Holdings Bonds” means the 6 3/4% Notes due 2028 issued by AC Holdings in an aggregate principal amount not to exceed $100,000,000.

“Additional First Priority Lien Documents” means, with respect to any series of Additional First Priority Lien Obligations, the notes, guarantees, indentures, security documents and other operative agreements evidencing or governing such Additional First Priority Lien Obligations, including each agreement entered into for the purpose of securing any series of Additional First Priority Lien Obligations.

“Additional First Priority Lien Obligations” means any additional Indebtedness and other Obligations that are secured by Liens on the Collateral (i) ranking in priority to the Liens securing the Notes and (ii) having the same priority as the Liens securing the Senior Credit Facilities Obligations and the First Lien Notes Obligations, in each case, to the extent permitted by the Indenture (provided that Additional First Priority Lien Obligations shall exclude any such obligations the incurrence or issuance of which was not permitted under each First Priority Lien Document and each Second Priority Lien Document extant at the time of the issuance or incurrence thereof).

“Additional Second Priority Lien Documents” means, with respect to any series of Second Priority Lien Obligations, the notes, guarantees, indentures, security documents and other operative agreements evidencing or governing such Second Priority Lien Obligations, including each agreement entered into for the purpose of securing any series of Additional Second Priority Lien Obligations.

“Additional Second Priority Lien Obligations” means any additional Indebtedness and other Obligations that are secured equally and ratably by Liens on the Collateral having the same priority as the Liens securing the Notes and the Note Guarantees, including any Additional Notes, in each case to the extent permitted by the Indenture (provided that Additional Second Priority Lien Obligations shall exclude any such obligations the incurrence or issuance of which was not permitted under each First Priority Lien Document and each Second Priority Lien Document extant at the time of the issuance or incurrence thereof).

“Additional Notes” means an unlimited maximum aggregate principal amount of Notes (other than the Notes issued on the date hereof) issued under this Indenture in accordance with Sections 2.02 and 4.09 and having the same terms in all respects as the Notes issued on the date hereof, or similar in all respects to the Notes issued on the date hereof, except for the date from which interest accrues on the Additional Notes and the first interest payment date applicable to the Additional Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Agent” means any Registrar or Paying Agent.

“Alltel” means Alltel Corporation, a corporation organized under the laws of Delaware.

“Applicable Authorized Representative” has the meaning set forth in the Pari Passu Intercreditor Agreement.

“Applicable Collateral Agent” has the meaning set forth in the Pari Passu Intercreditor Agreement.

“Applicable Premium” means, at any date of redemption, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such date of redemption of (1) the principal amount of such Note plus the premium thereon as set out in the table in Section 3.07 on June 30, 2020, plus (2) all remaining required interest payments due on such Note through June 30, 2020 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.  The calculation of the Applicable Premium shall be made by the Issuer or its designee, and the Trustee shall have no duty to calculate or verify the Issuer’s calculation of the Applicable Premium.

“Applicable Procedures” means the rules and procedures of the Depositary, Euroclear and Clearstream.

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of any assets, other than a transaction governed by Section 4.14 and/or Section 5.01; and

(2)
the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any Restricted Subsidiary thereof of Equity Interests in any of its Subsidiaries (other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law).

Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:

(1)	any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $25.0 million;

(2)	a transfer of assets or Equity Interests between or among the Company and its Restricted Subsidiaries;

(3)	an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary thereof;

(4)	the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5)	the sale or other disposition of Cash Equivalents;

(6)	dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(7)	a Restricted Payment that is permitted by Section 4.07 and any Permitted Investment;

(8)	any sale or disposition of any property or equipment that has become damaged, worn out or obsolete;

(9)	the creation of a Lien not prohibited by this Indenture;

(10)	any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(11)	licenses of intellectual property;

(12)	any disposition of Designated Noncash Consideration; provided that such disposition increases the amount of Net Proceeds of the Asset Sale that resulted in such Designated Noncash Consideration; and

(13)
any foreclosure upon any assets of the Company or any of its Restricted Subsidiaries pursuant to the terms of a Lien not prohibited by the terms of this Indenture; provided that such foreclosure does not otherwise constitute a Default under this Indenture.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided that, for the avoidance of doubt, for all purposes under this Indenture, any payment or other obligations with respect to the Master Lease shall not constitute Attributable Debt or Indebtedness.

“Authorized Representative” means, (i) with respect to any series of First Priority Lien Obligations, the trustee, administrative agent, collateral agent or other debt representative for such series of First Priority Lien Obligations under the First Priority Intercreditor Agreement, and (ii) with respect to any series of Second Priority Lien Obligations, the trustee, administrative agent, collateral agent or other debt representative for such series of Second Priority Lien Obligations under the Pari Passu Intercreditor Agreement. The Notes Authorized Representative is the initial Authorized Representative for the Notes Obligations.

“Bankruptcy Law” means title 11 of the United States Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.  The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” means:

(1)
with respect to a corporation, the board of directors of the corporation or, except in the context of the definitions of “Change of Control” and “Continuing Directors,” a duly authorized committee thereof;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)	U.S. dollars and foreign currency received in the ordinary course of business or exchanged into U.S. dollars within 180 days;

(2)
securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), maturing, unless such securities are deposited to defease any Indebtedness, not more than one year from the date of acquisition;

(3)
certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party under the Credit Agreement or any domestic commercial bank having capital and surplus in excess of $500.0 million and a rating at the time of acquisition thereof of P-1 or better from Moody’s or A-1 or better from S&P;

(4)
repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)
commercial paper issued by a corporation (other than an Affiliate of the Company) rated at least “A-2” or higher from Moody’s or S&P and in each case maturing within one year after the date of acquisition;

(6)
securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, rated at least “A” by Moody’s or S&P and having maturities of not more than one year from the date of acquisition; and

(7)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)
the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2)	the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)
any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of 50% or more of the voting power of the Voting Stock of the Company;

(4)	the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(5)
the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company or a Subsidiary of the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company outstanding immediately prior to such transaction continues as, or is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes, directly or indirectly, the Beneficial Owner of 50% or more of the voting power of the Voting Stock of the surviving or transferee Person.

“Change of Control Triggering Event” means the occurrence of a Change of Control (x) that is accompanied or followed by a downgrade of the Notes within the Ratings Decline Period by each of Moody’s and S&P or, if either S&P and Moody’s is not providing a rating on the Notes at any time for reasons outside the control of the Company, the equivalent of such ratings by another nationally recognized statistical ratings organization selected by the Company (as certified by a resolution of the Board of Directors of the Company), and (y) the rating of the Notes on any day during such Ratings Decline Period is below the lower of the rating by such nationally recognized statistical ratings organization in effect (i) immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement) and (ii) on the Issue Date.

“Clearstream” means Clearstream Banking S.A. and any successor thereto.

“Co-Issuer” means Windstream Finance Corp., a Delaware corporation, until a successor replaces it pursuant to Article Five and thereafter means the successor.

“Collateral” means all property, whether now owned or hereafter acquired, on which a Lien is granted or purports to be granted to the Collateral Agent pursuant to the Security Documents; provided that, for the avoidance of doubt, the Collateral shall exclude all Excluded Assets.  When used with respect to a specific Issuer or Guarantor, the term “Collateral” means all its property on which such a Lien is granted or purports to be granted.

“Collateral Agent” means (i) in the case of any Senior Credit Facilities Obligations, the Senior Credit Facility Collateral Agent, (ii) in the case of the First Lien Notes Obligations, the First Lien Notes Collateral Agent, (iii) in the case of any other series of Additional First Priority Lien Obligations, the collateral agent for such series in the applicable joinder agreement to the First Priority/Second Priority Intercreditor Agreement, (iv) in the case of any Obligations in respect of the Notes and the Note Guarantees, the Notes Collateral Agent, (v) in the case of any series of Additional Second Priority Lien Obligations, the collateral agent for such series in the applicable joinder agreement to the First Priority/Second Priority Intercreditor Agreement, and (vi) in the case of any series of Junior Priority Lien Obligations, the Junior Priority Lien Collateral Agent.

“Collateral and Guarantee Requirement” means at any time the requirement that:

(a)
the Notes Collateral Agent shall have received from each Guarantor  (A) either (i) counterparts of the Indenture or a supplemental indenture thereto, the First Priority/Second Priority Intercreditor Agreement and the Security Documents, duly executed and delivered on behalf of such Guarantor, or (ii) in the case of any Person that becomes a Guarantor after the Issue Date, supplements to the Note Guarantees, the First Priority/Second Priority Intercreditor Agreement and the Security Documents, in the form specified therein, duly executed and delivered on behalf of such Person (within the time frames required thereby), and (B) a counterpart of  each other Intercreditor Agreement (if then in effect), duly executed and delivered on behalf of such Guarantor;

(b)
all outstanding Equity Interests in and all outstanding promissory notes issued by any Subsidiary of either Issuer owned by or on behalf of any Guarantor shall have been pledged pursuant to the Security Documents (except that (i) the Guarantors shall not be required to pledge more than 66% of the outstanding voting Equity Interests in any Foreign Subsidiary or any Domestic Subsidiary substantially all of whose assets consist of Equity Interests in Foreign Subsidiaries, and (ii) no Equity Interests in any Person held by a Foreign Subsidiary shall be required to be pledged) and the Notes Collateral Agent or the Applicable Collateral Agent shall have received all certificates or other instruments representing such Equity Interests (except to the extent such Equity Interests are not represented by certificates or other instruments) and Indebtedness, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c)
no (x) Foreign Subsidiary or (y) Domestic Subsidiary substantially all of whose assets consist of Equity Interests in Foreign Subsidiaries shall be required to guarantee or support any obligation of any Guarantor;

(d)	no Lien or similar interest shall be granted, directly or indirectly, in the assets of any Foreign Subsidiary;

(e)
except as otherwise provided in the Security Documents, all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Notes Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect or record such Liens to the extent, and with the priority, required by this Indenture and the Security Documents, shall have been (or shall have made arrangements to provide for) filed, registered or recorded copies of which shall have been delivered to the Notes Collateral Agent;

(f)
each Guarantor shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting of the Liens granted by it thereunder, in each case to the extent required by this Indenture and the Security Documents; and

(g)
each Guarantor shall have taken all other action required to perfect, register and/or record the Liens granted by it under this Indenture and the Security Documents, in each case to the extent required by this Indenture and the Security Documents (it being understood and agreed that no separate account control agreements shall be required to be executed under this Indenture or the Security Documents with respect to any deposit, commodities or securities accounts of the Issuers or the Guarantors to the extent such control agreements have been executed and delivered to the Applicable Collateral Agent, and any delivery requirements with respect to possessory collateral of any Issuer or Guarantor may be satisfied by delivery thereof to the Applicable Collateral Agent).

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means, with respect to any Person, any Capital Stock (other than Preferred Stock) of such Person, whether outstanding on the Issue Date or issued thereafter.

“Company” means Windstream Services, LLC, a Delaware limited liability company, until a successor replaces it pursuant to Article Five and thereafter means the successor.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)
provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)	Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3)
depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), goodwill impairment charges and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(4)	the amount of any minority interest expense deducted in computing such Consolidated Net Income; plus

(5)	any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards, to the extent deducted in computing such Consolidated Net Income; plus

(6)	any non-cash SFAS 133 income (or loss) related to hedging activities, to the extent deducted in computing such Consolidated Net Income; minus

(7)
non-cash items increasing such Consolidated Net Income for such period, other than (a) the accrual of revenue consistent with past practice and (b) the reversal in such period of an accrual of, or cash reserve for, cash expenses in a prior period, to the extent such accrual or reserve did not increase Consolidated Cash Flow in a prior period;

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, the Fixed Charges of and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company (A) in the same proportion that the Net Income of such Restricted Subsidiary was added to compute such Consolidated Net Income of the Company and (B) only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Company by such Restricted Subsidiary without direct or indirect restriction pursuant to the terms of its charter and all agreements and instruments applicable to that Subsidiary or its stockholders.

“Consolidated First Lien Leverage Ratio” means, as of any date of determination, the ratio of:

(1)
the aggregate outstanding amount of Indebtedness of the Company and its Restricted Subsidiaries that are First Lien Priority as of such date of determination on a consolidated basis (subject to the terms described in the second paragraph of the definition of “Consolidated Leverage Ratio”) after giving pro forma effect to the incurrence of the Indebtedness giving rise to the need to make such calculation (including a pro forma application of the use of proceeds therefrom) on such date, to

(2)
the Consolidated Cash Flow of the Company for the most recent four full fiscal quarters for which internal financial statements are available immediately prior to such date of determination (which Consolidated Cash Flow shall be calculated on a pro forma basis in the manner set out in the definition of “Consolidated Leverage Ratio”).

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of:

(1)
the aggregate outstanding amount of Indebtedness of the Company and its Restricted Subsidiaries as of such date of determination on a consolidated basis (subject to the terms described in paragraph (2) below) after giving pro forma effect to the incurrence of the Indebtedness giving rise to the need to make such calculation (including a pro forma application of the use of proceeds therefrom) on such date, to

(2)	the Consolidated Cash Flow of the Company for the most recent four full fiscal quarters for which internal financial statements are available immediately prior to such date of determination.

For purposes of this definition:

(a)
Consolidated Cash Flow shall be calculated on a pro forma basis after giving effect to (A) the incurrence of the Indebtedness of the Company and its Restricted Subsidiaries (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence (and the application of the proceeds therefrom) or repayment of other Indebtedness on the date of determination, and (B) any acquisition or disposition of a Person, division or line of business (including, without limitation, any acquisition giving rise to the need to make such calculation as a result of the Company or one of its Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary as a result of such acquisition) incurring, assuming or otherwise becoming liable for Indebtedness) at any time on or subsequent to the first day of the applicable four-quarter period specified in clause (2) of the preceding paragraph and on or prior to the date of determination, as if such acquisition or disposition (including the incurrence or assumption of any such Indebtedness and also including any Consolidated Cash Flow associated with such acquisition or disposition) occurred on the first day of such four-quarter period; and

(b)	pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)
the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof (and the net loss of any such Person shall be included only to the extent that such loss is funded in cash by the specified Person or a Restricted Subsidiary thereof);

(2)
the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted directly or indirectly, by operation of the terms of its charter or any agreement or instrument applicable to that Restricted Subsidiary or its equityholders;

(3)	the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition shall be excluded;

(4)	the cumulative effect of a change in accounting principles shall be excluded; and

(5)	notwithstanding clause (1) above, the Net Income or loss of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)	was a member of such Board of Directors on the Issue Date; or

(2)
was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means that certain Sixth Amended and Restated Credit Agreement, originally dated as of July 17, 2006 and as amended and restated as of April 24, 2015, among the Company, certain lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time  (including increases in the amounts available for borrowing thereunder), regardless of whether such amendment, restatement, modification, renewal, refunding, replacement or refinancing is with the same financial institutions or otherwise.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement and indentures or debt securities) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term debt, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including any refunding, replacement or refinancing thereof through the issuance of debt securities.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Debt-for-Debt Exchange” means the transfer of $2.5 billion principal amount of Uniti debt securities and cash to J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Inc. (the “Investment Banks”) by the Company in exchange for the transfer by the Investment Banks to the Company and cancellation of certain debt of the Company consisting of borrowings outstanding under the Company’s senior credit facility and borrowings outstanding under the revolving line of credit held by the Investment Banks pursuant to an Exchange Agreement dated April 16, 2015 by and among the Company and the Investment Banks.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Sections 2.02 and 2.07, substantially in the form of Exhibit A, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Noncash Consideration” means the Fair Market Value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 123 days after the date on which the Notes mature; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such dates shall be deemed to be Disqualified Stock.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.  The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is 123 days after the date on which the Notes mature.

“Distribution” means the distribution on April 24, 2015 by the Company of approximately 80.4% of the outstanding shares of Uniti common stock to Windstream Parent.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary of the Company other than a Restricted Subsidiary that is (1) a “controlled foreign corporation” under Section 957 of the Internal Revenue Code (a) whose primary operating assets are located outside the United States and (b) that is not subject to tax under Section 882(a) of the Internal Revenue Code because of a trade or business within the United States or (2) a Subsidiary of an entity described in the preceding clause (1).

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“Earn-out Obligation” means any contingent consideration based on future operating performance of the acquired entity or assets or other purchase price adjustment or indemnification obligation, payable following the consummation of an acquisition based on criteria set forth in the documentation governing or relating to such acquisition.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private placement of Capital Stock (other than Disqualified Stock) of the Company to any Person (other than (i) to any Subsidiary thereof and (ii) issuances of equity securities pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, and any successor thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Offer” shall mean the offer by the Issuers to exchange the Notes for any and all validly tendered (and not validly withdrawn) 7.75% Senior Notes due 2020 of the Issuers pursuant to the terms and conditions set forth in the Offering Memorandum.

“Excluded Assets” means the following property excluded from the Collateral: (A) motor vehicles the perfection of a security interest in which is excluded from the Uniform Commercial Code in the relevant jurisdiction; (B) voting equity interests in any Foreign Subsidiary in excess of 66% of all voting equity interests in such Foreign Subsidiary; (C) equipment or goods leased by any grantor under a lease that prohibits the granting of a Lien on such equipment or goods and any general intangibles or other rights arising under any contract, lease, health care insurance receivable, general intangible, instrument, license or other document, in each such case if (but only to the extent that) the grant of a security interest therein would constitute or result in (x) the abandonment, invalidation or unenforceability of any right, title or interest of such grantor therein, (y) a violation of a valid and effective restriction in favor of a third party or under any law, regulation, permit, order or decree of any governmental authority, unless and until all required consents shall have been obtained or (z) the termination of (or any party thereto having a right to terminate) such contract, lease, health care insurance receivable, general intangible, instrument, license or other document; (D) any “intent to use” trademark application to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such “intent to use” trademark application, or is prohibited, under applicable law; (E) Excluded RUS Grant Assets encumbered by Permitted Liens in favor of RUS granted pursuant to a RUS Grant and Security Agreement; provided that, so long as the Senior Credit Facilities Obligations remain outstanding and to the extent the following limitation is included therein, the aggregate amount of RUS Grant Funds shall not exceed $275.0 million; (F) acquired, constructed, restored or improved fixed or capital assets subject to purchase money lien or capital lease obligations, in each case, that are Permitted Liens; provided that, so long as the Senior Credit Facilities Obligations remain outstanding and to the extent the following limitations are included therein,  (i) such liens and the related debt are incurred prior to or within 150 days after such acquisition, construction, restoration or improvement, (ii) the debt secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets, (iii) such liens do not encumber other property or assets of the Issuers or Guarantors and (iv) the aggregate principal amount of debt incurred for such acquisitions, constructions, restorations or improvements does not exceed $250.0 million at any time; (G) investments in the equity interests or participation certificates of lenders under the Senior Credit Facilities that are subject to liens in favor of such lenders, (H) Margin Stock; (I) Contributed Assets, (J) RUS Pledged Deposit Accounts; (K) proceeds of certain notes issuances held in an escrow account; and (L) assets not pledged to secure the Senior Credit Facilities Obligations.

“Excluded RUS Grant Assets” means any RUS Grant Funds, any RUS Pledged Deposit Account, any assets purchased with RUS Grant Funds and any proceeds of the foregoing.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness under the Credit Agreement and the related Guarantees thereof, or Indebtedness under the Notes and the related Note Guarantees), until such amounts are repaid.

“Existing Secured Bond Documents” means the notes, indentures, security documents and other operative agreement evidencing or governing the Existing Secured Bond Obligations.

“Existing Secured Bond Obligations” means, only in the case of a Guarantor that is the issuer of the AC Holdings Bonds or one of its “restricted subsidiaries” (as defined in the AC Holdings Bonds), the Obligations of AC Holdings with respect to the AC Holdings Bonds.

“Existing Secured Bond Secured Parties” means the holders from time to time of the Existing Secured Bond Obligations.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by a responsible officer of the Company, whose determination, unless otherwise specified below, shall be conclusive if evidenced by an Officers’ Certificate.  Notwithstanding the foregoing, the responsible officer’s determination of Fair Market Value must be evidenced by an Officers’ Certificate delivered to the Trustee if the Fair Market Value exceeds $25.0 million.

“First Debt-for-Equity Exchange” means the disposal on June 15, 2016 by the Company of 14,703,993 shares of Uniti common stock to the Company’s creditors in exchange for the satisfaction of certain of its outstanding debt, which common stock was sold pursuant to private placements subsequently.

“First Lien Notes” means the 8.625% Senior First Lien Notes due 2025 issued by the Issuers.

“First Lien Notes Collateral Agent” means U.S. Bank National Association, as collateral agent for the First Lien Notes, or any successor agent or trustee as is designated under the First Priority Lien Security Documents.

“First Lien Notes Documents” means the notes, indentures, security documents and other operative agreement evidencing or governing the First Lien Notes Obligations.

“First Lien Notes Obligations” means the Obligations with respect to the First Lien Notes and the Guarantees thereof (provided that First Lien Notes Obligations shall exclude any such obligations the incurrence or issuance of which was not permitted under each First Priority Lien Document and each Second Priority Lien Document extant at the time of the issuance or incurrence thereof).

“First Lien Priority” means Indebtedness that is secured by a Lien that is (a) senior in priority to the Liens on the Collateral securing the Notes and the Note Guarantees and (b) subject to the First Priority/Second Priority Intercreditor Agreement.

“First Priority Collateral” means all assets of any grantor in respect of which a Lien on the Collateral is granted as security for any First Priority Lien Obligations.

“First Priority Collateral Agent” shall mean such agent or trustee as is designated as such by First Priority Lien Secured Parties pursuant to the terms of the First Priority Intercreditor Agreement (if then in effect) and the First Priority Lien Documents.  As of the Issue Date, the First Priority Collateral Agent is JPMorgan Chase Bank, N.A.

“First Priority Indebtedness” means Indebtedness of an Issuer or a Guarantor constituting First Priority Lien Obligations.

“First Priority Intercreditor Agreement” means the intercreditor agreement, dated as of November 6, 2017, among the First Lien Notes Collateral Agent, the Authorized Representative of the holders of the Senior Credit Facilities Obligations, the representatives of each other series of First Priority Lien Obligations, the Issuers and the Guarantors party thereto from time to the time, as amended, amended and restated, supplemented, waived, modified, renewed or replaced from time to time.

“First Priority Lien Documents” means the Secured Credit Documents with respect to any series of First Priority Lien Obligations.

“First Priority Lien Obligations” means (i) the First Lien Notes Obligations, (ii) the Senior Credit Facilities Obligations, and (iii) any Additional First Priority Lien Obligations (provided that First Priority Lien Obligations shall exclude any such obligations the incurrence or issuance of which was not permitted under each First Priority Lien Document and each Second Priority Lien Document extant at the time of the issuance or incurrence thereof).

“First Priority Lien Secured Parties” means the holders of the First Lien Notes Obligations, the holders of the Senior Credit Facilities Obligations, and the holders of any Additional First Priority Lien Obligations.

“First Priority Lien Security Documents” means the First Priority/Second Priority Intercreditor Agreement, the security documents granting a security interest in any assets of any Person to secure any First Priority Lien Obligations, and each agreement entered into in favor of the First Lien Notes Collateral Agent, the Senior Credit Facilities Collateral Agent or any other Collateral Agent for the purpose of securing any series of First Priority Lien Obligations.

 “First Priority/Second Priority Intercreditor Agreement” means the intercreditor agreement, dated as of the Issue Date, among the Authorized Representative of the holders of the Senior Credit Facilities Obligations, the First Lien Notes Collateral Agent, the representatives of each other series of First Priority Lien Obligations outstanding on the Issue Date, the Trustee, the Notes Collateral Agent, the Issuers and the Guarantors party thereto from time to the time, as amended, amended and restated, supplemented, waived, modified, renewed or replaced from time to time.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)
the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations, but excluding the amortization or write-off of debt issuance costs; plus

(2)	the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)
any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (other than a pledge of Equity Interests of an Unrestricted Subsidiary to secure Non-Recourse Debt of such Unrestricted Subsidiary), whether or not such Guarantee or Lien is called upon; plus

(4)
the product of (a) all dividends, whether paid or accrued (but, in the case of accrued, only in the case of (x) Preferred Stock of any Restricted Subsidiary of such Person that is not a Guarantor or (y) Disqualified Stock of such Person or of any of its Restricted Subsidiaries) and whether or not in cash, on any series of Disqualified Stock of such Person or on any series of Preferred Stock of such Person’s Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of such Person or to such Person or to a Restricted Subsidiary of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Foreign Subsidiary” means any Subsidiary (which may be a corporation, limited liability company, partnership or other legal entity) organized under the laws of a jurisdiction outside the United States, other than any such entity that is (whether as a matter of law, pursuant to an election by such entity or otherwise) treated as a partnership in which the Issuer, the Co-Issuer or any Guarantor is a partner or as a branch of the Issuer, the Co-Issuer or any Guarantor for United States income tax purposes.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which were in effect on July 17, 2006.

“Global Note Legend” means the legend set forth in Section 2.07(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A, issued in accordance with Section 2.01 or Section 2.07.

“Government Securities” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.

“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.

“Guarantors” means:

(1)	each direct and indirect Restricted Subsidiary of the Company (other than the Co-Issuer) that Guarantees any Indebtedness under the Credit Agreement on the Issue Date; and

(2)	any other Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture;

and their respective successors and assigns until released from their obligations under their Note Guarantees and this Indenture in accordance with the terms of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to interest rates;

(2)	commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements with respect to commodity prices; and

(3)	foreign exchange contracts, currency swap agreements and other agreements or arrangements with respect to foreign currency exchange rates.

“Holder” means a Person in whose name a Note is registered.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Company and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock (to the extent provided for when the Indebtedness or Disqualified Stock or Preferred Stock on which such interest or dividend is paid was originally issued) shall be considered an Incurrence of Indebtedness; provided that in each case the amount thereof is for all other purposes included in the Fixed Charges and Indebtedness of the Company or its Restricted Subsidiary as accrued.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of banker’s acceptances;

(4)	in respect of Capital Lease Obligations and Attributable Debt;

(5)
in respect of the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable; provided that Indebtedness shall not include any Earn-out Obligation or obligation in respect of purchase price adjustment, except to the extent that the contingent consideration relating thereto is not paid within 15 Business Days after the contingency relating thereto is resolved;

(6)	representing Hedging Obligations;

(7)	representing Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends; or

(8)	in the case of a Subsidiary of such Person, representing Preferred Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends,

if and to the extent any of the preceding items (other than letters of credit and other than pursuant to clauses (4), (5), (6), (7) or (8)) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) other than a pledge of Equity Interests of an Unrestricted Subsidiary to secure Non-Recourse Debt of such Unrestricted Subsidiary; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, and (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person; provided further that any obligation of the Company or any Restricted Subsidiary in respect of minimum guaranteed commissions, or other similar payments, to clients, minimum returns to clients or stop loss limits in favor of clients or indemnification obligations to clients, in each case pursuant to contracts to provide services to clients entered into in the ordinary course of business, shall be deemed not to constitute Indebtedness. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as applicable, as if such Disqualified Stock or Preferred Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture.

The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:

(1)	the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2)	the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Purchasers” means any initial purchasers of Additional Notes, if any, under any applicable Purchase Agreement.

“Insignificant Subsidiary” means any Subsidiary of the Company that has total assets of not more than $1.0 million and that is designated by the Company as an “Insignificant Subsidiary;” provided that the total assets of all Subsidiaries that are so designated, as reflected on the Company’s most recent consolidating balance sheet prepared in accordance with GAAP, may not in the aggregate at any time exceed $10.0 million.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, which is not also a QIB.

“Intercreditor Agreements” means the First Priority/Second Priority Intercreditor Agreement, the Pari Passu Intercreditor Agreement (if then in effect) and the Junior Priority Intercreditor Agreement (if then in effect).

“Investment Grade” means both BBB- or higher by S&P and Baa3 or higher by Moody’s, or the equivalent of such ratings by S&P or Moody’s, or, if either S&P and Moody’s is not providing a rating on the Notes at any time, the equivalent of such rating by another nationally recognized statistical ratings organization.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans or other extensions of credit (including Guarantees), advances, capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

If the Company or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investment in such Subsidiary not sold or disposed of. The acquisition by the Company or any of its Restricted Subsidiaries of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person.

“Issue Date” means the original issuance date of the Notes under this Indenture.

 “Junior Priority Lien Collateral Agent” means, with respect to any series of Junior Priority Lien Obligations, the trustee, administrative agent, collateral agent or other debt representative for such series of Junior Priority Lien Obligations, or any successor agent or trustee as is designated under the Junior Priority Lien Security Documents.

“Junior Priority Lien Documents” means, with respect to any series of Junior Priority Lien Obligations, the notes, guarantees, indentures, security documents and other operative agreements evidencing or governing such Junior Priority Lien Obligations, including each agreement entered into for the purpose of securing any series of Junior Priority Lien Obligations, and including the Junior Priority Lien Security Documents.

“Junior Priority Lien Intercreditor Agreement” means an intercreditor agreement, substantially in the form attached as Exhibit G hereto, among the Notes Collateral Agent, the representatives of each other series of Second Priority Lien Obligations that become party to the agreement, the representative or representatives of the holders of Junior Priority Lien Obligations, and the Issuers and the Guarantors party thereto from time to time, as amended, amended and restated, supplemented, waived, modified, renewed or replaced from time to time.

 “Junior Priority Lien Obligations” means any Indebtedness and other Obligations that are secured by Liens on the Collateral ranking junior in priority to the Liens securing the Notes and the Note Guarantees, including without limitation all obligations under the Junior Priority Lien Documents.

“Junior Priority Lien Security Documents” means the Junior Priority Lien Intercreditor Agreement, the security documents granting a security interest in any assets of any Person to secure any Junior Priority Lien Obligations, and each other agreement entered into in favor of any Junior Priority Lien Collateral Agent for the purpose of securing any series of Junior Priority Lien Obligations, as each may be amended, restated, supplemented or otherwise modified from time to time.

“Issuers” means the Company and the Co-Issuer.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed.

“Legended Regulation S Global Note” means a global Note in the form of Exhibit A, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Margin Stock” has the meaning specified in Regulation U of the Board of Governors of the Federal Reserve System.

“Master Lease” means that certain Master Lease, dated April 24, 2015, between CSL National, LP and the other entities set forth thereto, as Landlords, and Windstream Parent, as tenant, as amended, modified and supplemented from time to time.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

(1)
any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any sale of assets outside the ordinary course of business of such Person; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)	any extraordinary or non-recurring gain, loss, expense or charge (including any one-time expenses related to the Transactions), together with any related provision for taxes.

“Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale and the sale or other disposition of any such non-cash consideration, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness or other liabilities secured by a Lien on the asset or assets that were the subject of such Asset Sale or required to be paid as a result of such sale (except if such asset or assets constitute Collateral), (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (5) in the case of any Asset Sale by a Restricted Subsidiary of the Company, payments to holders of Equity Interests in such Restricted Subsidiary in such capacity (other than such Equity Interests held by the Company or any Restricted Subsidiary thereof) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Equity Interests in such Restricted Subsidiary held by the Company or any Restricted Subsidiary thereof and (6) appropriate amounts to be provided by the Company or its Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP; provided that (a) excess amounts set aside for payment of taxes pursuant to clause (2) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (b) amounts initially held in reserve pursuant to clause (6) no longer so held, shall, in the case of each of subclause (a) and (b), at that time become Net Proceeds.

“Non-Recourse Debt” means Indebtedness:

(1)
as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than a pledge of the Equity Interests of the Unrestricted Subsidiary that is the obligor thereunder, (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)
no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3)
as to which either (a) the explicit terms provide that there is no recourse against any of the assets of the Company or any Restricted Subsidiary thereof or (b) the lenders have been notified in writing that they shall not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries, in each case other than recourse against the Equity Interests of the Unrestricted Subsidiary that is the obligor thereunder.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means a Guarantee of the Notes pursuant to this Indenture.

“Note Redemptions” means the redemption by the Company of $400 million outstanding aggregate principal amount of its 8.125% Senior Notes due 2018 pursuant to a notice of redemption dated April 24, 2015, and the redemption by PAETEC Holding, LLC, a wholly-owned subsidiary of the Company, of $450 million outstanding aggregate principal amount of its 9 7/8% Senior Notes due 2018 pursuant to a notice of redemption dated April 24, 2015.

“Notes” means the 10.500% Senior Second Lien Notes due 2024 of the Company issued on the date hereof and any Additional Notes.  The Notes issued on the date hereof and the Additional Notes, if any, shall be treated as a single class for all purposes under this Indenture.

“Notes Authorized Representative” means Wilmington Trust, National Association in its capacity as Trustee, as representative of the Notes Obligations under the Pari Passu Intercreditor Agreement.

“Notes Collateral Agent” means Wilmington Trust, National Association in its capacity as collateral agent for the Notes, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

“Notes Escrowed Proceeds” has the meaning set forth in the definition of “Permitted Escrow Notes.”

“Notes Obligations” means Obligations with respect to the Notes, the Note Guarantees, this Indenture and the Security Documents relating to the Notes and the Note Guarantees.

“Notes SPV” means a wholly-owned Domestic Subsidiary of the Company that is formed for the sole purpose of issuing Permitted Escrow Notes, has no material assets or liabilities other than Permitted Escrow Notes and Notes Escrowed Proceeds and engages in no business activities.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandums” means the offering memorandum, dated June 15, 2018, relating to the exchange of outstanding 7.75% senior notes due 2020 of the Issuers for the Notes, as supplemented and amended by the first supplement dated as of July 16, 2018.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Issuers or an Issuer, as applicable, by at least two Officers of each of the Issuers or such Issuer, as applicable, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Issuers or such Issuer, as applicable, that meets the requirements of this Indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee (who may be counsel to or an employee of the Company) that meets the requirements of this Indenture.

“Pari Passu Indebtedness” means Indebtedness of an Issuer or a Guarantor constituting Second Priority Lien Obligations.

“Pari Passu Intercreditor Agreement” means an intercreditor agreement, substantially in the form attached as Exhibit F hereto, among the Trustee, the Notes Collateral Agent, the representatives of each other series of Second Priority Lien Obligations that become party to the agreement, and the Issuers and the Guarantors party thereto from time to time, as amended, amended and restated, supplemented, waived, modified, renewed or replaced from time to time.

“Pari Passu Lien Priority” means Indebtedness that is secured by a Lien that is (a) equal in priority to the Liens on the Collateral securing the Notes and the Note Guarantees and (b) subject to the First Priority/Second Priority Intercreditor Agreement and the Pari Passu Intercreditor Agreement (if then in effect).

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business” means any business conducted or proposed to be conducted (as described in the Offering Memorandum) by the Company and its Restricted Subsidiaries on the Issue Date and other businesses reasonably related thereto or a reasonable extension or expansion thereof.

“Permitted Escrow Notes” means Indebtedness of the Company or any Notes SPV, in each case that is permitted pursuant to the Indenture and that is in the form of senior or subordinated notes (a) 100% of the net proceeds of the issuance of which (together with the amounts described in subclauses (x) and (y) of the following clause (i), the “Notes Escrowed Proceeds”) is and remains deposited to an account (a “Notes Escrow Account”) of the issuer of such Indebtedness (i) into which no other funds (other than (x) such additional amounts as are necessary to satisfy the issuer’s obligations under any Permitted Mandatory Redemption Provision and (y) interest earned on the Notes Escrowed Proceeds) are deposited and (ii) that is subject to customary escrow arrangements providing for the prepayment or redemption of such Indebtedness with the Notes Escrowed Proceeds in certain circumstances (a “Permitted Mandatory Redemption Provision”) (and otherwise providing for the release of the Notes Escrowed Proceeds to the issuer of such Indebtedness or any Issuer or Guarantor), (b) that is secured, if at all, solely by Permitted Liens on such Notes Escrow Account and the Notes Escrowed Proceeds held therein, and (c) that, for so long as the Senior Credit Facilities Obligations remain outstanding, constitutes “Permitted Escrow Notes” as defined in the Credit Agreement.

“Permitted Investments” means:

(1)	any Investment in the Company or in a Restricted Subsidiary of the Company;

(2)	any Investment in Cash Equivalents;

(3)	any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of the Company; or

(b)
such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)
any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10; provided that such Investments shall be pledged as Collateral to the extent the assets subject to such Asset Sale constituted Collateral;

(5)
Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes;

(6)
any Investment acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7)
advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business;

(8)
Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(9)	advances to employees not in excess of $5.0 million outstanding at any one time in the aggregate;

(10)
commission, payroll, travel and similar advances to officers and employees of the Company or any of its Restricted Subsidiaries that are expected at the time of such advance ultimately to be recorded as an expense in conformity with GAAP;

(11)	Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(12)
other Investments in any Person other than any Unrestricted Subsidiary of the Company (provided that any such Person is either (i) not an Affiliate of the Company or (ii) is an Affiliate of the Company (A) solely because the Company, directly or indirectly, owns Equity Interests in, or controls, such Person or (B) engaged in bona fide business operations and is an Affiliate solely because it is under common control with the Company) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) since July 17, 2006 and then outstanding, not to exceed the greater of (x) 5.0% of Total Assets and (y) $375.0 million at the time of such Investment; provided, however, that if an Investment pursuant to this clause (12) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of the Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above, and shall cease to have been made pursuant to this clause (12); and

(13)	[Reserved].

“Permitted Liens” means:

(1)
Liens securing First Priority Lien Obligations and/or Second Priority Lien Obligations permitted to be incurred under this Indenture in an amount when created or Incurred, together with the amount of all other obligations secured by a Lien under this clause (1) at that time outstanding (and any Permitted Refinancing Indebtedness Incurred in respect thereof) and (in the case of clause (B) only) any Liens securing obligations in respect of the 6.75% Notes due 2028 of AC Holdings, not to exceed the greater of (A) the sum of (i) the amount of Indebtedness Incurred and outstanding at such time under Section 4.09(b)(i), (iii), (iv) and (xv) plus (ii) the amount of Indebtedness available for Incurrence at such time under Section 4.09(b)(i), (iii), (iv) and (xv) and (B) the product of (x) 2.50 and (y) the Company’s Consolidated Cash Flow for the most recent four fiscal quarters for which internal financial statements are available at such time, which Consolidated Cash Flow shall be calculated on a pro forma basis in the manner set out in clause (a) of the definition of “Consolidated Leverage Ratio”; provided that, with respect to any such Liens securing First Priority Lien Obligations pursuant to this clause (1), at the time of the Incurrence of such First Priority Lien Obligations, and after giving effect thereto, the Consolidated First Lien Leverage Ratio would be no greater than 2.00 to 1.00; provided, further, that (i) if any such Indebtedness has First Lien Priority or Pari Passu Lien Priority relative to the Notes with respect to the Collateral, then it shall not be secured by any other assets that do not constitute Collateral, and (ii) (A) in the case of any such Liens securing First Priority Lien Obligations, such First Priority Lien Obligations shall be subject to the First Priority/Second Priority Intercreditor Agreement, and (B) in the case of any such Liens securing Second Priority Lien Obligations, such Second Priority Lien Obligations shall be subject to the First Priority/Second Priority Intercreditor Agreement and the Pari Passu Intercreditor Agreement;

(2)	Liens in favor of any Issuer or Guarantor;

(3)
Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary thereof; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(4)
Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary thereof; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Company or the Restricted Subsidiary;

(5)	[Reserved];

(6)
Liens existing on the Issue Date (excluding any such Liens securing Indebtedness under the Credit Agreement, the Notes, the 2025 Second Lien Notes or any Additional Notes or, in each case, any Guarantees thereof);

(7)	Liens securing Permitted Refinancing Indebtedness; provided that such Liens do not extend to any property or assets other than the property or assets that secure the Indebtedness being refinanced;

(8)	pledges of Equity Interests of an Unrestricted Subsidiary securing Non-Recourse Debt of such Unrestricted Subsidiary;

(9)
Liens on cash or Cash Equivalents securing Hedging Obligations of the Company or any of its Restricted Subsidiaries (a) that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, or (b) securing letters of credit that support such Hedging Obligations;

(10)	Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other social security obligations;

(11)
Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, or other similar obligations arising in the ordinary course of business;

(12)
survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of Indebtedness, and which in the aggregate do not materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by the Company or any of its Restricted Subsidiaries;

(13)
judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(14)
Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;

(15)
Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary thereof on deposit with or in possession of such bank;

(16)
any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense (other than any property that is the subject of a Sale and Leaseback Transaction);

(17)	Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP;

(18)	Liens arising from precautionary UCC financing statements regarding operating leases or consignments;

(19)	Liens securing obligations that do not exceed $15.0 million at any one time outstanding; and

(20)
Liens securing any Junior Priority Lien Obligations permitted to be Incurred under this Indenture; provided that such Junior Priority Lien Obligations shall not be secured by any other assets that do not constitute Collateral and such Junior Priority Lien Obligations shall be subject to the Junior Priority Lien Intercreditor Agreement.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)
the amount of such Permitted Refinancing Indebtedness does not exceed the amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2)
such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)
if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the Notes and is subordinated in right of payment to the Notes or the Note Guarantees, as applicable, on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4)
if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Notes or any Note Guarantees, such Permitted Refinancing Indebtedness is pari passu with, or subordinated in right of payment to, the Notes or such Note Guarantees; and

(5)
such Indebtedness is Incurred either (a) by either Issuer or any Guarantor or (b) by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.

“Private Placement Legend” means the legend set forth in Section 2.07(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Purchase Agreement” means, with respect to any offering of Additional Notes, the purchase agreement, if any, entered into in connection with such offering by the Issuers, the Guarantors and the Initial Purchasers of such Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Ratings Decline Period” means the period that (i) begins on the earlier of (a) the date of the first public announcement of the occurrence of a Change of Control or of the intention by the Company or a shareholder of the Company, as applicable, to effect a Change of Control or (b) the occurrence thereof and (ii) ends 60 days following consummation of such Change of Control; provided that such period shall be extended for so long as the rating of the Notes, as noted by the applicable rating agency, is under publicly announced consideration for downgrade by the applicable rating agency.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Legended Regulation S Global Note or an Unlegended Regulation S Global Note, as appropriate.

“Regulated Subsidiary” means a Subsidiary of the Company as to which the consent of a governmental authority is required for any acquisition of control or change of control thereof.

 “Replacement Assets” means (1) non-current assets (including any such assets acquired by capital expenditures) that shall be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or the Voting Stock of any Person engaged in a Permitted Business that is or shall become on the date of acquisition thereof a Restricted Subsidiary of the Company.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject; and when used with respect to the Notes Collateral Agent, means any officer within the corporate trust department of the Notes Collateral Agent (or any successor group of the Notes Collateral Agent) or any other officer of the Notes Collateral Agent customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject; and provided in any case only if such Persons shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend or the legend set forth in Section 2.07(h).

“Restricted Global Note” means a Global Note bearing the Private Placement Legend or the legend set forth in Section 2.07(h).

“Restricted Notes Legend” means the legend set forth in Section 2.07(g)(i) and, in the case of the Regulation S Global Note, the legend set forth in Section 2.07(h).

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary. For the avoidance of doubt, the Co-Issuer shall constitute a Restricted Subsidiary of the Company under this Indenture, and the Co-Issuer shall not be designated as an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“RUS” means the United States of America, acting through the Administrator of the Rural Utilities Service, and its successors.

“RUS Grant and Security Agreements” means the Broadband Initiatives Program Grant and Security Agreements, dated as of October 21, 2010, by and among the Company, certain Subsidiaries of the Company and the RUS, as modified by the RUS Approval Letter dated September 14, 2010, with such changes as, taken as a whole, shall not be materially adverse to the Holders or the Company or its Subsidiaries, taken as a whole.

“RUS Grant Funds” means any funds disbursed by the RUS to any RUS Grantee pursuant to a RUS Grant and Security Agreement.

“RUS Grantee” means the Company and any Subsidiary which is party to a RUS Grant and Security Agreement.

“RUS Pledged Deposit Account” means any deposit account of a RUS Grantee that is required to be pledged to the RUS under a RUS Grant and Security Agreement, but only if such deposit account holds only (i) RUS Grant Funds and (ii) additional funds required to be contributed by the RUS Grantees under the RUS Grant and Security Agreement, such amount not to exceed 25% of the average aggregate amount of funds under clauses (i) and (ii) of this definition.

“S&P” means Standard & Poor’s Ratings Services and its successors.

“Sale and Leaseback Transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or otherwise transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred; provided that, for the avoidance of doubt, for all purposes under this Indenture, each Spin-Off Transaction, any series of the Spin-Off Transaction or the Spin-Off Transactions as a whole, including the entry into and performance of the Master Lease, shall not constitute a Sale and Leaseback Transaction.

“Second Debt-for-Equity Exchange” means the disposal on June 24, 2016, by the Company of 14,681,071 shares of Uniti common stock to the Company’s creditors in exchange for the satisfaction of certain of its outstanding debt, which common stock were sold in an SEC-registered offering subsequently.

“Second Priority Collateral” means all assets of any grantor in respect of which a Lien on the Collateral is granted as security for any Second Priority Lien Obligations.

“Second Priority Collateral Agent” shall mean such agent or trustee as is designated as such by Second Priority Lien Secured Parties pursuant to the terms of the Pari Passu Intercreditor Agreement or any other applicable intercreditor agreement among the Second Priority Lien Secured Parties (if then in effect) or by Second Priority Lien Secured Parties holding a majority in principal amount of the Second Priority Lien Obligations then outstanding (if no such intercreditor agreement is then in effect).  As of the Issue Date, the Second Priority Collateral Agent will be Wilmington Trust, National Association, as notes collateral agent for the 2025 Second Lien Notes.

“Second Priority Lien Documents” means the Secured Credit Documents with respect to any series of Second Priority Lien Obligations.

“Second Priority Lien Obligations” means (i) all Obligations with respect to the Notes and the Note Guarantees, and (ii) any Additional Second Priority Lien Obligations (provided that Second Priority Lien Obligations shall exclude any such obligations the incurrence or issuance of which was not permitted under each First Priority Lien Document and each Second Priority Lien Document extant at the time of the issuance or incurrence thereof).

“Second Priority Lien Secured Parties” means the Trustee, the Notes Collateral Agent, the holders of the Notes, the holders of the 2025 Second Lien Notes, the trustee and collateral agent for the 2025 Second Lien Notes and the holders of the Additional Second Priority Lien Obligations.

“Second Priority Lien Security Documents” means the Intercreditor Agreements, the Security Documents and each other agreement entered into in favor of the Second Priority Collateral Agent or any other Collateral Agent for the purpose of securing any series of Second Priority Lien Obligations.

“Secured Credit Document” means (i) the Credit Agreement and each Loan Document (as defined in the Credit Agreement), (ii) the Existing Secured Bond Documents, (iii) the First Lien Notes Documents, (iv) each Additional First Priority Lien Document, (v) this Indenture, the Notes, the Note Guarantees and the Security Documents, and (vi) each Additional Second Priority Lien Document.

“Security Agreement” means the Security Agreement, dated as of the Issue Date, among the Issuers, the other grantors party thereto and the Notes Collateral Agent, as it may be amended, restated, supplemented or otherwise modified in accordance with this Indenture from time to time.

“Security Documents” means the Security Agreement and any other security documents granting a security interest in any assets of any Person to secure the Indebtedness and related Obligations under the Notes and the related Note Guarantees, as each may be amended, restated, supplemented or otherwise modified in accordance with this Indenture from time to time.

“Senior Credit Facilities” means the senior secured term loan credit facility and senior secured revolving credit facility under the Credit Agreement.

“Senior Credit Facilities Collateral Agent” means the collateral agent under the Senior Credit Facilities, or any successor agent as designated under the Credit Agreement and the related security documents.

“Senior Credit Facilities Obligations” means “Facility Obligations” as defined in the Credit Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Restricted Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act.

“Spin-Off” means the distribution on April 24, 2015 by Windstream Parent of approximately 80.4% of the outstanding shares of Uniti common stock pro rata to holders of its common stock.

“Spin-Off and Subsequent Restricted Payments” means the Restricted Payments made by the Company in connection with and following the Spin-Off and prior to the date hereof, including cash distributions to Windstream Parent to fund lease payments by Windstream Parent under the Master Lease and to fund dividends by Windstream Parent to its stockholders.

“Spin-Off Transactions” means the transactions described under “Summary—The Spin-Off Transactions” in the Offering Memorandum, including the Distribution, the Note Redemptions, the Spin-Off, the Debt-for-Debt Exchange, the First Debt-for-Equity Exchange, the Second Debt-for-Equity Exchange, the entry into and performance of the obligations under the Master Lease, and the Spin-Off and Subsequent Restricted Payments.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Debt” means any Indebtedness of either Issuer or any Guarantor which is subordinated in right of payment to the Notes or the related Note Guarantees, as applicable, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any specified Person:

(1)
any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)
any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Total Assets” means the total assets of the Company and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Company prepared in conformity with GAAP but excluding the value of any outstanding Restricted Investments or Investments made under clause (12) of the definition of Permitted Investments.

“TIA” means the Trust Indenture Act of 1939, as amended.

“Transactions” means the contribution of all of Alltel’s wireline assets to Windstream Corporation, a Delaware corporation and the predecessor to the Company (“Windstream Corp.”)  in exchange for, among other things, senior notes and all of the stock of Windstream Corp., the distribution of such stock to Alltel’s shareholders and exchange of notes for other debt securities of Alltel, the merger of Windstream Corp. with and into Valor, and the entry into the Credit Agreement and the borrowings thereunder on June 17, 2006 and the offering of such notes each as described under the heading “Description of the Transactions” in the offering memorandum dated June 28, 2006 relating to the issuance of such notes.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term of the Notes to June 30, 2020; provided, however, that if the then remaining term of the Notes to June 30, 2020 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term of the Notes to June 30, 2020 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means Wilmington Trust, National Association in its capacity as trustee for the Notes, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Notes Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the terms “Uniform Commercial Code” and “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Uniti” means Uniti Group, Inc.

“Unlegended Regulation S Global Note” means a permanent global Note in the form of Exhibit A, bearing the Global Note Legend, deposited with or on behalf of and registered in the name of the Depositary or its nominee and issued upon expiration of the Restricted Period.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A, that bears the Global Note Legend, that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, that is deposited with or on behalf of and registered in the name of the Depositary and that does not bear the Private Placement Legend or the legend set forth in Section 2.07(h).

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with Section 4.16 and any Subsidiary of such Subsidiary.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Valor” means Valor Communications Group, Inc., a Delaware corporation.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is ordinarily entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)
the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

“Windstream Parent” means Windstream Holdings, Inc., a Delaware corporation.

Section 1.02.   Other Definitions.

Term	Defined in Section
“Act”	13.14
“Affiliate Transaction”	4.11
“Asset Sale Offer”	4.10
“Authentication Order”	2.02
“Automatic Exchange”	2.07
“Automatic Exchange Date”	2.07
“Basket Period”	4.07
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Covenant Defeasance”	8.03

Term	Defined in Section
“Credit Facility Refinancing”	4.09
“DTC”	2.01
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Excess Proceeds Trigger Date”	4.10
“Investment Grade Rating Event”	10.04
“Legal Defeasance”	8.02
“Offer Amount”	3.08
“Offer Period”	3.08
“offshore transaction”	2.07
“Paying Agent”	2.04
“Payment Default”	6.01
“Permitted Debt”	4.09
“Purchase Date”	3.08
“Redemption Premium”	3.07(b)
“Registrar”	2.04
“Related Proceedings”	13.09
“Repurchase Offer”	3.08
“Restricted Payments”	4.07
“Specified Courts”	13.09
“Successor Company”	5.01
“Successor Guarantor”	11.04

Section 1.03.   Inapplicability of Trust Indenture Act.

No provisions of the TIA are incorporated by reference in or made a part of this Indenture unless explicitly incorporated by reference. Unless specifically provided in this Indenture, no terms that are defined under the TIA have such meanings for purposes of this Indenture.

Section 1.04.   Rules of Construction.

Unless the context otherwise requires:

(a)	a term has the meaning assigned to it;

(b)	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)	“or” is not exclusive;

(d)	words in the singular include the plural, and in the plural include the singular;

(e)	“herein”, “hereof” and other word of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

(f)	all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated; and

(g)	references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

ARTICLE TWO
THE NOTES

Section 2.01.   Form and Dating.

(a)           General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note shall be dated the date of its authentication.  The Notes shall be issued in registered form without interest coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)           Global Notes.  The Notes issued in global form shall be substantially in the form of Exhibit A, (and shall include the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  The Notes issued in definitive form shall be substantially in the form of Exhibit A (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or, if the Custodian and the Trustee are not the same Person, by the Custodian at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.

(c)           Regulation S Global Notes.  The Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Legended Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for The Depository Trust Company (“DTC”) in New York, New York, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided.  Following the termination of the Restricted Period, beneficial interests in the Legended Regulation S Global Note may be exchanged for beneficial interests in Unlegended Regulation S Global Notes pursuant to Section 2.07 and the Applicable Procedures.  Simultaneously with the authentication of Unlegended Regulation S Global Notes, the Trustee shall cancel the Legended Regulation S Global Note.  The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d)           Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

(e)           Form of Initial Notes.  The Notes issued on the date of this Indenture shall initially be issued in the form of one or more Restricted Global Notes.

Section 2.02.   Execution and Authentication.

One Officer of each Issuer shall sign the Notes for such Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee.  Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.

The Issuers may, subject to Article Four of this Indenture and applicable law, issue Additional Notes under this Indenture.  The Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture; provided that, if the Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, the Additional Notes will have separate CUSIP and ISIN numbers.

At any time and from time to time after the execution of this Indenture, the Trustee shall, upon receipt of a written order of the Issuers signed by an Officer of each Issuer (an “Authentication Order”), authenticate Notes for (i) original issue in an aggregate principal amount specified in such Authentication Order and (ii) Additional Notes in such amounts as may be specified from time to time without limit, so long as such issuance is permitted under Article Four of this Indenture and applicable law.  The Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.  In addition, the Trustee shall authenticate upon receipt of an Authentication Order other Notes issued in exchange therefor from time to time.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03.   Methods of Receiving Payments on the Notes.

If a Holder has given wire transfer instructions to the Issuers, the Issuers shall pay all principal, interest and premium, if any, on that Holder’s Notes in accordance with those instructions.  All other payments on Notes shall be made at the office or agency of the Paying Agent and Registrar within the United States of America unless the Issuers elect to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Section 2.04.   Registrar and Paying Agent.

(a)           The Issuers shall maintain a registrar with an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and a paying agent with an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Issuers may appoint one or more co‑registrars and one or more additional paying agents.  The term “Registrar” includes any co‑registrar and the term “Paying Agent” includes any additional paying agent.  The Issuers may change any Paying Agent or Registrar without prior notice to any Holder.  The Issuers shall promptly notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

(b)           The Issuers initially appoint DTC to act as Depositary with respect to the Global Notes.

(c)           The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.05.   Paying Agent to Hold Money in Trust.

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall promptly notify the Trustee of any default by the Issuers in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or one of their Subsidiaries) shall have no further liability for the money.  If an Issuer or one of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes.

Section 2.06.   Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a).  If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.07.   Transfer and Exchange.

(a)           Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes shall be exchanged by the Issuers for Definitive Notes if (i) the Depositary (A) notifies the Issuers that it is unwilling or unable to continue as Depositary for the Global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act, and in each case the Issuers fail to appoint a successor Depositary within 90 days after the date of such notice from the Depositary; (ii) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of Definitive Notes, subject to the procedures of the Depositary; provided that in no event shall the Legended Regulation S Global Note be exchanged by the Issuers for Definitive Notes other than in accordance with Section 2.07(c)(ii); or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes.  Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  In addition, beneficial interests in a Global Note may be exchanged for Definitive Notes upon request of a Participant (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with the customary procedures of the Depositary and in compliance with this Section 2.07. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except as provided in this Section 2.07.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b) or (c) hereof.

(b)           Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)            Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Legended Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).

(ii)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Legended Regulation S Global Note other than in accordance with Section 2.07(c)(ii).  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Notes pursuant to Section 2.07(i).

(iii)          Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:

(A)          if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof; and

(B)          if the transferee shall take delivery in the form of a beneficial interest in a Legended Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof.

(iv)          Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (1)(a) thereof; or

(B)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in subparagraphs (A) or (B) above, if the Registrar or the Issuers so request or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar and the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraphs (A) or (B) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraphs (A) or (B) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(v)           Automatic Exchange from Global Note Bearing Restricted Notes Legend to Global Note Not Bearing Restricted Notes Legend.  Upon the Issuers’ satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, beneficial interests in a Restricted Global Note may be automatically exchanged into beneficial interests in an Unrestricted Global Note without any action required by or on behalf of the Holder (the “Automatic Exchange”) at any time on or after the date that is the 366th calendar day after (1) with respect to the Notes issued on the Issue Date, the Issue Date or (2) with respect to Additional Notes, if any, the issue date of such Additional Notes, or, in each case, if such day is not a Business Day, on the next succeeding Business Day (the “Automatic Exchange Date”).  Subject to the Issuers’ satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, the Issuers shall (a) provide written notice to DTC and the Trustee at least fifteen (15) calendar days prior to the Automatic Exchange Date, instructing DTC to exchange all of the outstanding beneficial interests in a particular Restricted Global Note to an Unrestricted Global Note, which the Company shall have previously otherwise made eligible for exchange with DTC, (b) provide prior written notice to each Holder at such Holder’s address appearing in the register of Holders at least fifteen (15) calendar days prior to the Automatic Exchange Date, which notice must include (w) the Automatic Exchange Date, (x) the section of this Indenture pursuant to which the Automatic Exchange shall occur, (y) the “CUSIP” number of the Restricted Global Note from which such Holder’s beneficial interests will be transferred and (z) the “CUSIP” number of the Unrestricted Global Note into which such Holder’s beneficial interests will be transferred, and (c) on or prior to the Automatic Exchange Date, deliver to the Trustee for authentication one or more Unrestricted Global Notes, duly executed by the Issuers, in an aggregate principal amount equal to the aggregate principal amount of Restricted Global Notes to be exchanged into such Unrestricted Global Notes, accompanied by an Authentication Order.

(c)           Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)            Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (2)(a) thereof;

(B)          if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;

(C)          [Reserved];

(D)          [Reserved];

(E)           if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than that listed in subparagraph (B) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or

(F)           if such beneficial interest is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)           Beneficial Interests in Legended Regulation S Global Note to Definitive Notes.  A beneficial interest in the Legended Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the expiration of the Restricted Period, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii)          Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(b) thereof; or

(B)          if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in subparagraphs (A) or (B) above, if the Registrar or the Issuers so request or if the Applicable Procedures so require, an opinion of  counsel in form reasonably acceptable to the Registrar and the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv)          Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i), and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall not bear the Private Placement Legend.

(d)           Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)            Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (2)(b) thereof;

(B)          if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;

(C)           if such Restricted Definitive Note is being transferred to a Non‑U.S. Person in an “offshore transaction” in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B, including the certifications in item (2) thereof; or

(D)          if such Restricted Definitive Note is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof, the Trustee shall cancel the Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the appropriate 144A Global Note, and in the case of clause (C) above, the appropriate Regulation S Global Note.

(ii)           Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)          if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(c) thereof; or

(B)          if the Holder of such Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in subparagraphs (A) or (B) above, if the Registrar or the Issuers so request or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar and the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.07(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the applicable Unrestricted Global Note.

(iii)          Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (i), (ii)(A), (ii)(B) or (iii) above at a time when a Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)           Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

(i)            Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)          if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of

Exhibit B, including the certifications in item (1) thereof; and

(B)          if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii)           Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A)          if the Holder of such Restricted Definitive Note proposes to exchange such Note for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(d) thereof; or

(B)          if the Holder of such Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in subparagraphs (A) or (B) above, if the Registrar or the Issuers so request, an opinion of counsel in form reasonably acceptable to the Registrar and the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)          Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)            [Reserved]

(g)           Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)            Private Placement Legend.  Except as permitted below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE LAST “SETTLEMENT DATE” TO OCCUR PURSUANT TO THE EXCHANGE OFFERS IN WHICH SUCH SECURITY WAS ISSUED AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUERS OR ANY SUBSIDIARY OF THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER OR THE ISSUER ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE.

Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) to this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)           Global Note Legend.  Each Global Note shall bear a legend in substantially the following form:

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

(h)           Regulation S Global Note Legend. The Regulation S Global Note shall bear a legend in substantially the following form:

THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

(i)            Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(j)            General Provisions Relating to Transfers and Exchanges.

(i)            To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuers’ order or at the Registrar’s request.

(ii)           No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 3.08, 4.10, 4.14 and 9.05).

(iii)          The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)          All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid and legally binding obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)           The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Notes under Section 3.02 and ending at the close of business on the day of mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date or (D) to register the transfer of or to exchange a Note tendered and not withdrawn in connection with a Change of Control Offer or an Asset Sale Offer.

(vi)          Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(vii)         The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

(viii)        All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.

(ix)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(x)            Neither the Trustee nor any Agent shall have the responsibility for any actions taken or not taken by the Depositary.

Section 2.08.   Replacement Notes.

(a)           If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met.  An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee to protect the Trustee and in the judgment of the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuers and/or Trustee may charge for their expenses in replacing a Note.

(b)           Every replacement Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09.   Outstanding Notes.

(a)           The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding.  Except as set forth in Section 2.10, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note; however, Notes held by the Issuers or a Subsidiary thereof shall not be deemed to be outstanding for purposes of Section 3.07(c).

(b)           If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser or protected purchaser.

(c)           If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

(d)           If the Paying Agent (other than an Issuer, a Subsidiary of an Issuer or an Affiliate of any of the foregoing) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.10.   Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in conclusively relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.11.   Temporary Notes.

(a)           Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

(b)           Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.12.   Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its customary procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act).  Certification of the cancellation of all canceled Notes shall be delivered to the Issuers upon written request therefor.  The Issuers may not issue new Notes to replace Notes that the Issuers have paid or that have been delivered to the Trustee for cancellation.

Section 2.13.   Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01.  The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Issuers shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.14.   CUSIP Numbers.

The Issuers in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuers shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE THREE
REDEMPTION AND OFFERS TO
PURCHASE

Section 3.01.   Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07, the Issuers shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02.   Selection of Notes to Be Redeemed.

(a)           If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee deems fair and appropriate.  In the case of Global Notes, the Notes to be redeemed shall be selected in accordance with the Applicable Procedures.  In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

(b)           The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed.  No Notes in minimum amounts of $2,000 or less shall be redeemed in part.  Notes and portions of Notes selected shall be in minimum amounts of $2,000 or whole multiples of $1,000 in excess of $2,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.   Notice of Redemption.

(a)           At least 30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address (or in the case of global notes, delivered electronically in accordance with the procedures of the Depositary), except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture.

The notice shall identify the Notes to be redeemed and shall state:

(i)            the redemption date;

(ii)           the redemption price;

(iii)          if any Note is being redeemed in part, the portion of the principal amount at maturity of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note;

(iv)          the name and address of the Paying Agent;

(v)           that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and become due on the date fixed for redemption;

(vi)          that, unless the Issuers default in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

(vii)         the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(viii)        the CUSIP number, or any similar number, if any, printed on the Notes being redeemed; and

(ix)           that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

(b)           At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ name and at their expense; provided, however, that the Issuers shall have delivered to the Trustee, at least 45 days (or such shorter time as the Trustee may agree) prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.  The notice, if mailed or delivered in the manner provided herein shall be presumed to have been given, whether or not the Holder receives such notice.

Section 3.04.   Effect of Notice of Redemption.

Once notice of redemption is mailed or delivered in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.  Interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date, unless the Issuers default in making the applicable redemption payment.

Section 3.05.   Deposit of Redemption Price.

(a)           Not later than 12:00 p.m. (noon) Eastern Time on the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest, if any, on all Notes to be redeemed on that date.  The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed.

(b)           If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption.  If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06.   Notes Redeemed in Part.

Upon surrender and cancellation of a Note that is redeemed in part, the Issuers shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.  No Notes in minimum denominations of $2,000 or less shall be redeemed in part.

Section 3.07.   Optional Redemption.

(a)           At any time prior to June 30, 2020, the Issuers may redeem all or part of the Notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest, if any, to, but excluding, the date of redemption.

(b)           At any time on or after June 30, 2020, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below (the, “Redemption Premium”) plus accrued and unpaid interest, if any, thereon, to, but excluding, the applicable redemption date, if redeemed during the twelve-month period beginning on June 30 of the years indicated below:

Year	Percentage
2020	105.250%
2021	102.625%
2022 and thereafter	100.000%

(c)           At any time prior to June 30, 2020, the Issuers may redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes) at a redemption price of 110.500% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that: (1) at least 65% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes) must remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuers or their Subsidiaries); and (2) the redemption must occur within 90 days of the date of the closing of such Equity Offering.

(d)           Any redemption pursuant to this Section 3.07 shall be made in accordance with the provisions of Sections 3.01 through 3.06.

Section 3.08.   Repurchase Offers.

In the event that, pursuant to Section 4.10 or Section 4.14, the Issuers shall be required to commence an offer to all Holders to purchase all or a portion of their respective Notes (a “Repurchase Offer”), the Issuers shall follow the procedures specified in such Sections and, to the extent not inconsistent therewith, the procedures specified below.

The Repurchase Offer shall remain open for a period of no less than 30 days and no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 or 4.14 hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Repurchase Offer.  Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.

Upon the commencement of a Repurchase Offer, the Issuers shall mail (or deliver electronically) a notice to the Trustee and each of the Holders, with a copy to the Trustee.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer.  The Repurchase Offer shall be made to all Holders.  The notice, which shall govern the terms of the Repurchase Offer, shall state:

(i)            that the Repurchase Offer is being made pursuant to this Section 3.08 and Section 4.10 or Section 4.14 hereof, and the length of time the Repurchase Offer shall remain open;

(ii)           the Offer Amount, the purchase price and the Purchase Date;

(iii)          that any Note not tendered or accepted for payment shall continue to accrue interest, if any;

(iv)          that, unless the Issuers default in making such payment, any Note (or portion thereof) accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest, if any, after the Purchase Date;

(v)           that Holders electing to have a Note purchased pursuant to a Repurchase Offer may elect to have Notes purchased in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000;

(vi)          that Holders electing to have a Note purchased pursuant to any Repurchase Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book‑entry transfer, to the Issuers, a depositary, if appointed by the Issuers, or a paying agent at the address specified in the notice at least three days before the Purchase Date;

(vii)         that Holders shall be entitled to withdraw their election if the Issuers, the Depositary or the applicable paying agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(viii)        that, if the aggregate amount of Notes surrendered by Holders exceeds the Offer Amount, the  Issuer shall, subject in the case of a Repurchase Offer made pursuant to Section 4.10 to the provisions of Section 4.10, select the Notes to be purchased on a pro rata basis (with such adjustments as may be necessary so that only Notes in minimum denominations of $2,000, or integral multiples of $1,000 in excess of $2,000, shall be purchased); and

(ix)           that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book‑entry transfer).

On the Purchase Date, the Issuers shall, to the extent lawful, subject in the case of a Repurchase Offer made pursuant to Section 4.10 to the provisions of Section 4.10, accept for payment on a pro rata basis to the extent necessary, the Offer Amount of Notes (or portions thereof) tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes (or portions thereof) were accepted for payment by the Issuers in accordance with the terms of this Section 3.08.  The Issuers, the Depositary or the paying agent, as the case may be, shall promptly (but in any case not later than three days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of Notes tendered by such Holder, as the case may be, and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note.  The Trustee, upon written request from the Issuers shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the respective Holder thereof.  The Issuers shall publicly announce the results of the Repurchase Offer on the Purchase Date.

The Issuers shall comply with the requirements of Rule 14e‑1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Repurchase Offer.  To the extent that the provisions of any securities laws or regulations conflict with Section 3.08, 4.10 or 4.14, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 3.08, 4.10 or 4.14 by virtue of such compliance.

Section 3.09.   No Sinking Fund.

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE FOUR
COVENANTS

Section 4.01.   Payment of Notes.

(a)           The Issuers, jointly and severally, shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or one of its Subsidiaries, holds as of 12:00 p.m. (noon) Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

(b)           The Issuers, jointly and severally, shall pay interest (including post‑petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.   Maintenance of Office or Agency.

(a)           The Issuers shall maintain in the United States of America an office or agency (which may be an office of the Trustee or Registrar or agent of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served.  The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee; provided that, the Corporate Trust Office of the Trustee shall not be an office or agency of the Issuers for the purpose of service of legal process against either Issuer or any Guarantor.

(b)           The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the United States of America for such purposes.  The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)           The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.04 of this Indenture.

Section 4.03.   Reports.

(a)           The Company shall furnish to the Trustee and, upon request, to Holders, beneficial owners and prospective investors a copy of all of the information and reports referred to in clauses (i) and (ii) below within the time periods specified in the Commission’s rules and regulations:

(i)             all quarterly and annual financial information that is required to be contained in a filing with the Commission on Forms 10-Q and 10-K, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(ii)            all current reports that are required to be filed with the Commission on Form 8-K.

Whether or not required by the Commission, the Company shall comply with the periodic reporting requirements of the Exchange Act and shall file the reports specified in Section 4.03(a)(i) and Section 4.03(a)(ii) with the Commission within the time periods specified above unless the Commission shall not accept such a filing.  The Company agrees that it shall not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission shall not accept the Company’s filings for any reason, the Company shall post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company were required to file those reports with the Commission.

(b)           If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by this Section 4.03 shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Company’s Unrestricted Subsidiaries.

(c)           The Issuers and the Guarantors, for so long as any Notes remain outstanding, shall furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d)           Delivery of such reports, information and documents to the Trustee pursuant to the provisions of this Section 4.03 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.04.   Compliance Certificate.

(a)           The Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuers’ and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers and Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge, the Issuers and Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers and the Guarantors are taking or propose to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers and the Guarantors are taking or propose to take with respect thereto.

(b)           The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, within 30 days after any Officer becomes aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company and the Guarantors are taking or propose to take with respect thereto.

Section 4.05.   Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, any taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06.   Stay, Extension and Usury Laws.

Each of the Issuers and Guarantors covenant (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuers and Guarantors (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.   Restricted Payments.

(a)           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)            declare or pay (without duplication) any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions (x) payable in Equity Interests (other than Disqualified Stock) of the Company or (y) to the Company or a Restricted Subsidiary of the Company);

(ii)           purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) any Equity Interests of the Company or any Restricted Subsidiary thereof held by Persons other than the Company or any of its Restricted Subsidiaries;

(iii)          make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value Subordinated Debt, except (a) a payment of interest or principal at the Stated Maturity thereof or (b) the purchase, repurchase or other acquisition of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition; or

(iv)          make any Restricted Investment

(all such payments and other actions set forth in Section 4.07(a)(i) through (iv) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(A)          no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(B)          the Company would, after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 4.09(a); and

(C)          such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries on or after July 17, 2006 (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (8), (9) (only in connection with any calculation made for purposes of making a Restricted Payment on or prior to July 17, 2007; any payments made under such clause (9), even prior to such date, will be included as Restricted Payments for purposes of making any calculation after such date), (10) and (11) of Section 4.07(b)), is less than the sum, without duplication, of:

(1)          an amount equal to the Company’s Consolidated Cash Flow for the period (taken as one accounting period) from October 1, 2006 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available (the “Basket Period”) less 1.4 times the Company’s Fixed Charges for the Basket Period, plus

(2)          100% of the aggregate net cash proceeds received by the Company after July 17, 2006 as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Company or from the Incurrence of Indebtedness (including the issuance of Disqualified Stock) of the Company or any of its Restricted Subsidiaries that has been converted into or exchanged for such Equity Interests (other than Equity Interests sold to, or Indebtedness held by, a Subsidiary of the Company and except to the extent converted into or exchanged for Disqualified Stock), plus

(3)          with respect to Restricted Investments made by the Company and its Restricted Subsidiaries after July 17, 2006 pursuant to this Section 4.07(a), (i) the aggregate amount of cash equal to the return from such Restricted Investments in any Person resulting from repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the net proceeds received in cash from the sale of any such Restricted Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income) or (ii) in the case of redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, the Fair Market Value of the Restricted Investments therein at the time of such redesignation.

(b)           Section 4.07(a) shall not prohibit, so long as, in the case of Section 4.07(b)(5), (7) and (8), no Default has occurred and is continuing or would be caused thereby:

(1)           the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

(2)           the payment of any dividend or other distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(3)           the making of any Restricted Payment in exchange for, or out of the net cash proceeds of a contribution to the common equity of the Company or a substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests (other than Disqualified Stock) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment shall be excluded from Section 4.07(a)(C)(2);

(4)           the defeasance, redemption, repurchase or other acquisition of Indebtedness subordinated to the Notes or the Note Guarantees with the net cash proceeds from an Incurrence of Permitted Refinancing Indebtedness;

(5)           the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any Preferred Stock of its Restricted Subsidiaries issued or incurred in accordance with Section 4.09;

(6)           the repurchase of Equity Interests deemed to occur upon the exercise of options or warrants to the extent that such Equity Interests represent all or a portion of the exercise price thereof;

(7)           the repurchase of Equity Interests of the Company constituting fractional shares in an aggregate amount since July 17, 2006 not to exceed $300,000;

(8)           the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any of its Restricted Subsidiaries held by any current or former employee, consultant or director of the Company or any of its Restricted Subsidiaries pursuant to the terms of any employee equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any fiscal year shall not exceed the sum of:  (i) $20.0 million, with unused amounts pursuant to this subclause (i) being carried over to succeeding fiscal years; plus (ii) the aggregate net cash proceeds received by the Company since July 17, 2006 as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Company to any current or former employee, consultant or director of the Company or any of its Restricted Subsidiaries; provided that the amount of any such net cash proceeds that are used to permit a repurchase, redemption or other acquisition under this subclause (ii) shall be excluded from Section 4.07(a)(C)(2);

(9)           dividends paid by the Company on its Common Stock in an amount not to exceed $237.5 million in the aggregate for the first two quarterly dividend payments immediately following July 17, 2006 and any dividend declared by Valor, prior to July 17, 2006 and paid thereafter;

(10)          the repurchase of any Subordinated Debt at a purchase price not greater than 101% of the principal amount thereof in the event of (x) a change of control pursuant to a provision no more favorable to the holders thereof than Section 4.14 hereof or (y) an Asset Sale pursuant to a provision no more favorable to the holders thereof than Section 4.10 hereof, provided that, in each case, prior to the repurchase, the Company has made a Change of Control Offer or Asset Sale Offer, as the case may be, and repurchased all Notes issued under this Indenture that were validly tendered for payment in connection therewith;

(11)          Restricted Payments made on July 17, 2006 as part of the Transactions as described in the offering memorandum dated June 28, 2006; and

(12)          other Restricted Payments in an aggregate amount not to exceed $50.0 million.

(c)           The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Issuers shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any opinion or appraisal required by this Indenture.

(d)           For the purposes of this covenant, any payment made on or after July 17, 2006, but prior to the Issue Date shall be deemed to be a “Restricted Payment” to the extent that such payment would have been a Restricted Payment had this Indenture been in effect at the time of such payment (and, to the extent that such Restricted Payment would have been permitted by clauses (b)(1) through (b)(12) above, such Restricted Payment may be deemed by the Company to have been made pursuant to such clause).

(e)           For the avoidance of doubt and notwithstanding any other provision in this Indenture, each of the Distribution and the Spin-Off and Subsequent Restricted Payments, individually and as a whole, would have constituted Restricted Payments permitted by this Section 4.07 and shall not constitute Asset Sales.

Section 4.08.   Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i)            pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to the Company or any of its Restricted Subsidiaries or pay any liabilities owed to the Company or any of its Restricted Subsidiaries;

(ii)            make loans or advances to the Company or any of its Restricted Subsidiaries; or

(iii)          transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b)           However, the preceding restrictions shall not apply to encumbrances or restrictions:

(i)            existing under, by reason of or with respect to the Credit Agreement, Existing Indebtedness or any other agreements in effect on the Issue Date and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are, in the good faith judgment of the Company’s Board of Directors, no more restrictive, taken as a whole, than those contained in the Credit Agreement, Existing Indebtedness or such other agreements, as the case may be, as in effect on the Issue Date;

(ii)           set forth in this Indenture, the Notes, the Note Guarantees, the Security Documents and the Intercreditor Agreements;

(iii)          existing under, by reason of or with respect to applicable law, rule regulation or order;

(iv)          with respect to any Person or the property or assets of a Person acquired by the Company or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, than those in effect on the date of the acquisition;

(v)           in the case of Section 4.08(a)(iii):

(1)           that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(2)           existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary thereof not otherwise prohibited by this Indenture,

(3)           purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired, or

(4)           arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary thereof in any manner material to the Company or any Restricted Subsidiary thereof;

(vi)          existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, a Restricted Subsidiary that restrict distributions by that Restricted Subsidiary pending such sale or other disposition;

(vii)         on cash or other deposits or net worth imposed by customers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

(viii)        existing under, by reason of or with respect to Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(ix)           existing under, by reason of or with respect to provisions with respect to the disposition or distribution of assets or property, in each case contained in joint venture agreements, limited liability company agreements and other similar agreements and which the Company’s Board of Directors determines shall not adversely affect the Issuers’ ability to make payments of principal or interest payments on the Notes; and

(x)            existing under, by reason of or with respect to Indebtedness of any Guarantor; provided that the Company’s Board of Directors determines in good faith at the time such encumbrances or restrictions are created that they do not adversely affect the Issuers’ ability to make payments of principal or interest payments on the Notes.

Section 4.09.   Incurrence of Indebtedness.

(a)            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness; provided, however, that the Company or any of its Restricted Subsidiaries that are Guarantors may Incur Indebtedness, if the Company’s Consolidated Leverage Ratio at the time of the Incurrence of such additional Indebtedness, and after giving effect thereto, is less than 4.50 to 1.00.

(b)           Section 4.09(a) shall not prohibit the Incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(i)             the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding pursuant to this clause (i) not to exceed $2.8 billion, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any Restricted Subsidiary thereof to permanently repay any such Indebtedness pursuant to Section 4.10;

(ii)            the Incurrence of Existing Indebtedness;

(iii)          the Incurrence by the Company or the Co-Issuer of Indebtedness represented by the Notes issued on the Issue Date and any Additional Notes issued pursuant to the terms of the Exchange Offer as in effect on June 28, 2018, and in each case Guarantees thereof (including Guarantees of Additional Notes) by the Guarantors;

(iv)           the Incurrence by the Company or any Restricted Subsidiary thereof of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property (real or personal), plant or equipment used in the business of the Company or such Restricted Subsidiary (whether through the direct acquisition of such assets or the acquisition of Equity Interests of any Person owning such assets), in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (iv), not to exceed the greater of (x) 3.0% of Total Assets and (y) $250.0 million;

(v)           the Incurrence by the Company or any Restricted Subsidiary thereof of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be Incurred under Section 4.09(a) or clauses (ii), (iii), (iv), (v), (xiv) or (xv) of this Section 4.09(b);

(vi)          the Incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness owing to and held by the Company or any of its Restricted Subsidiaries; provided, however, that (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this Section 4.09(b)(vi);

(vii)         the Guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary thereof that was permitted to be Incurred by another provision of this Section 4.09;

(viii)        the Incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes;

(ix)           the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by the Company or any Restricted Subsidiary thereof in connection with such disposition;

(x)           the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(xi)           the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit in respect of workers’ compensation claims or self-insurance obligations or bid, performance, appeal or surety bonds (in each case other than for an obligation for borrowed money);

(xii)          the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business; provided that, upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;

(xiii)         the Incurrence by the Company, the Co-Issuer or any Guarantor of Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes;

(xiv)         the Incurrence of Acquired Debt, provided that after giving effect to the Incurrence thereof, the Company could Incur at least $1.00 of Indebtedness under the Consolidated Leverage Ratio set forth in Section 4.09(a) hereof; and

(xv)          the Incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this Section 4.09(b)(xv), not to exceed $250.0 million.

For purposes of determining compliance with this Section 4.09, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in Section 4.09(b)(i) through (xv) above, or is entitled to be Incurred pursuant to Section 4.09(a), the Company shall be permitted to classify such item of Indebtedness at the time of its Incurrence in any manner that complies with this Section 4.09; provided that any refinancing (a “Credit Facility Refinancing”) of amounts Incurred in reliance on the exception provided by Section 4.09(b)(i) shall be deemed to have been Incurred in reliance on such Section 4.09(b)(i).  Indebtedness under the Credit Agreement outstanding on the Issue Date shall be deemed to have been Incurred on such date in reliance on the exception provided by Section 4.09(b)(i). Additionally, all or any portion of any item of Indebtedness (other than Indebtedness under the Credit Agreement Incurred on the Issue Date and Credit Facility Refinancings, which at all times shall be deemed to have been Incurred under Section 4.09(b)(i) above) may later be reclassified as having been Incurred pursuant to Section 4.09(a) or under any one of the categories of Permitted Debt described in Section 4.09(b)(i) through (xv) so long as such Indebtedness is permitted to be Incurred pursuant to such provision at the time of reclassification.

(c)           Notwithstanding any other provision of Section 4.09, the maximum amount of Indebtedness that may be Incurred pursuant to Section 4.09 shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

(d)           Neither Issuer shall Incur any Indebtedness that is contractually subordinate in right of payment to any other Indebtedness of such Issuer unless it is contractually subordinate in right of payment to the Notes to the same extent. No Guarantor shall Incur any Indebtedness that is contractually subordinate in right of payment to any other Indebtedness of such Guarantor unless it is contractually subordinate in right of payment to such Guarantor’s Note Guarantee to the same extent.  For purposes of the foregoing, no Indebtedness shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of either Issuer or any Guarantor, as applicable, solely by reason of any Liens or Guarantees arising or created in respect thereof or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Section 4.10.   Asset Sales.

(a)            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(i)            the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

(ii)           at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination of both. For purposes of this Section 4.10(a)(ii), each of the following shall be deemed to be cash:

(A)          any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its terms subordinated to the Notes or any Note Guarantee and liabilities to the extent owed to the Company or any Subsidiary of the Company) that are assumed by the transferee of any such assets or Equity Interests pursuant to a written assignment and assumption agreement that releases the Company or such Restricted Subsidiary from further liability therefor;

(B)          any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into Cash Equivalents or Replacement Assets within 180 days of the receipt thereof (to the extent of the Cash Equivalents or Replacement Assets received in that conversion); and

(C)          any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of (x) 1.5% of Total Assets or (y) $100.0 million (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value); and

(iii)           to the extent that any consideration received by the Company or such Restricted Subsidiary in such Asset Sale consists of assets of the type which would constitute Collateral under the Security Documents, such assets are added to the Collateral securing the Notes in the manner and to the extent required by this Indenture and the Security Documents.

(b)           Within 365 days after the receipt by the Company or any of its Restricted Subsidiaries of any Net Proceeds from an Asset Sale, the Company or such Restricted Subsidiary may apply such Net Proceeds at its option:

(i)            to repay (x) any First Priority Indebtedness (including under the Credit Agreement and the First Lien Notes), (y) Obligations under the Notes or any other Pari Passu Indebtedness, provided that, if the Issuers or any of their Restricted Subsidiaries shall so repay any such Pari Passu Indebtedness (other than the Notes), they will, on a ratable basis, make an offer (in accordance with the procedures set forth below for an Asset Sale Offer (as defined below)) to all Holders of Notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, the pro rata principal amount of the Notes (subject to adjustments to maintain the authorized denominations of Notes), or (y) Indebtedness of a Restricted Subsidiary of the Company that is not a Guarantor (to the extent of the value of the assets of such Restricted Subsidiary); or

(ii)           to purchase Replacement Assets (provided that such Replacement Assets shall be pledged as Collateral under the Security Documents and in accordance with this Indenture and the Security Documents substantially simultaneously with such purchase to the extent that the assets the subject of such Asset Sale constituted Collateral).

Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

(c)            On the 366th day after an Asset Sale or such earlier date, if any, as the Issuers determine not to apply the Net Proceeds relating to such Asset Sale as set forth in Section 4.10(b) (each such date being referred as an “Excess Proceeds Trigger Date”), such aggregate amount of Net Proceeds that has not been applied on or before the Excess Proceeds Trigger Date as permitted pursuant to Section 4.10(b) (“Excess Proceeds”) shall be applied by the Issuers to make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Pari Passu Indebtedness containing provisions similar to those set forth in this Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of the principal amount of the Notes and such other Pari Passu Indebtedness plus accrued and unpaid interest, if any, to the date of purchase, and shall be payable in cash.

(d)           The Issuers may defer the Asset Sale Offer until there are aggregate unutilized Excess Proceeds equal to or in excess of $30.0 million resulting from one or more Asset Sales, at which time the entire unutilized amount of Excess Proceeds (not only the amount in excess of $30.0 million) shall be applied as provided in Section 4.10(c).  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company and its Restricted Subsidiaries may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other Pari Passu Indebtedness shall be purchased on a pro rata basis based on the principal amount of Notes and such other Pari Passu Indebtedness tendered (subject to adjustment so that no Note in an unauthorized denomination is purchased or remains outstanding after such repurchase). Upon completion of each Asset Sale Offer, the Excess Proceeds subject to such Asset Sale shall no longer be deemed to be Excess Proceeds.

(e)           The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.

Section 4.11.   Transactions with Affiliates.

(a)            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(i)             such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company or any of its Restricted Subsidiaries; and

(ii)            the Company delivers to the Trustee:

(1)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a Board Resolution and an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.11 and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company (if any); and

(2)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $100.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.

(b)           The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 4.11(a):

(i)            transactions between or among the Company and/or its Restricted Subsidiaries or any Person that shall become a Restricted Subsidiary as part of any such transactions (but excluding any such transaction to the extent that any payments thereunder made by the Company or any of its Restricted Subsidiaries to such Person are substantially concurrently paid by such Person to any other Affiliate of the Company, except to the extent that any such transaction would not be prohibited by this Section 4.11);

(ii)            payment of reasonable and customary fees to, and reasonable and customary indemnification and similar payments on behalf of, directors of the Company;

(iii)           Permitted Investments and Restricted Payments that are permitted by the provisions of Section 4.07;

(iv)          any sale of Equity Interests (other than Disqualified Stock) of the Company;

(v)           transactions pursuant to agreements or arrangements in effect on the Issue Date, or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not more disadvantageous to the Company and its Restricted Subsidiaries than the original agreement or arrangement in existence on the Issue Date;

(vi)          any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Company or any of its Restricted Subsidiaries with officers and employees of the Company or any of its Restricted Subsidiaries and the payment of compensation to officers and employees of the Company or any of its Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), so long as such agreement or payment has been approved by a majority of the disinterested members of the Board of Directors of the Company;

(vii)         payments or loans to employees or consultants in the ordinary course of business which are approved by a majority of the disinterested members of the Board of Directors of the Company in good faith;

(viii)        transactions with a Person that is an Affiliate of the Company solely because the Company, directly or indirectly, owns Equity Interests in, or controls, such Person; and

(ix)           transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Company and its Restricted Subsidiaries in the determination of a majority of the disinterested members of the Board of Directors or the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

Section 4.12.   Liens.

(a)           Prior to an Investment Grade Rating Event, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness (other than Permitted Liens) (i) upon any of their property or assets, now owned or hereafter acquired by the Company, the Co-Issuer or any Guarantor that is Collateral, or any income or profits therefrom, that is Collateral or (ii) upon any of their property or assets, now owned or hereafter acquired by the Company, the Co-Issuer or any Guarantor that is not Collateral, or any income or profits therefrom, that is not Collateral unless, in the case of this clause (ii), all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured (or, in the case of Indebtedness subordinated to the Notes or the related Note Guarantees, prior or senior thereto, with the same relative priority as the Notes will have with respect to such subordinated Indebtedness) until such time as such obligations are no longer secured by a Lien.

(b)          Following an Investment Grade Rating Event, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured (or, in the case of Indebtedness subordinated to the Notes or the related Note Guarantees, prior or senior thereto, with the same relative priority as the Notes shall have with respect to such subordinated Indebtedness) until such time as such obligations are no longer secured by a Lien.

Section 4.13.   Business Activities.

(a)           The Company shall not, and shall not permit any Restricted Subsidiary thereof to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

(b)           The Co-Issuer may not hold any assets, become liable for any obligations or engage in any business activities; provided that it may be a co-obligor with respect to the Notes, or a co-obligor or Guarantor of any other Indebtedness issued by the Issuer, and may engage in any activities related thereto or necessary in connection therewith. The Co-Issuer shall be a wholly-owned Subsidiary of the Issuer at all times.

Section 4.14.   Offer to Repurchase upon a Change of Control.

(a)            If a Change of Control Triggering Event occurs, each Holder of Notes shall have the right to require the Issuers to repurchase all or any part (equal to a minimum $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s Notes pursuant to an offer by the Issuers (a “Change of Control Offer”) at an offer price (a “Change of Control Payment”) in cash equal to not less than 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest, if any, thereon, to the date of repurchase (the “Change of Control Payment Date”).  No later than 30 days following any Change of Control Triggering Event (unless the Issuers have exercised their right to redeem the Notes pursuant to Section 3.07 hereof), the Issuers shall mail (or deliver electronically) a notice to each Holder (with a copy to the Trustee) describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures described in Section 3.08 (including the notice required thereby).  The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the Change of Control provisions of this Indenture by virtue of such compliance.

(b)           On the Change of Control Payment Date, the Issuers shall, to the extent lawful:

(i)            accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii)           deposit with the applicable paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(iii)          deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuers.

(c)           The applicable paying agent shall promptly mail or wire transfer to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a minimum principal amount of $2,000 or an integral multiple $1,000 in excess of $2,000.

(d)           The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(e)           Notwithstanding anything to the contrary in this Section 4.14, the Issuers shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and all other provisions of this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.15.   [Reserved].

Section 4.16.   Designation of Restricted and Unrestricted Subsidiaries.

(a)           The Board of Directors of the Company may designate any Restricted Subsidiary of the Company (other than the Co-Issuer) to be an Unrestricted Subsidiary; provided that:

(i)             any Guarantee by the Company or any Restricted Subsidiary thereof of any Indebtedness of the Subsidiary being so designated shall be deemed to be an Incurrence of Indebtedness by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such Incurrence of Indebtedness would be permitted under Section 4.09;

(ii)           the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Company or any Restricted Subsidiary thereof of any Indebtedness of such Subsidiary) shall be deemed to be a Restricted Investment made as of the time of such designation and that such Investment would be permitted under Section 4.07;

(iii)           the Subsidiary being so designated:

(1)           is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary thereof unless either (A) such agreement, contract, arrangement or understanding is with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Company and its Restricted Subsidiaries in the determination of a majority of the disinterested members of the Board of Directors or the senior management of the Company, or (B) the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(2)           is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(3)           has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness (including a pledge of any assets to secure the payment of any Indebtedness) of the Company or any of its Restricted Subsidiaries, except (A) to the extent such Guarantee or credit support (including any such pledge) would be released upon such designation or (B) a pledge of the Equity Interests of the Unrestricted Subsidiary that is the obligor thereunder; and

(iv)          no Default or Event of Default would be in existence following such designation.

(b)           Any designation of a Restricted Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by this Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements described in Section 4.16(a)(iii), it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness, Investments, or Liens on the property, of such Subsidiary shall be deemed to be Incurred or made by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness, Investments or Liens are not permitted to be Incurred or made as of such date under this Indenture, the Company shall be in default under this Indenture.

(c)           The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(i)            such designation shall be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness (including any Non-Recourse Debt) of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under Section 4.09;

(ii)           all outstanding Investments owned by such Unrestricted Subsidiary shall be deemed to be made as of the time of such designation and such designation shall only be permitted if such Investments would be permitted under Section 4.07;

(iii)           all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under Section 4.12; and

(iv)          no Default or Event of Default would be in existence following such designation.

Section 4.17.   Payments for Consent.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.18.   Guarantees.

The Company shall not permit any of its Restricted Subsidiaries (other than the Co-Issuer or any Insignificant Subsidiary), directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company or any Domestic Restricted Subsidiary unless such Restricted Subsidiary (i) is a Guarantor or (ii) simultaneously executes a supplemental indenture, substantially in the form of Exhibit E hereto, providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary (which Guarantee shall be senior to or pari passu with such Subsidiary’s Guarantee of such other Indebtedness), and executes joinders to the Security Documents and Intercreditor Agreements or new Security Documents and Intercreditor Agreements, as applicable, together with any other filings and agreements required by the Security Documents and Intercreditor Agreements to create or perfect the security interests for the benefit of the Holders in the Collateral of such Restricted Subsidiary.

Section 4.19.   Sale and Leaseback Transactions.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that the Company or any Restricted Subsidiary thereof may enter into a Sale and Leaseback Transaction if:

(i)            the Company or such Restricted Subsidiary, as applicable, could have (A) Incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to Section 4.09 and (B) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 in which case such Indebtedness and Lien shall be deemed to have been so Incurred;

(ii)            the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the Fair Market Value of the property that is the subject of that Sale and Leaseback Transaction; and

(iii)           the transfer of assets in that Sale and Leaseback Transaction is permitted by, and the Issuers apply the proceeds of such transaction in compliance with, Section 4.10.

Section 4.20.   Termination of Applicability of Certain Covenants if Notes Rated Investment Grade.

Notwithstanding the foregoing, the Company’s and its Restricted Subsidiaries’ obligations to comply with this Article Four (except for Sections 4.01, 4.02, 4.03, 4.04, 4.05, 4.06, 4.12, 4.14, 4.18 and 4.19) and Section 5.01(a)(iii) will terminate with respect to the Notes and cease to have any further effect from and after the first date when the Notes are rated Investment Grade.

Section 4.21.   No Impairment of the Security Interests.

Neither of the Issuers nor any of the Guarantors shall take any action, or knowingly or negligently omit to take any action, which action or omission would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee, the Notes Collateral Agent and the Holders, it being understood that any release of Collateral as permitted by this Indenture, the Security Documents and the Intercreditor Agreements shall not be deemed to impair such security interests. Neither of the Issuers nor any of the Guarantors shall amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any way that would be adverse to the Holders in any material respect, except as permitted by Article Nine hereof.

Section 4.22.   Further Assurances; Collateral Inspections.

(a)            The Issuers and each Guarantor shall execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings and other documents), that may be required under any applicable law, or that the Notes Collateral Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the Issuers’ expense and provide to the Notes Collateral Agent, from time to time upon any reasonable request from the Notes Collateral Agent, evidence reasonably satisfactory to the Notes Collateral Agent as to the perfection and priority of the Liens intended to be created by the Security Documents. Notwithstanding the foregoing, if the Issuers and the Guarantors are unable to complete on or prior to the Issue Date all filings and other similar actions required in connection with the perfection of security interests on the Collateral, the Issuers and the Guarantors shall use their commercially reasonable efforts to complete such actions as promptly as possible but in any event within 90 days of such date.

(b)           Upon request of the Notes Collateral Agent at any time after an Event of Default has occurred and is continuing, the Company will, and will cause its Restricted Subsidiaries to, deliver to the Notes Collateral Agent such reports relating to any such property or any Lien thereon as the Notes Collateral Agent may reasonably request.

ARTICLE FIVE
SUCCESSORS

Section 5.01.   Merger, Consolidation or Sale of Assets.

(a)           Neither the Company nor the Co-Issuer shall, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company, or the Co-Issuer, as applicable, is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(i)             either: (1) the Company or the Co-Issuer, as applicable, is the surviving corporation; or (2) the Person formed by or surviving any such consolidation or merger (if other than the Company or the Co-Issuer, as applicable) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (A) is a corporation or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia (provided that, if the Person formed by or surviving such consolidation or merger, or the transferee of such properties or assets, is a limited liability company, then there shall be a Restricted Subsidiary of such Person which shall be a corporation organized in the jurisdictions permitted by this Section 5.01(a)(i) and a co-obligor of the Notes) and (B) assumes all the obligations of the Company or the Co-Issuer, as applicable, under the Notes, this Indenture, the Security Documents and the Intercreditor Agreements pursuant to supplemental indentures and applicable instruments (the Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, conveyance or other disposition will have been made, the “Successor Company”);

(ii)            immediately after giving effect to such transaction, no Default or Event of Default exists;

(iii)           immediately after giving effect to such transaction on a pro forma basis, the Company or the Co-Issuer, as applicable, or the Successor Company (if other than the Company or the Co-Issuer, as applicable), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, shall either (x) be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 4.09(a) or (y) have a Consolidated Leverage Ratio that is lower than the Consolidated Leverage Ratio of the Company immediately prior to such transaction;

(iv)          each Guarantor, unless such Guarantor is the Person with which the Company or the Co-Issuer, as applicable, has entered into a transaction under this Section 5.01, shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of the Company or the Co-Issuer, as applicable, or the Surviving Company, in accordance with the Notes and this Indenture;

 (v)          the Collateral owned by a Successor Company will (A) continue to constitute Collateral under this Indenture and the Security Documents and (B) not be subject to any Lien (other than Permitted Liens);

(vi)          to the extent that any assets owned by a Person consolidated or merged with or into, or sold, assigned, transferred, conveyed or otherwise disposed to, a Successor Company are assets of the type which would constitute Collateral under the Security Documents, the Successor Company will take such action as may be reasonably necessary to cause such assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in the Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and

(vii)          the Issuers deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, sale, assignment, conveyance or other disposition complies with this Section 5.01 and that all conditions precedent provided for and relating to such transaction have been complied with.

(b)           In addition, the Company and its Restricted Subsidiaries may not, directly or indirectly, lease all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries considered as one enterprise, in one or more related transactions, to any other Person.  Section 5.01(a)(ii) and (iii) shall not apply to (i) any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets between or among the Company or the Co-Issuer, as applicable, and any of the Company’s Restricted Subsidiaries or (ii) any transaction if, in the good faith determination of the Board of Directors of the Company, the sole purpose of the transaction is to reincorporate the Company or the Co-Issuer, as applicable, in another state of the United States.

Section 5.02.   Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the Successor Company (if not the Company or the Co-Issuer, as applicable) shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, conveyance or other disposition, the provisions of this Indenture, the Security Documents and the Intercreditor Agreements referring to the “Company” or the “Co-Issuer,” as applicable, shall refer instead to the Successor Company and not to the Company or the Co-Issuer, as applicable), and may exercise every right and power of, the Company or the Co-Issuer, as applicable, under this Indenture, the Security Documents and the Intercreditor Agreements with the same effect as if such Successor Company had been named as the Company or the Co-Issuer, as applicable, in this Indenture, the Security Documents and the Intercreditor Agreements.  In the event of any such transfer (other than any transfer by way of lease), the predecessor Company or the Co-Issuer, as applicable, will be released and discharged from all liabilities and obligations in respect of the Notes and this Indenture and the predecessor Company or the Co-Issuer, as applicable, may be dissolved, wound up or liquidated at any time thereafter.

ARTICLE SIX
DEFAULTS AND REMEDIES

Section 6.01.   Events of Default.

(a)            Each of the following is an “Event of Default” with respect to the Notes:

(i)             default for 30 days in the payment when due of interest on the Notes;

(ii)           default in payment when due (whether at maturity, upon acceleration, redemption, required repurchase or otherwise) of the principal of, or premium, if any, on the Notes;

(iii)           failure by the Company or any of its Restricted Subsidiaries to comply with Article Five;

(iv)          failure by the Company or any of its Restricted Subsidiaries for 30 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes then outstanding to comply with Section 4.10 or Section 4.14 (other than a failure to purchase Notes in connection therewith, which shall constitute an Event of Default under clause (ii) above);

(v)           failure by the Company or any of its Restricted Subsidiaries for 60 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes then outstanding to comply with any of the other agreements in this Indenture or the Security Documents;

(vi)          default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(A)          is caused by a failure to make any principal payment when due at the final maturity of such Indebtedness and prior to the expiration of any grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B)          results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more;

(vii)          failure by the Company or any of its Restricted Subsidiaries to pay final judgments (to the extent such judgments are not paid or covered by insurance provided by a reputable carrier that has the ability to perform) aggregating in excess of $100.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(viii)        except as permitted by this Indenture, any Note Guarantee with respect to the Notes shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee with respect to the Notes;

(ix)           (a) (i) the Liens created by the Security Documents securing the Notes or Note Guarantees shall at any time not constitute perfected Liens on any portion of the Collateral (to the extent perfection is required by this Indenture or such Security Documents) with the priority required by this Indenture and the Security Documents and such failure to constitute perfected Liens continues for 30 days other than in accordance with the terms of such relevant Security Document and this Indenture and other than the satisfaction in full of all Obligations under this Indenture or release or amendment of any such Lien in accordance with the terms of this Indenture or such Security Documents, or (ii) except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of this Indenture and such relevant Security Document, any such Security Document shall for whatever reason be terminated or cease to be in full force and effect, if, in each case, such default occurs with respect to a portion of the Collateral exceeding $10.0 million in fair market value, or (b) any Issuer or Guarantor shall assert, in any pleading in a court of competent jurisdiction, that any such Lien or Security Document is invalid or unenforceable, and such Issuer or Guarantor fails to rescind such assertions within 30 days; and

(x)           either Issuer or any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary) pursuant to or within the meaning of Bankruptcy Law:

(A)          commences a voluntary case;

(B)          consents to the entry of an order for relief against it in an involuntary case;

(C)          makes a general assignment for the benefit of its creditors; or

(D)          generally is not paying its debts as they become due; and

(xi)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)          is for relief against either Issuer or any Significant Subsidiary of the Company (or Restricted Subsidiaries that together would constitute a Significant Subsidiary), in an involuntary case;

(B)          appoints a custodian of either Issuer or any Significant Subsidiary of the Company (or Restricted Subsidiaries that together would constitute a Significant Subsidiary) or for all or substantially all of the property of the Company or any Significant Subsidiary of the Company (or Restricted Subsidiaries that together would constitute a Significant Subsidiary); or

(C)          orders the liquidation of either Issuer or any Significant Subsidiary of the Company (or Restricted Subsidiaries that together would constitute a Significant Subsidiary);

and the order or decree remains unstayed and in effect for 60 consecutive days.

(b)           Without limiting the generality of the foregoing, it is understood and agreed that (a) if the Notes are accelerated or otherwise become due, in each case, in respect of any Event of Default (including, but not limited to, pursuant to clauses (x) and (xi) of Section 6.01(a) above (including the acceleration of claims by operation of law)) (each an “Acceleration Event”) at any time prior to June 30, 2020, the Applicable Premium applicable with respect to an optional redemption of the Notes shall also be due and payable as though the Notes were optionally redeemed at the time of such Acceleration Event and shall constitute part of the Obligations payable to Holders under this Indenture and (b) if an Acceleration Event occurs at any time on or after June 30, 2020, the Redemption Premium applicable with respect to an optional redemption of the Notes at the time of such Acceleration Event shall also be due and payable as though the Notes were optionally redeemed at such time and shall constitute part of the Obligations, in each case of clauses (a) and (b) of this paragraph in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s loss as a result thereof. Any premium payable above shall be presumed to be the liquidated damages sustained by each Holder as the result of the early redemption and the Issuers agree that it is reasonable under the circumstances currently existing. The premium shall also be payable in the event the Notes (and/or this Indenture) are satisfied or released by foreclosure (whether  by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by any other means. THE ISSUERS EXPRESSLY WAIVE (TO THE FULLEST EXTENT THEY MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Issuers expressly agree (to the fullest extent they may lawfully do so) that: (A) the premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Holders and the Issuers giving specific consideration in this transaction for such agreement to pay the premium; and (D) the Issuers shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Issuers expressly acknowledge that their agreement to pay the premium to the Holders as herein described is a material inducement to the Holders to purchase the Notes.

(c)           Notwithstanding any other provision of the Indenture, each Spin-Off Transaction, any series of Spin-Off Transactions and the Spin-Off Transactions as a whole are permitted under and not prohibited by this Indenture and shall be deemed not to have resulted in any Default or Event of Default under this Indenture provided that nothing in this Indenture is intended to or shall constitute a waiver of any other Default or Event of Default that may occur under clause (x) and (xi) of Section 6.01(a) above due to acceleration of any indebtedness (other than the Notes), even if such acceleration is caused by, in connection with, in relation to or as a result of the Spin-Off Transactions.

Section 6.02.   Acceleration.

(a)            In the case of an Event of Default specified in clauses (x) and (xi) of Section 6.01(a) above with respect to (i) the Company or the Co-Issuer or (ii) any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary), all outstanding Notes, together with accrued and unpaid interest and Applicable Premium or Redemption Premium (as applicable), shall become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing with respect to Notes, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Issuers (with a copy to the Trustee if given by the Holders) specifying the Event of Default.  Upon such declaration, the Notes, together with accrued and unpaid interest and Applicable Premium or Redemption Premium (as applicable), shall become due and payable immediately.

(b)           In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in Section 6.01(a)(vi), the declaration of acceleration of the Notes shall be automatically annulled if the holders of all Indebtedness described in Section 6.01(a)(vi) have rescinded the declaration of acceleration in respect of such Indebtedness within 30 Business Days of the date of such declaration, and if the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and all existing Events of Default with respect to Notes, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

(c)            In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company or any of its Restricted Subsidiaries with the intention of avoiding payment of the premium that the Company would have had to pay if the Issuers then had elected to redeem Notes pursuant to Section 3.07, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

Section 6.03.   Other Remedies.

(a)           If an Event of Default occurs and is continuing with respect to the Notes, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest, if any, with respect to, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b)           The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04.   Waiver of Past Defaults.

Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

The Issuers shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents.  In case of any such waiver, the Issuers, the Trustee and the Holders of Notes shall be restored to their former positions and rights hereunder and under the Notes, respectively.  This Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.  Upon any such waiver, such Default with respect to the affected Notes shall cease to exist, and any Event of Default with respect to such Notes arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.   Control by Majority.

The Holders of a majority in principal amount of the then outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee and/or the Notes Collateral Agent with respect to the Notes, or exercising any trust or power conferred upon the Trustee and/or the Notes Collateral Agent with respect to the Notes.  However, the Trustee or the Notes Collateral Agent, as applicable, may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee or the Notes Collateral Agent, as applicable, in personal liability, or that the Trustee or the Notes Collateral Agent, as applicable, determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions are unduly prejudicial to Holders not joining in the direction.

Section 6.06.   Limitation on Suits.

(a)           A Holder of a Note may not pursue any remedy with respect to this Indenture or the Notes unless:

(i)            the Holder gives the Trustee written notice of a continuing Event of Default with respect to Notes;

(ii)           the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(iii)          such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(iv)          the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(v)           during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

(b)           A Holder of a Note may not use this Indenture to affect, disturb or prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holder).

Section 6.07.   Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, shall not be impaired or affected without the consent of the Holder.

Section 6.08.   Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(i) or 6.01(a)(ii) occurs and is continuing with respect to the Notes, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, interest, if any, remaining unpaid on the Notes and interest on overdue principal and premium, if any, and, to the extent lawful, interest, if any, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.   Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and Notes Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and Notes Collateral Agent, and each of their agents and counsel) and the Holders of the Notes then outstanding allowed in any judicial proceedings relative to any of the Issuers or Guarantors (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee and Notes Collateral Agent any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Notes Collateral Agent, their agents and counsel, and any other amounts due the Trustee or Notes Collateral Agent under Section 7.07.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, the Notes Collateral Agent, and each of their agents and counsel and any other amounts due the Trustee or Notes Collateral Agent under Section 7.07 out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee or Notes Collateral Agent to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee or Notes Collateral Agent to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.   Priorities.

(a)           If the Trustee, the Notes Collateral Agent or any Agent, as the case may be, collects any money or property pursuant to this Article Six (including upon any realization of any Lien upon Collateral), it shall, subject to the terms of the Security Documents and the Intercreditor Agreements, transfer such amounts to the Trustee, who will pay out the money or property in the following order:

First:  first to the Trustee and the Notes Collateral Agent, and in each case their respective agents and attorneys, for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the Notes Collateral Agent and the costs and expenses of collection;

Second:  to Holders of Notes in respect of which such money was collected for amounts due and unpaid on the Notes for principal, premium, if any, interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, if any, respectively; and

Third:  to the Issuers or to such party as a court of competent jurisdiction shall direct.

(b)           The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.   Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE SEVEN
TRUSTEE

Section 7.01.   Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(i)           the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any certificates or opinions required to be delivered hereunder, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.

(e)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, costs, liability or expense that might be incurred by it in connection with the request or direction.

(f)            Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.  The Trustee (acting in any capacity) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Issuers.

Section 7.02.   Certain Rights of Trustee.

(a)           The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys and agents and shall not be responsible for the willful misconduct or negligence of any agent appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture or the Security Documents.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of the Issuers.

(f)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)           The Trustee shall not be deemed to have notice of any Default or Event of Default (except any Event of Default occurring pursuant to Sections 6.01(a)(i) and 6.01(a)(ii), only if the Trustee is the Paying Agent) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such event is sent to the Trustee in accordance with Section 13.02, and such notice references the Notes and this Indenture, and states it is a “Notice of Default.”

(h)           In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, the Notes Collateral Agent (including in its capacity as the Notes Authorized Representative), the Agents and each other agent, custodian and other Person employed to act hereunder.

(j)            The Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03.   Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Issuers or any of their Affiliates with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest as described in the TIA (as in effect at such time), it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04.   Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication, and it shall not be responsible for the compliance by the Issuers or any Holder with any federal or state securities laws or the determination as to which beneficial owners are entitled to receive notices hereunder.

Notwithstanding anything else herein to the contrary, the Trustee shall not have (a) any responsibility with respect to (i) the accuracy of the records of any Depositary or any other Person with respect to any beneficial interest in Global Notes or (ii) the selection of the particular portions of a Global Note to be redeemed or refunded in the event of a partial redemption or refunding of part of the Notes Outstanding that are represented by Global Notes, or (b) any obligation to (i) deliver to any Person, other than a Holder, any notice with respect to Global Notes, including any notice of redemption or refunding or (ii) make payment to any Person, other than a Holder, of any amount with respect to the principal of, Redemption Premium, if any, or interest on Global Notes.

Section 7.05.   Notice of Defaults.

If a Default or an Event of Default occurs and is continuing with respect to the Notes and if a Responsible Officer of the Trustee has notice of such Default or Event of Default as described in Section 7.02(g), the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs; provided, however, that in any event the Trustee shall not be required to mail such notice prior to 10 days after a Responsible Officer receives notice of such default or Event of Default as described in Section 7.02(g).  Except in the case of a Default or Event of Default relating to the payment of principal or interest on any Note then outstanding, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06.   Reports by Trustee to Holders of the Notes.

(a)           Within 60 days after each June 15 beginning with the June 15 following the date hereof, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA Section 313(b)(2).  The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

Section 7.07.   Compensation and Indemnity.

(a)           The Issuers shall, jointly and severally, pay to the Trustee and the Notes Collateral Agent from time to time reasonable compensation for its acceptance of this Indenture and services hereunder in accordance with a written schedule provided by the Trustee and the Notes Collateral Agent to the Issuers.  The Trustee’s and the Notes Collateral Agent’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuers shall reimburse the Trustee and the Notes Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s and the Notes Collateral Agent’s agents and counsel.

(b)           The Issuers and the Guarantors shall, jointly and severally, fully indemnify each of the Trustee and the Notes Collateral Agent against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by either of the Issuers or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable, in the case of the Trustee, to its negligence, bad faith or willful misconduct and, in the case of the Notes Collateral Agent, to its gross negligence or willful misconduct.  Each of the Trustee and the Notes Collateral Agent shall notify the Issuers and the Guarantors promptly of any claim for which it may seek indemnity.  Failure by the Trustee or the Notes Collateral Agent to so notify the Issuers shall not relieve the Issuers of their obligations hereunder unless the failure to notify the Issuers impairs the Issuers’ ability to defend such claim.  The Issuers shall defend the claim and the Trustee and the Notes Collateral Agent, as the case may be, shall cooperate in the defense.  The Issuers do not need to pay for any settlement made without their consent.

(c)           The obligations of the Issuers and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee or the Notes Collateral Agent.

(d)           To secure the Issuers’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes, which it may exercise by right of set-off, on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee or the Notes Collateral Agent.

(e)           When the Trustee and the Notes Collateral Agent incurs expenses or renders services after an Event of Default specified in Section 6.01 (a)(x) and (xi) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)            The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

(g)           Any amounts due and owing to the Trustee and the Notes Collateral Agent hereunder (whether in the nature of fees, expenses, indemnification payments or reimbursements for advances) which have not been paid by or on behalf of the Issuers within 30 days following written notice thereof given to the Issuers shall bear interest at an interest rate equal to the prime rate published in the Wall Street Journal in effect from time to time, plus two percent (2%) per annum.

Section 7.08.   Replacement of Trustee.

(a)            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers.  The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee with respect to the Notes by so notifying the Trustee and the Issuers in writing.  The Issuers may remove the Trustee if:

(i)             the Trustee fails to comply with Section 7.10;

(ii)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)          a custodian or public officer takes charge of the Trustee or its property; or

(iv)          the Trustee becomes incapable of acting.

(c)           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee with respect to the Notes to replace the successor Trustee appointed by the Issuers.

(d)           If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Issuers any court of competent jurisdiction for the appointment of a successor Trustee.

(e)           If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may, at the expense of the Issuers, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as

Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09.   Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee.

Section 7.10.   Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5).  The Trustee is subject to TIA Section 310(b).

Section 7.11.   Preferential Collection of Claims Against Issuers.

The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.  The Trustee hereby waives any right to set off any claim that it may have against the Issuers in any capacity (other than any capacity in which it serves under this Indenture) against any of the assets of the Issuers held by the Trustee; provided, however, that if the Trustee is or becomes a lender of any other Indebtedness permitted hereunder to be pari passu with the Notes, then such waiver shall not apply to the extent of such Indebtedness.

ARTICLE EIGHT
DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.   Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at the option of the Board of Directors evidenced by a Board Resolution accompanied by an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes and the Notes Guarantees related to the Notes upon compliance with the conditions set forth below in this Article Eight.

Section 8.02.   Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and all obligations of the Guarantors shall be deemed to have been discharged with respect to their obligations under the Note Guarantees related to the Notes on the date the conditions set forth below are satisfied and have Liens, if any, on the Collateral securing the Notes and the Note Guarantees released (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuers and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Note Guarantees related to the Notes, respectively, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all their other obligations under such Notes, the related Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute such instruments as reasonably requested by the Issuers acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest, if any, on such Notes when such payments are due, (b) the Issuers’ obligations with respect to such Notes under Article Two concerning issuing temporary Notes, registration of Notes and mutilated, destroyed, lost or stolen Notes and the Issuers’ obligations under Section 4.02, (c) the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder, the rights, immunities and indemnities of the Notes Collateral Agent hereunder and the Issuers’ and the Guarantors’ obligations in connection therewith and (d) this Article Eight.  Subject to compliance with this Article Eight, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03.   Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.18, 4.19, 4.21, 4.22 and 5.01(a)(iii) with respect to the outstanding Notes and the Note Guarantees related to the Notes on and after the date the conditions set forth in Section 8.04 are satisfied and have Liens, if any, on the Collateral securing the Notes and the Note Guarantees released (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and the Notes Guarantees related to the Notes, the Issuers and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default with respect to Notes under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees shall be unaffected thereby.  In addition, upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(a)(iii) through (ix) shall not constitute Events of Default with respect to Notes.

Section 8.04.   Conditions to Legal or Covenant Defeasance.

(a)            The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes:

(i)            the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(ii)           in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii)           in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv)          no Default or Event of Default shall have occurred and be continuing either:  (a) on the date of such deposit; or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

(v)           such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(vi)          the Issuers must have delivered to the Trustee an Opinion of Counsel to the effect that assuming no intervening bankruptcy of any Issuer or Guarantor between the date of deposit and the 123rd day following the deposit and assuming that no Holder is an “insider” of either Issuer under applicable bankruptcy law, after the 123rd day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, including Section 547 of the United States Bankruptcy Code, and Section 15 of the New York Debtor and Creditor Law;

(vii)         the Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others;

(viii)        if the Notes are to be redeemed prior to their Stated Maturity, the Issuers must deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified redemption date; and

(ix)           the Issuers must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent (other than the expiration of the 123-day period referred to in Section 8.04(a)(vi)) relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05.          Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

(a)           Subject to Section 8.06, all money and non‑callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

(b)           The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non‑callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

(c)           Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non‑callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.   Repayment to the Issuers.

Subject to applicable abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest, if any, on any Note and remaining unclaimed for two years after such principal, and premium, if any, interest, if any, has become due and payable shall be paid to the Issuers on its written request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the reasonable expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuers.

Section 8.07.   Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non‑callable Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture, the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 and, in the case of a Legal Defeasance, the Guarantors’ obligations under their respective Note Guarantees shall be revised and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03, in each case until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE NINE
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.   Without Consent of Holders of Notes.

(a)            Notwithstanding Section 9.02, with respect to the Notes, the Issuers, the Guarantors, the Trustee and the Notes Collateral Agent may amend or supplement this Indenture, the Notes, the Note Guarantees, the Security Documents or the Intercreditor Agreements without the consent of any Holder of a Note:

(i)             to cure any ambiguity, defect or inconsistency;

(ii)            to provide for uncertificated Notes in addition to or in place of certificated Notes;

(iii)           to provide for the assumption of any of the Issuers’ or Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of such the Issuers’ or Guarantor’s assets in accordance with the terms of this Indenture;

(iv)           to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the legal rights under this Indenture, the Notes, the Security Documents or the Intercreditor Agreements of any such Holder;

(v)           to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(vi)          to comply with Section 4.18;

(vii)         to evidence and provide for the acceptance of appointment by a successor Trustee or successor Notes Collateral Agent;

(viii)        to provide for the issuance of Additional Notes in accordance with this Indenture;

(ix)           to conform the text of this Indenture, the Notes, the Security Documents or the Intercreditor Agreements to any provision of the section of each Offering Memorandum entitled “Description of the 2024 Second Lien Notes” to the extent that such provision in this Indenture or the Notes was intended to conform to the text of  such “Description of the 2024 Second Lien Notes”;

(x)            to provide for the accession of any parties to the Security Documents or the Intercreditor Agreements, as applicable (and other amendments to such documents that in either case are administrative or ministerial in nature) in connection with an incurrence of Additional First Priority Lien Obligations, Additional Second Priority Lien Obligations or Junior Priority Lien Obligations, as applicable, in each case to the extent permitted by this Indenture;

(xi)           to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee or the Notes Collateral Agent for the benefit of the Holders, as additional security for the payment and performance of all or any portion of the Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Notes Collateral Agent pursuant to this Indenture, any of the Security Documents or otherwise; or

(xii)          pursuant to the terms of the First Priority/Second Priority Intercreditor Agreement;

(xiii)         to provide for the release of Collateral from the Liens pursuant to the terms of this Indenture; or

(xiv) to enter into any intercreditor agreement having substantially similar terms with respect to the Holders as those set forth in any Intercreditor Agreement, taken as a whole, or any joinder thereto.

Upon the request of the Issuers, and upon receipt by the Trustee and Notes Collateral Agent, if applicable, of any documents requested under Section 7.02(b) hereof, the Trustee and Notes Collateral Agent, if applicable, shall join with the Company in the execution of any amended or supplemental Indenture, Security Document or Intercreditor Agreement authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and Notes Collateral Agent, if applicable, shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties, protections, privileges, indemnities or immunities under this Indenture, the Security Documents or the Intercreditor Agreements or otherwise.

Section 9.02.   With Consent of Holders of Notes.

(a)           Except as otherwise provided in this Section 9.02, the Company, the Guarantors, the Trustee and Notes Collateral Agent, if applicable, may amend or supplement this Indenture, the Notes,  the Note Guarantees, the Security Documents or the Intercreditor Agreements with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes (and related Note Guarantees), the Security Documents or the Intercreditor Agreements may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

(b)           The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto or any supplement or amendment to the Security Documents or Intercreditor Agreements.  If a record date is fixed, the Holders of Notes on such record date, or its duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture or such supplement or amendment, as applicable, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

(c)           Upon the request of the Issuers and upon the delivery to the Trustee  and Notes Collateral Agent, if applicable, of evidence of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee and Notes Collateral Agent, if applicable, of the documents described in Section 7.02(b), the Trustee and Notes Collateral Agent, if applicable, shall join with the Issuers in the execution of such amendment or supplement unless any amendment or supplement to this Indenture, the Security Documents or the Intercreditor Agreements affects the Trustee’s or Notes Collateral Agent’s own rights, duties, protections, privileges, indemnities or immunities under this Indenture or otherwise, in which case the Trustee and Notes Collateral Agent, if applicable, may in their discretion, but shall not be obligated to, enter into such amendment or supplement.

(d)           It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

(e)           After an amendment, supplement or waiver under this Section becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.  Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) may waive compliance in a particular instance by the Issuers with any provision of this Indenture, the Notes, the Security Documents or the Intercreditor Agreements.  However, with respect to the Notes, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non‑consenting Holder):

(i)             reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(ii)            reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the Notes other than provisions relating to Sections 4.10 and 4.14 (except to the extent provided in clause (ix) below);

(iii)           reduce the rate of or change the time for payment of interest on any Note;

(iv)          waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(v)           make any Note payable in money other than U.S. dollars;

(vi)          make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on the Notes;

(vii)         release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(viii)         impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Note Guarantees;

(ix)           amend, change or modify the obligation of the Issuers to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with Section 4.10 after the obligation to make such Asset Sale Offer has arisen, or the obligation of the Issuers to make and consummate a Change of Control Offer in the event of a Change of Control Triggering Event in accordance with Section 4.14 after such Change of Control Triggering Event has occurred, including, in each case, amending, changing or modifying any definition relating thereto;

(x)           except as otherwise permitted under Section 4.18 and Section 5.01, consent to the assignment or transfer by the Issuers or any Guarantor of any of their rights or obligations under this Indenture;

(xi)           amend or modify any of the provisions of this Indenture, the Notes, the Security Documents or the Intercreditor Agreements or the related definitions affecting the ranking of the Notes or any Note Guarantee in any manner adverse to the Holders of the Notes or any Note Guarantee; and

(xii)          make any change in the preceding amendment and waiver provisions.

(f)            Without the consent of the holders of at least 66 2/3% in principal amount of the then outstanding Notes (including Additional Notes, if any), no amendment, supplement or waiver may modify any Security Document or the Intercreditor Agreements, or the provisions in this Indenture dealing with the Collateral (including, without limitation, this Section 9.02), the Security Documents or the Intercreditor Agreements, that would have the impact of releasing all or substantially all of the Collateral from the Liens of the Security Documents (except as permitted by the terms of this Indenture, the Security Documents and the Intercreditor Agreements) or change or alter the priority of the security interests in the Collateral.

Section 9.03.   [Reserved].

Section 9.04.   Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05.   Notation on or Exchange of Notes.

(a)            The Issuers or the Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b)           Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.   Trustee and Notes Collateral Agent to Sign Amendments, Etc.

The Trustee and/or the Notes Collateral Agent shall sign any amendment or supplement to this Indenture, any Note, the Security Documents or the Intercreditor Agreements authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities, protections, privileges, indemnities or immunities of the Trustee and/or the Notes Collateral Agent.  In executing any such amendment or supplement or Note, the Trustee and/or the Notes Collateral Agent shall receive and (subject to Section 7.01) shall be fully protected in conclusively relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Indenture and such Security Document or Intercreditor Agreement.

ARTICLE TEN
COLLATERAL AND SECURITY

Section 10.01.   Collateral.

(a)            The due and punctual payment of the Obligations, including payment of the principal of, premium on, if any, and interest on, the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest on the Notes, according to the terms hereunder or thereunder, and all other obligations of the Issuers and the Guarantors to the Holders, the Trustee or the Notes Collateral Agent under this Indenture, the Notes, the Note Guarantees, the Security Documents and the Intercreditor Agreements are secured as provided in the Security Documents which the Issuers and Guarantors have entered into simultaneously with the execution of this Indenture and will be secured by Security Documents hereafter delivered as required by this Indenture. The Trustee and the Issuers hereby acknowledge and agree that the Notes Collateral Agent holds the Collateral in trust for the benefit of the Holders and the Trustee, in each case pursuant and subject to the terms of the Security Documents and the Intercreditor Agreements.

(b)           Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Security Documents and the Intercreditor Agreements (including, without limitation, the provisions providing for possession, use, release and foreclosure of Collateral and the terms of the Intercreditor Agreements) as the same may be in effect or may be amended from time to time in accordance with its terms and the terms of this Indenture and agrees that it will not contest or support any other person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any other holder of Second Priority Lien Obligations in all or any part of the Collateral. Each Holder, by its acceptance of a Note, (i) authorizes the Trustee to serve as the Notes Authorized Representative to act on its behalf under the Security Documents and lntercreditor Agreements to which it is a party, (ii) authorizes the Notes Collateral Agent to act on its behalf as the Notes Collateral Agent under this Indenture, the Security Agreement and under each of the other Security Documents and the Intercreditor Agreements to which it is a party, (iii) authorizes and directs the Notes Collateral Agent to enter into the Security Documents and the Intercreditor Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith, (iv) authorizes and directs the Trustee, as Notes Authorized Representative, to enter into the Pari Passu Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith, and (v) authorizes the Trustee, as Notes Authorized Representative, to authorize the Notes Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Notes Collateral Agent by the terms of the Security Agreement and the other Security Documents and the Intercreditor Agreements, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any grantor thereunder to secure any of the Second Priority Lien Obligations, together with such powers and discretion as are reasonably incidental thereto.

(c)           Each Holder, by its acceptance of a Note, authorizes the Notes Collateral Agent, the Notes Authorized Representative and the Trustee, as applicable, to enter into the Intercreditor Agreements (or, if such agreement is terminated, any substantially identical intercreditor agreement on behalf of, and binding with respect to, the Holders and their interest in designated assets, in connection with the incurrence of any First Priority Lien Obligations, Second Priority Lien Obligations or Junior Priority Lien Obligations. as the case may be). The Notes Collateral Agent or the Notes Authorized Representative, as applicable, will enter into any such future intercreditor agreement at the request of the Issuers, provided that the Issuers will have delivered to the Notes Collateral Agent or the Notes Authorized Representative, as the case may be, an Officers’ Certificate and Opinion of Counsel to the effect that such other intercreditor agreement is authorized or permitted by this Indenture and the Security Documents and that all conditions precedent thereto have been met or waived.

Section 10.02.   New Guarantors; After-Acquired Property.

(a)           Promptly (but in any event within 10 days) following the acquisition by any Issuer or Guarantor of material assets of the type to which the Transaction Liens (as defined in the Security Agreement) are intended to attach (other than Excluded Assets or assets constituting Collateral that become subject to a Lien securing the Notes for the benefit of the Trustee and the Holders of the Notes upon acquisition thereof) prior to the occurrence of an Investment Grade Rating Event, the Issuers shall notify the Notes Collateral Agent thereof in writing and promptly thereafter (but in any event within 30 days after such property’s acquisition or it no longer being an Excluded Asset) shall cause such assets to be subjected to a Lien securing the Notes Obligations for the benefit of the Trustee, the Notes Collateral Agent and the Holders of the Notes (as well as for the benefit of the holders of certain Additional Second Priority Lien Obligations and holders of First Priority Lien Obligations) and shall take, or cause the relevant Guarantor to take, such actions as shall be necessary or may be reasonably requested by the Notes Collateral Agent to grant and perfect or record such Lien, in each case to the extent contemplated by the Security Documents, all at the Issuers’ expense; provided that the Collateral in any event will exclude Excluded Assets and no Issuer or Guarantor shall be required to (i) grant a security interest in or perfect liens in (A) real property or improvements thereto or (B) Notes Escrowed Proceeds, or (ii) perfect by “control” (as defined in the UCC) liens with respect to investment property consisting of securities accounts in respect of which such Issuer or Guarantor owns securities entitlements below monetary thresholds as described in Section 6(c) of the Security Agreement.

(b)           Promptly (but in any event within 10 days) following a Subsidiary (including a newly created one) becoming a Guarantor prior to the occurrence of an Investment Grade Rating Event, the Issuers shall notify the Notes Collateral Agent thereof in writing and promptly thereafter (but in any event within 30 days after such Subsidiary becoming a Guarantor) shall cause all of such Subsidiary’s assets (other than Excluded Assets) to be subjected to a Lien securing the Notes Obligations for the benefit of the Trustee and the Holders of the Notes (as well as for the benefit of the holders of certain Additional Second Priority Lien Obligations and holders of First Priority Lien Obligations) and shall take, or cause such Subsidiary to take, such actions as shall be necessary or may be reasonably requested by the Notes Collateral Agent to grant and perfect or record such Lien, in each case to the extent contemplated by the Security Documents, all at the Issuers’ expense; provided that the Collateral in any event will exclude Excluded Assets and no the Issuer or Guarantor shall be required to (i) grant a security interest in or perfect liens in (A) real property or improvements thereto or (B) Notes Escrowed Proceeds, or (ii) perfect by “control” (as defined in the UCC) liens with respect to investment property consisting of securities accounts in respect of which such Issuer or Guarantor owns securities entitlements below monetary thresholds as described in Section 6(c) of the Security Agreement.

(c)           Subject to the limitations and exceptions set forth in this Indenture and the Security Documents, if an Issuer or a Guarantor creates any additional Lien upon any of its property or assets to secure any Senior Credit Facilities Obligations after the Issue Date, it shall concurrently cause such assets to be subjected to a Second Priority Lien securing the Notes Obligations for the benefit of the Trustee and the Holders of the Notes (as well as for the benefit of the holders of Senior Credit Facilities Obligations and certain Additional Second Priority Lien Obligations), subject only to Permitted Liens, and shall take, or cause such Subsidiary to take, such actions as shall be necessary or may be reasonably requested by the Notes Collateral Agent to grant and perfect or record such Lien, in each case to the extent contemplated by the Security Documents, all at the Issuers’ expense.

Section 10.03.   Notes Authorized Representative; Notes Collateral Agent.

(a)            The Holders, by their acceptance of the Notes, hereby designate the Trustee as the Notes Authorized Representative under the Pari Passu Intercreditor Agreement. Whenever the Trustee is acting as Notes Authorized Representative or Authorized Representative under any Security Documents or Intercreditor Agreements, it shall be entitled to all of the rights, privileges, immunities and indemnities granted to it under this Indenture, as if such rights, privileges, immunities and indemnities were set forth in such Security Documents or Intercreditor Agreements.

(b)           The Trustee and the Holders, by their acceptance of the Notes, hereby appoint Wilmington Trust, National Association to act on its behalf as the Notes Collateral Agent under this Indenture, the Security Agreement, each of the other Security Documents and the Intercreditor Agreements and to exercise such powers and perform such duties as are expressly delegated to the Notes Collateral Agent by the terms of this Indenture, the Security Documents and the Intercreditor Agreements, and Wilmington Trust, National Association agrees to act as such.  The provisions of this Section 10.03 are solely for the benefit of the Notes Collateral Agent and none of the Trustee, any of the Holders shall have any rights as a third party beneficiary of any of the provisions contained herein.  Each Holder agrees that any action taken by the Notes Collateral Agent in accordance with the provisions of this Indenture, the Security Documents and the Intercreditor Agreements, and the exercise by the Notes Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders.  Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Documents and the Intercreditor Agreements, the duties of the Notes Collateral Agent shall be ministerial and administrative in nature, and the Notes Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Security Documents and the Intercreditor Agreements to which the Notes Collateral Agent is a party, nor shall the Notes Collateral Agent have or be deemed to have any trust or fiduciary relationship with the Trustee, any Holder or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Documents and the Intercreditor Agreements or otherwise exist against the Notes Collateral Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Notes Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Notes Collateral Agent shall act as the representative and collateral agent for each Holder of the Notes in receiving and holding Liens granted pursuant to the Security Documents.

(c)           Subject to the provisions of the applicable Security Document and the Intercreditor Agreements, each Holder, by acceptance of the Notes, agrees that the Notes Collateral Agent shall execute and deliver the Security Documents to which it is a party and the Intercreditor Agreements and all agreements, power of attorney, documents and instruments incidental thereto, and act in accordance with the terms thereof.  The Notes Collateral Agent shall hold (directly or through any agent) and is directed by each Holder to so hold, and shall be entitled to enforce on behalf of the holders of Liens on the Collateral created by the Security Documents for their benefit, subject to the provisions of the Intercreditor Agreements.

(d)           If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Notes Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Notes Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article Six, the Trustee shall promptly turn the same over to the Notes Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Notes Collateral Agent such proceeds to be applied by the Notes Collateral Agent pursuant to the terms of this Indenture and the Intercreditor Agreements.

(e)            The Notes Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders, and the Trustee shall have no obligation whatsoever to any of the Holders, to assure that the Collateral exists or is owned by any Issuer or Guarantor or is cared for, protected, or insured or has been encumbered, or that the Notes Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of any Issuer’s or any Guarantor’s property constituting Collateral has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Notes Collateral Agent pursuant to this Indenture, any Security Documents, or any Intercreditor Agreement, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Notes Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.

(f)            The Notes Collateral Agent may resign at any time by notice to the Trustee and the Company, such resignation to be effective upon the acceptance of a successor agent to its appointment as Notes Collateral Agent. If the Notes Collateral Agent resigns under this Indenture, the Company shall appoint a successor collateral agent.  If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Notes Collateral Agent (as stated in the notice of resignation), the Notes Collateral Agent may appoint, after consulting with the Trustee, subject to the consent of the Issuers (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), a successor collateral agent.  If no successor collateral agent is appointed and consented to by the Issuers pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Notes Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor.  Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Notes Collateral Agent, and the term “Notes Collateral Agent” shall mean such successor collateral agent, and the retiring Notes Collateral Agent’s appointment, powers and duties as the Notes Collateral Agent shall be terminated. After the retiring Notes Collateral Agent’s resignation hereunder, the provisions of this Section 10.03 (and Article Seven) shall continue to inure to its benefit and the retiring Notes Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Notes Collateral Agent under this Indenture.

(g)           Neither the Trustee nor the Notes Collateral Agent shall be liable or responsible for the failure of the Issuers or any Guarantors to maintain insurance on the Collateral, nor shall either of them be responsible for any loss due to the insufficiency of such insurance or by reason of the failure of any insurer to pay the full amount of any loss against which it may have insured to the Issuers, the Guarantors, the Trustee, the Notes Collateral Agent or any other Person.

(h)           Notwithstanding anything to the contrary in this Indenture or any Security Document, in no event shall the Notes Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the Security Documents (including without limitation the filing or continuation of any UCC financing statements, mortgages, security agreements, or similar documents or instruments in any U.S. or foreign jurisdiction ), nor shall the Notes Collateral Agent or the Trustee be responsible for, and neither the Notes Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.

(i)            The provisions of Section 7.01(e) and (f), 7.02, 7.03, 7.04, 7.07 and 7.09, mutatis mutandis, shall apply to the Notes Collateral Agent, with references to the Trustee therein deemed to be references to the Notes Collateral Agent.

(j)            Upon the receipt by the Notes Collateral Agent of a written request of the Issuers in the form of an Officers’ Certificate, the Notes Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Security Document or Intercreditor Agreement to be executed after the Issue Date that is permitted or authorized by the terms of this Indenture.  Such Officers’ Certificate shall (i) state that it is being delivered to the Collateral Agent pursuant to, this Section 10.03(j), and (ii) instruct the Notes Collateral Agent to execute and enter into such Security Document or Intercreditor Agreement.  Any such execution of a Security Document or Intercreditor Agreement shall be at the direction and expense of the Issuers, upon delivery to the Notes Collateral Agent of an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Security Document or Intercreditor Agreement have been satisfied.

(k)           The Issuers shall pay to the Notes Collateral Agent such compensation, reimburse the Notes Collateral Agent for expenses and indemnify the Notes Collateral Agent all as set forth in Section 7.07 hereof.

(l)             Whether or not expressly stated therein, in acting under any Security Document or Intercreditor Agreement, the Notes Collateral Agent shall be entitled to all of the rights, privileges, immunities and indemnities granted to it under this Indenture, as if such rights, privileges, immunities or indemnities were set forth in such Security Document or Intercreditor Agreement.

Section 10.04.   Release of Collateral.

(a)            All or any portion of the Collateral, as applicable, shall be released from the Lien and security interest created by the Security Documents to secure the Notes Obligations, all without delivery of any instrument or performance of any act by any party, at any time or from time to time as provided by this Section 10.04. Upon such release, subject to the terms of the Security Documents all rights in the applicable Collateral securing Notes Obligations shall revert to the Issuers and the Guarantors. The applicable Collateral shall be released from the Lien and security interest created by the Security Documents to secure the Notes Obligations under one or more of the following circumstances:

(i)             in connection with any sale, transfer or other disposition of any Collateral to any Person (other than the Issuers or a Guarantor) to the extent not prohibited under the terms of this Indenture and the Security Documents (including the covenant described in Section 4.10 hereof), but excluding any transaction subject to Section 5.01 where the recipient is required to become the obligor on the Notes or a Note Guarantee;

(ii)           with respect to Collateral pledged by any particular Guarantor, upon release of such Guarantor from its Note Guarantee in accordance with the terms of this Indenture, the Security Documents and the Intercreditor Agreements;

(iii)          with respect to Collateral that constitutes Equity Interests, upon the dissolution or liquidation of the issuer of that Equity Interest that is not prohibited by this Indenture;

(iv)          upon (A) satisfaction and discharge of this Indenture pursuant to Article Twelve or (B) legal defeasance or covenant defeasance of the Notes pursuant to Article Eight;

(v)           from the first date on which (A) the Notes are rated Investment Grade, and (B) no Default or Event of Default has occurred and is then continuing under this Indenture (the occurrence of the events described in the foregoing clauses (A) and (B) being collectively referred to as an “Investment Grade Rating Event”);

(vi)          upon payment in full of principal, interest on the Notes and all other Obligations (other than contingent Obligations in respect of which no claims have been made) under the Notes, the Note Guarantees, this Indenture, the Security Documents and the Intercreditor Agreements;

(vii)          the release of Collateral by the Applicable Collateral Agent in connection with a foreclosure upon or exercise of remedies against any Collateral resulting in a sale or disposition thereof, acting on the instructions of the Applicable Authorized Representative in accordance with the terms of the Intercreditor Agreements;

(viii)        in part, as to any property or asset constituting Collateral if and only to the extent that the Liens on such Collateral in favor of the First Priority Collateral Agent in respect of the Senior Credit Facilities have been released in accordance with the terms of the First Priority Lien Documents, except a release as a result of the repayment in full of the Indebtedness then outstanding in respect of the Senior Credit Facilities;

(ix)          in whole or in part, in accordance with, and as expressly provided under the First Priority/Second Priority Intercreditor Agreement; and

(x)            in whole or in part, in accordance with Section 9.02(f).

(b)           The Notes Collateral Agent and, if necessary, the Trustee, at the Issuers’ expense and upon receipt of an Officers· Certificate and Opinion of Counsel, shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence prepared by the Issuer and shall do or cause to be done all other acts reasonably necessary to effect, in each case as soon as is reasonably practicable, the release of any Collateral permitted to be released pursuant to this Indenture and the Security Documents.  Neither the Trustee nor the Notes Collateral Agent shall be liable for any such release undertaken in good faith and that it believes to be authorized or within the rights or powers conferred upon it by this Indenture and the Security Documents.

(c)           The release of any Collateral from the terms of this Indenture and the Security Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Documents.

Section 10.05.   Authorization of Actions to be Taken by the Trustee Under the Security Documents.

(a)           Subject to the provisions of the Security Documents, the Trustee, as Notes Authorized Representative, may take, on behalf of Holders of the Notes, action permitted to be taken by it under the Security Documents.

(b)          Upon the occurrence and during the continuation of an Event of Default and subject to the provisions of the Security Agreement, and subject to the provisions of Section 7.01 and Section 7.02, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Notes Collateral Agent to, take all actions it deems necessary or appropriate in order to:

(i)             enforce any of the terms of the Security Documents or the Intercreditor Agreements; and

(ii)            collect and receive any and all amounts payable in respect of the Obligations of the Issuers hereunder.

(c)           Subject to the provisions of the Security Agreement and the other Security Documents and the Intercreditor Agreements, the Trustee and the Notes Collateral Agent will have power to institute and maintain such suits and proceedings, at the expense of the Issuers, as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents, the Intercreditor Agreements or this Indenture, and such suits and proceedings as the Trustee or the Notes Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee or the Notes Collateral Agent).  Nothing in this Section 10.05 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Notes Collateral Agent.

Section 10.06.   Authorization of Receipt of Funds by the Authorized Representative Under the Security Documents.

Subject to the provisions of the Security Agreement, the Notes Collateral Agent is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents and the Intercreditor Agreements, and to make further distributions of such funds to the Trustee for further distribution to the Holders according to the provisions of this Indenture.

Section 10.07.   Purchaser Protected.

In no event shall any purchaser or other transferee in good faith of any property or assets purported to be released hereunder be bound to ascertain the authority of the Notes Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or assets be under any obligation to ascertain or inquire into the authority of the Issuers or the applicable Guarantor to make any such sale or other transfer.

Section 10.08.   Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article Ten upon the Issuers or a Guarantor with respect to the release, sale or other disposition of such property or assets may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuers or a Guarantor or of any officer or officers thereof required by the provisions of this Article Ten; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

ARTICLE ELEVEN
NOTE GUARANTEES

Section 11.01.   Guarantee.

(a)           Subject to this Article Eleven, each of the Guarantors hereby, jointly and severally, and fully and unconditionally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and Notes Collateral Agent, and each their successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:  (i) the principal of, premium, if any, and interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest, if any, on the Notes, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Issuers to the Holders, the Trustee and the Notes Collateral Agent hereunder or thereunder will be promptly paid in full, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)           The Guarantors hereby agree that, to the maximum extent permitted under applicable law, their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Subject to Section 6.06, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)           If any Holder, the Trustee or the Notes Collateral Agent is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to any of the Issuers or the Guarantors, any amount paid by any of them to the Trustee, Notes Collateral Agent or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d)           Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, the Trustee, and the Notes Collateral Agent, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.  The Guarantors shall have the right to seek contribution from any non‑paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 11.02.   Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to its Note Guarantee.  To effectuate the foregoing intention, the Trustee, the Notes Collateral Agent, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Eleven, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.03.   Execution and Delivery of Note Guarantee.

(a)            If an Officer of a Guarantor whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantee shall be valid nevertheless.

(b)           The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

(c)           If required by Section 4.18, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture in accordance with Section 4.18 and this Article Eleven, to the extent applicable.

Section 11.04.   Guarantors May Consolidate, Etc., on Certain Terms.

(a)            A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company, the Co-Issuer or another Guarantor, unless:

(i)             immediately after giving effect to that transaction, no Default or Event of Default exists;

(ii)           either:

(A)          the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (the “Successor Guarantor”) (if other than the Guarantor) is organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under this Indenture, its Note Guarantee, the Security Documents and the Intercreditor Agreements pursuant to a supplemental indenture or other applicable instrument; or

(B)          such sale or other disposition or consolidation or merger complies with Section 4.10;

(iii)           the Collateral owned by the Successor Guarantor will (A) continue to constitute Collateral under this Indenture and the Security Documents and (B) not be subject to any Lien (other than Permitted Liens);

(iv)          to the extent that any assets owned by a Person consolidated or merged with or into, or sold, assigned, transferred, conveyed or otherwise disposed to, a Successor Guarantor are assets of the type which would constitute Collateral under the Security Documents, the Successor Guarantor will take such action as may be reasonably necessary to cause such assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in the Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and

(v)           the Issuers deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, sale, assignment, conveyance or other disposition complies with this Section 11.04 and that all conditions precedent provided for and relating to such transaction have been complied with.

(b)           In case of any such consolidation, merger, sale or conveyance and upon the assumption by the Successor Guarantor, by supplemental indenture or other applicable instrument, executed and delivered to the Trustee and  Notes Collateral Agent, if applicable, of the Note Guarantee, the Security Documents and the Intercreditor Agreements and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by a Guarantor, such Successor Guarantor shall succeed to and be substituted for a Guarantor with the same effect as if it had been named herein and in the Security Documents and the Intercreditor Agreements as a Guarantor.  All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

(c)          Except as set forth in Article Five, and notwithstanding clauses (i) and (ii) of Section 11.04(a), nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company, the Co-Issuer or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company, the Co-Issuer or another Guarantor.

Section 11.05.   Release of Guarantor.

(a)            The Note Guarantee of a Guarantor shall be released:

(i)            in connection with any transaction permitted by this Indenture after which such Guarantor would no longer constitute a Restricted Subsidiary of the Company, if the sale of Capital Stock, if any, complies with Section 4.10;

(ii)            if the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary under this Indenture;

(iii)           upon satisfaction and discharge of the Notes as set forth under Section 12.01 or upon defeasance of the Notes as set forth under Article Eight; or

(iv)          solely in the case of a Note Guarantee created pursuant to Section 4.18, upon the release or discharge of the Guarantee which resulted in the creation of such Note Guarantee pursuant to this Section 4.18, except a discharge or release by or as a result of payment under such Guarantee.

(b)           Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article Eleven.

ARTICLE TWELVE
SATISFACTION AND DISCHARGE

Section 12.01.   Satisfaction and Discharge.

(a)           This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder (except for certain surviving rights of the Trustee and the Issuers’ obligations with respect thereto), and the Liens, if any, on the Collateral securing the Notes and the Note Guarantees will be released, in each case when:

(i)             either:

(A)          all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuers) have been delivered to the Trustee for cancellation; or

(B)          all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and any Issuer or Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(ii)           no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which any Issuer or Guarantor are a party or by which any Issuer or Guarantor is bound;

(iii)          any Issuer or Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(iv)          the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

(b)           In addition, the Issuers must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

(c)           Notwithstanding the above, the Trustee shall pay to the Issuers from time to time upon its request any cash or Government Securities held by it as provided in this section which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect a satisfaction and discharge under this Article Twelve.

(d)           After the conditions to discharge contained in this Article Twelve have been satisfied, and the Issuers have paid or caused to be paid all other sums payable hereunder by the Issuers, and delivered to the Trustee an Officers’ Certificate and Opinion of Counsel, each stating that all conditions precedent to satisfaction and discharge have been satisfied, the Trustee upon written request shall acknowledge in writing the discharge of the obligations of the Issuers and the Guarantors under this Indenture (except for those surviving obligations specified in this Section 12.01).

(e)            Notwithstanding the provisions of this Section 12.01, the Issuers’ obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and in this Article XII shall survive until the Notes have been paid in full. Thereafter, the Issuers’ obligations in Section 7.07 shall survive such satisfaction and discharge.

Section 12.02.   Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 12.03 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 12.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

Section 12.03.   Repayment to the Issuers.

Subject to applicable abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by an Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the an Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuers.

ARTICLE THIRTEEN
MISCELLANEOUS

Section 13.01.   [Reserved].

Section 13.02.   Notices.

(a)            Any notice or communication by the Issuers or any Guarantor, on the one hand, or the Trustee or the Notes Collateral Agent on the other hand, to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers and/or any Guarantor:

Windstream Services, LLC
4001 Rodney Parham Road
Little Rock, Arkansas 72212-2442
Facsimile: (501) 748-7400
Attention: Kristi Moody, Senior Vice President, General Counsel and Corporate Secretary of Windstream Services, LLC

with a copy to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Facsimile:  (212) 446-4900
Attention: Richard B. Aftanas and Timothy Cruickshank

If to the Trustee or Notes Collateral Agent:

Wilmington Trust, National Association
Global Capital Markets
50 South Sixth Street, Suite 1290
Minneapolis, Minnesota 55402
Facsimile: (612) 217-5651
Attention: Windstream Services Administrator

(b)           The Issuers, the Guarantors, the Trustee or the Notes Collateral Agent, by notice to the others may designate additional or different addresses for subsequent notices or communications.

(c)           All notices and communications (other than those sent to Holders) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

(d)           Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(e)           Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver.

(f)            In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made in consultation with the Trustee shall constitute a sufficient notification for every purpose hereunder.

(g)           If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h)           Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the standing instructions from such Depositary.

(i)             If an Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.03.   [Reserved].

Section 13.04.   Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers to the Trustee and/or the Notes Collateral Agent to take any action under this Indenture (except in connection with the original issuance of the Notes), the Issuers shall furnish to the Trustee:

(i)            an Officers’ Certificate (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(ii)           an Opinion of Counsel (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel (who may rely upon an Officers’ Certificate or certificates of public officials as to matters of fact), all such conditions precedent and covenants have been satisfied.

Section 13.05.   Statements Required in Certificate or Opinion.

(a)            Each certificate (except in the case of Section 4.04) or opinion with respect to compliance with a condition or covenant provided for in this Indenture and shall include:

(i)             a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)          a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)          a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.06.   Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07.   No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator, stockholder, member, manager or partner of any Issuer or Guarantor, as such, shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Security Documents or the Intercreditor Agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.08.   Governing Law.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES.

Section 13.09.   Consent to Jurisdiction.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court has been brought in an inconvenient forum.

Section 13.10.   No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any of its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.11.   Successors.

All agreements of the Issuers in this Indenture and the Notes shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successors.  All agreements of each Guarantor in this Indenture shall bind such Guarantor’s successors, except as otherwise provided in Section 11.04.

Section 13.12.   Severability.

In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.13.   Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  Delivery of an executed counterpart of a signature page to this Indenture by telecopier. facsimile or other electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. One signed copy is enough to prove this Indenture.

Section 13.14.   Acts of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuers.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuers if made in the manner provided in this Section 13.14.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)            Notwithstanding anything to the contrary contained in this Section 13.14, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.04.

(d)           If the Issuers shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuers may, at their option, by or pursuant to resolutions of its Board of Directors, fix in advance a record date for the determination of Holders of Notes entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuers shall have no obligation to do so.  Such record date shall be the record date specified in or pursuant to such resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders of Notes generally in connection therewith or the date of the most recent list of Holders of Notes forwarded to the Trustee prior to such solicitation pursuant to Section 2.06 and not later than the date such solicitation is completed.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record of Notes at the close of business on such record date shall be deemed to be Holders of Notes for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders of Notes on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e)           Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

(f)            Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 13.15.   Benefit of Indenture.

Nothing in this Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 13.16.   Table of Contents, Headings, Etc.

The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.17.   Force Majeure.

In no event shall the Trustee or the Notes Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services: it being understood that the Trustee and Notes Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Indenture as of the date first written above.

WINDSTREAM SERVICES, LLC

By	/s/ Robert E. Gunderman
Name:	Robert E. Gunderman
Title:	Chief Financial Officer & Treasurer

WINDSTREAM FINANCE CORP.

By	/s/ Robert E. Gunderman
Name:	Robert E. Gunderman
Title:	Chief Financial Officer & Treasurer

[Signature Page to the Indenture]

GUARANTORS:

ALLWORX CORP.
ARC NETWORKS, INC.
ATX COMMUNICATIONS, INC.
ATX TELECOMMUNICATIONS SERVICES OF VIRGINIA, LLC
BOB, LLC
BOSTON RETAIL PARTNERS, LLC
BRIDGECOM HOLDINGS, INC.
BRIDGECOM SOLUTIONS GROUP, INC.
BROADVIEW NETWORKS OF MASSACHUSETTS, INC.
BROADVIEW NETWORKS OF VIRGINIA, INC.
BUFFALO VALLEY MANAGEMENT SERVICES, INC.
BUSINESS TELECOM OF VIRGINIA, INC.
BV-BC ACQUISITION CORPORATION
CAVALIER IP TV, LLC
CAVALIER SERVICES, LLC
CAVALIER TELEPHONE, L.L.C.
CCL HISTORICAL, INC.
CHOICE ONE COMMUNICATIONS OF CONNECTICUT, INC.
CHOICE ONE COMMUNICATIONS OF MAINE INC.
CHOICE ONE COMMUNICATIONS OF MASSACHUSETTS INC.
CHOICE ONE COMMUNICATIONS OF OHIO INC.
CHOICE ONE COMMUNICATIONS OF RHODE ISLAND INC.
CHOICE ONE COMMUNICATIONS OF VERMONT INC.
CHOICE ONE OF NEW HAMPSHIRE INC.
CINERGY COMMUNICATIONS COMPANY OF VIRGINIA, LLC
CONESTOGA ENTERPRISES, INC.
CONESTOGA MANAGEMENT SERVICES, INC.
CONNECTICUT BROADBAND, LLC
CONNECTICUT TELEPHONE & COMMUNICATION SYSTEMS, INC.
CONVERSENT COMMUNICATIONS LONG DISTANCE, LLC
CONVERSENT COMMUNICATIONS OF CONNECTICUT, LLC
CONVERSENT COMMUNICATIONS OF MAINE, LLC
CONVERSENT COMMUNICATIONS OF MASSACHUSETTS, INC.
CONVERSENT COMMUNICATIONS OF NEW HAMPSHIRE, LLC
CONVERSENT COMMUNICATIONS OF RHODE ISLAND, LLC
CONVERSENT COMMUNICATIONS OF VERMONT, LLC
CORECOMM COMMUNICATIONS, LLC
CORECOMM-ATX, INC.
CTC COMMUNICATIONS OF VIRGINIA, INC.

[Signature Page to the Indenture]

D&E COMMUNICATIONS, LLC
D&E MANAGEMENT SERVICES, INC.
D&E NETWORKS, INC.
EARTHLINK BUSINESS HOLDINGS, LLC
EARTHLINK HOLDINGS, LLC
EARTHLINK SERVICES, LLC
EARTHLINK SHARED SERVICES, LLC
EARTHLINK, LLC
EQUITY LEASING, INC.
EUREKA BROADBAND CORPORATION
EUREKA HOLDINGS, LLC
EUREKA NETWORKS, LLC
EUREKA TELECOM OF VA, INC.
HEART OF THE LAKES CABLE SYSTEMS, INC.
INFOHIGHWAY COMMUNICATIONS CORPORATION
INFO-HIGHWAY INTERNATIONAL, INC.
INFOHIGHWAY OF VIRGINIA, INC.
IOWA TELECOM DATA SERVICES, L.L.C.
IOWA TELECOM TECHNOLOGIES, LLC
IWA SERVICES, LLC
KDL HOLDINGS, LLC
MCLEODUSA INFORMATION SERVICES LLC
MCLEODUSA PURCHASING, L.L.C.
MPX, INC.
NORLIGHT TELECOMMUNICATIONS OF VIRGINIA, LLC
OKLAHOMA WINDSTREAM, LLC
OPEN SUPPORT SYSTEMS LLC
PAETEC COMMUNICATIONS OF VIRGINIA, LLC
PAETEC HOLDING, LLC
PAETEC ITEL, L.L.C.
PAETEC REALTY LLC
PAETEC, LLC
PCS LICENSES, INC.
PROGRESS PLACE REALTY HOLDING COMPANY, LLC
REVCHAIN SOLUTIONS, LLC
SM HOLDINGS, LLC
TALK AMERICA OF VIRGINIA, LLC
TELEVIEW, LLC
TEXAS WINDSTREAM, LLC
US LEC OF ALABAMA LLC
US LEC OF FLORIDA LLC

[Signature Page to the Indenture]

US LEC OF SOUTH CAROLINA LLC
US LEC OF TENNESSEE LLC
US LEC OF VIRGINIA L.L.C.
US XCHANGE OF ILLINOIS, L.L.C.
US XCHANGE OF MICHIGAN, L.L.C.
US XCHANGE OF WISCONSIN, L.L.C.
US XCHANGE, INC.
VALOR TELECOMMUNICATIONS OF TEXAS, LLC
WIN SALES & LEASING, INC.
WINDSTREAM ALABAMA, LLC
WINDSTREAM ARKANSAS, LLC
WINDSTREAM BV HOLDINGS, INC.
WINDSTREAM CAVALIER, LLC
WINDSTREAM COMMUNICATIONS KERRVILLE, LLC
WINDSTREAM COMMUNICATIONS TELECOM, LLC
WINDSTREAM CTC INTERNET SERVICES, INC.
WINDSTREAM DIRECT, LLC
WINDSTREAM EN-TEL, LLC
WINDSTREAM HOLDING OF THE MIDWEST, INC.
WINDSTREAM IOWA COMMUNICATIONS, LLC
WINDSTREAM IOWA-COMM, LLC
WINDSTREAM KDL-VA, LLC
WINDSTREAM KERRVILLE LONG DISTANCE, LLC
WINDSTREAM LAKEDALE LINK, INC.
WINDSTREAM LAKEDALE, INC.
WINDSTREAM LEASING, LLC
WINDSTREAM LEXCOM ENTERTAINMENT, LLC
WINDSTREAM LEXCOM LONG DISTANCE, LLC
WINDSTREAM LEXCOM WIRELESS, LLC
WINDSTREAM MONTEZUMA, LLC
WINDSTREAM NETWORK SERVICES OF THE MIDWEST, INC.
WINDSTREAM NORTHSTAR, LLC
WINDSTREAM NUVOX ARKANSAS, LLC
WINDSTREAM NUVOX ILLINOIS, LLC
WINDSTREAM NUVOX INDIANA, LLC
WINDSTREAM NUVOX KANSAS, LLC
WINDSTREAM NUVOX OKLAHOMA, LLC
WINDSTREAM OKLAHOMA, LLC
WINDSTREAM SHAL NETWORKS, INC.
WINDSTREAM SHAL, LLC
WINDSTREAM SOUTH CAROLINA, LLC

[Signature Page to the Indenture]

WINDSTREAM SUGAR LAND, LLC
WINDSTREAM SUPPLY, LLC
XETA TECHNOLOGIES, INC.

By	/s/ Robert E. Gunderman
Name:	Robert E. Gunderman
Title:	Chief Financial Officer & Treasurer

[Signature Page to the Indenture]

GUARANTORS:

SOUTHWEST ENHANCED NETWORK SERVICES, LLC

By:	Windstream Services, LLC, its sole member

By:	/s/ Robert E. Gunderman
Name:	Robert E. Gunderman
Title:	Chief Financial Officer & Treasurer

WINDSTREAM SOUTHWEST LONG DISTANCE, LLC

By:	Windstream Services, LLC, its sole member

By:	/s/ Robert E. Gunderman
Name:	Robert E. Gunderman
Title:	Chief Financial Officer & Treasurer

[Signature Page to the Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee and as Notes Collateral Agent

By:	/s/ Jane Y. Schweiger
Name:	Jane Y. Schweiger
Title:	Vice President

[Signature Page to the Indenture]

EXHIBIT A

FORM OF NOTE

[Face of Note]

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE LAST “SETTLEMENT DATE” TO OCCUR PURSUANT TO THE EXCHANGE OFFERS IN WHICH SUCH SECURITY WAS ISSUED AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUERS OR ANY SUBSIDIARY OF THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER OR THE ISSUER ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE.

[Additional language for Regulation S Note to be inserted after paragraph 1]

[THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).]

CUSIP

No.	**$ **

WINDSTREAM SERVICES, LLC
 WINDSTREAM FINANCE CORP.

10.500% SENIOR SECOND LIEN NOTES DUE 2024

Issue Date:

Windstream Services, LLC, a Delaware limited liability company (the “Company,” which term includes any successor under the Indenture hereinafter referred to), and Windstream Finance Corp., a Delaware corporation, (the “Co-Issuer,” which term includes any successor under the Indenture hereinafter referred to, and, together with the Company, the “Issuers”), for value received, promises to pay to [                          ], or its registered assigns, the principal sum of $[          ] [(as may be increased or decreased as set forth on the attached Schedule of Exchanges of Interest in Global Note)] on June 30, 2024.

Interest Payment Dates:  June 30 and December 31, commencing December 31, 2018.

Record Dates:  June 15 and December 15.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by its duly authorized officer.

WINDSTREAM SERVICES, LLC

By:
Name:
Title:

WINDSTREAM FINANCE CORP.

By:
Name:
Title:

(Trustee’s Certificate of Authentication)

This is one of the 10.500% Senior Second Lien Notes due 2024 described in the within‑mentioned Indenture.

Dated:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[Reverse Side of Note]

WINDSTREAM SERVICES, LLC
 WINDSTREAM FINANCE CORP.

10.500% SENIOR SECOND LIEN NOTES DUE 2024

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.   Interest.  The Issuers, jointly and severally, promise to pay interest on the principal amount of this Note at 10.500% per annum from the date hereof until maturity.  The Issuers, jointly and severally, shall pay interest, if any, semi‑annually in arrears on June 30 and December 31 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [the date of original issuance]; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be December 31, 2018.  The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; the Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.   Method of Payment.  The Issuers shall pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders of Notes at the close of business on the record date immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest.  If a Holder has given wire transfer instructions to the Issuers, the Issuers shall pay all principal, interest and premium, if any, on that Holder’s Notes in accordance with those instructions.  All other payments on Notes shall be made at the office or agency of the Paying Agent and Registrar within the United States of America unless the Issuers elect to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.   Paying Agent and Registrar.  Initially, the Trustee under the Indenture shall act as Paying Agent and Registrar.  The Issuers may change any Paying Agent or Registrar without prior notice to any Holder.  The Issuers or any of their Subsidiaries may act in any such capacity.

4.   Indenture.  The Issuers issued the Notes under an Indenture dated as of August 2, 2018 (“Indenture”) among the Issuers, the Guarantors, the Trustee and the Notes Collateral Agent.  The terms of the Notes include those stated in the Indenture. No provisions of the Trust Indenture Act of 1939, as amended, are incorporated by reference in or made a part of the Indenture unless explicitly incorporated by reference.  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Indenture pursuant to which this Note is issued provides that an unlimited aggregate principal amount of Additional Notes may be issued thereunder.

5.   Optional Redemption.  (a) At any time prior to June 30, 2020, the Issuers may redeem all or part of the Notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest, if any, to, but excluding, the date of redemption.

(b) At any time on or after June 30, 2020, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon, to, but excluding, the applicable redemption date, if redeemed during the twelve-month period beginning on June 30 of the years indicated below:

Year	Percentage
2020	105.250%
2021	102.625%
2022 and thereafter	100.000%

(c) At any time prior to June 30, 2020, the Issuers may redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) at a redemption price of 110.500% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that: (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) must remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuers or their Subsidiaries); and (2) the redemption must occur within 90 days of the date of the closing of such Equity Offering.

6.   Repurchase at Option of Holder.  (a)  If a Change of Control Triggering Event occurs, each Holder of Notes shall have the right to require the Issuers to repurchase all or any part (equal to a minimum $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s Notes pursuant to an offer by the Issuers (a “Change of Control Offer”) at an offer price (a “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon, to the date of purchase. Within 30 days following any Change of Control Triggering Event, the Issuers shall mail (or deliver electronically) a notice to each Holder (with a copy to the Trustee) describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on a date (the “Change of Control Payment Date”) specified in such notice, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

7.   Asset Sales.  Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuers or Restricted Subsidiary of the Issuers, as applicable, may apply such Net Proceeds at its option: (i) to repay (x) any First Priority Indebtedness (including under the Credit Agreement and the First Lien Notes), (y) Obligations under the Notes or any other Pari Passu Indebtedness, provided that, if the Issuers or any of their Restricted Subsidiaries shall so repay any such Pari Passu Indebtedness (other than the Notes), they will, on a ratable basis, make an offer (in accordance with the procedures set forth below for an Asset Sale Offer (as defined below)) to all Holders of Notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, the pro rata principal amount of the Notes, or (y) Indebtedness of a Restricted Subsidiary of the Company that is not a Guarantor (to the extent of the value of the assets of such Restricted Subsidiary); or (ii) to purchase Replacement Assets (provided that such Replacement Assets shall be pledged as Collateral under the Security Documents and in accordance with the Indenture and the Security Documents substantially simultaneously with such purchase to the extent that the assets the subject of such Asset Sale constituted Collateral).  Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

On the 366th day after an Asset Sale or such earlier date, if any, as the Issuers determine not to apply the Net Proceeds relating to such Asset Sale as set forth in Section 4.10(b) (each such date being referred as an “Excess Proceeds Trigger Date”), such aggregate amount of Net Proceeds that has not been applied on or before the Excess Proceeds Trigger Date as permitted pursuant to Section 4.10(b) (“Excess Proceeds”) shall be applied by the Issuers to make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Pari Passu Indebtedness containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of the principal amount of the Notes and such other Pari Passu Indebtedness plus accrued and unpaid interest, if any, to the date of purchase, and shall be payable in cash.  The Issuers may defer the Asset Sale Offer until there are aggregate unutilized Excess Proceeds equal to or in excess of $30.0 million resulting from one or more Asset Sales, at which time the entire unutilized amount of Excess Proceeds (not only the amount in excess of $30.0 million) shall be applied as provided in Section 4.10(c) of the Indenture.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company and its Restricted Subsidiaries may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other Pari Passu Indebtedness shall be purchased on a pro rata basis based on the principal amount of Notes and such other Pari Passu Indebtedness tendered (subject to adjustment so that no Note in an unauthorized denomination remains outstanding after such repurchase). Upon completion of each Asset Sale Offer, the Excess Proceeds subject to such Asset Sale shall no longer be deemed to be Excess Proceeds.

8.   Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any Note selected for redemption. Also, the Issuers are not required to transfer or exchange any Note (1) for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or (2) tendered and not withdrawn in connection with a Change of Control Offer or an Asset Sale Offer.  Transfer may be restricted as provided in the Indenture.

9.   Persons Deemed Owners.  The registered Holder of a Note will be treated as its owner for all purposes.

10. Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture, the Notes, the Note Guarantees, the Security Documents or the Intercreditor Agreements may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture, the Notes (and related Note Guarantees), the Security Documents or the Intercreditor Agreements may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).  Without the consent of any Holder of a Note, the Indenture, the Notes, the Note Guarantees, the Security Documents or the Intercreditor Agreements may be amended or supplemented to, among other things, cure any ambiguity, defect or inconsistency, or make any change that does not adversely affect the legal rights under the Indenture of any such Holder.

11. Defaults and Remedies.  In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to (i) the Company or the Co-Issuer or (ii) any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary), all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing with respect to the Notes, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Issuers specifying the Event of Default.  In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in Section 6.01(a)(vi) of the Indenture, the declaration of acceleration of the Notes shall be automatically annulled if the holders of all Indebtedness described in Section 6.01(a)(vi) of the Indenture have rescinded the declaration of acceleration in respect of such Indebtedness within 30 Business Days of the date of such declaration, and if the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and all existing Events of Default, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company or any of its Restricted Subsidiaries with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Notes pursuant to Section 3.07 of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee and/or the Notes Collateral Agent in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the Holders of the Notes.  If certain conditions are satisfied, Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

12. Trustee Dealings with Issuers.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with the Issuers or any of their Affiliates, with the same rights it would have if it were not Trustee.

13. No Recourse Against Others.  No director, officer, employee, incorporator, stockholder, member, manager or partner of the Issuers or any Guarantor, as such, shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Security Documents or the Intercreditor Agreements, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

14. Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

15. Collateral. The Notes are secured by a security interest in the Collateral, subject to the terms of the Security Documents, the Intercreditor Agreements and any other applicable intercreditor agreement, subject to release or termination as provided in the Indenture.

16. CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

17. Guarantee.  The Issuers’ obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors.

18. Copies of Documents.  The Issuers shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Windstream Services, LLC
4001 Rodney Parham Road
Little Rock, Arkansas 72212-2442
Facsimile: (501) 748-7400
 Attention: Kristi Moody, Senior Vice President, General Counsel and Corporate Secretary of Windstream Services, LLC

with a copy to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Facsimile:  (212) 446-4900
 Attention: Richard B. Aftanas and Timothy Cruickshank

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*  Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.14

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$_________________

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[To be inserted for Rule 144A Global Note]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note Following such decrease (or increase)	Signature of Authorized Signatory of Trustee or Custodian

[To be inserted for Regulation S Global Note]

SCHEDULE OF EXCHANGES OF REGULATION S GLOBAL NOTE

The following exchanges of a part of this Regulation S Global Note for an interest in another Global Note or of other Restricted Global Notes for an interest in this Regulation S Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note Following such decrease (or increase)	Signature of Authorized Signatory of Trustee or Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Windstream Services, LLC
4001 Rodney Parham Road
Little Rock, Arkansas 72212-2442
Facsimile: (501) 748-7400
Attention: Kristi Moody

Wilmington Trust, National Association
Global Capital Markets
50 South Sixth Street, Suite 1290
Minneapolis, Minnesota 55402
 Attention: Windstream Services Administrator

Re:	10.500% Senior Lien Notes due 2025

Reference is hereby made to the Indenture, dated as of August 2, 2018 (the “Indenture”), among Windstream Services, LLC, a Delaware limited liability company (the “Company”), and Windstream Finance Corp., a Delaware corporation, (the “Co-Issuer” and, together with the Company, the “Issuers”), the Guarantors, and Wilmington Trust, National Association, as trustee and as collateral agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $___________ in such Note[s] or interests (the “Transfer”), to  ___________________________ (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

☐       1.          Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

☐       2.          Check if Transferee will take delivery of a beneficial interest in a Legended Regulation S Global Note, or a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person  (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Legended Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

☐       3.          Check and complete if Transferee will take delivery of a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144, Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

☐        (a)       such Transfer is being effected to the Issuers or a subsidiary thereof; or

☐       (b)       such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

4.          Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

☐       (a)         Check if Transfer is Pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

☐       (b)        Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and, in the case of a transfer from a Restricted Global Note or a Restricted Definitive Note, the Transferor hereby further certifies that (a) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (b) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (c) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (d) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person, and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

☐      (c)        Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

Dated:

[Insert Name of Transferor]

By:
Name:
Title:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

☐	(a)	a beneficial interest in the:

	(i)	144A Global Note (CUSIP __________); or

	(ii)	Regulation S Global Note (CUSIP __________); or

☐	(b)	a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

☐	(a)	a beneficial interest in the:

	(i)	144A Global Note (CUSIP __________); or

	(ii)	Regulation S Global Note (CUSIP __________); or

	(iii)	Unrestricted Global Note (CUSIP __________); or

☐	(b)	a Restricted Definitive Note; or

☐	(c)	an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Windstream Services, LLC
4001 Rodney Parham Road
Little Rock, Arkansas 72212-2442
Facsimile: (501) 748-7400
 Attention: Kristi Moody

Wilmington Trust, National Association
Global Capital Markets
50 South Sixth Street, Suite 1290
Minneapolis, Minnesota 55402
 Attention: Windstream Services Administrator

Re:	10.500% Senior Second Lien Notes due 2024

Reference is hereby made to the Indenture, dated as of August 2, 2018 (the “Indenture”), among Windstream Services, LLC, a Delaware limited liability company (the “Company”), and Windstream Finance Corp., a Delaware corporation, (the “Co-Issuer” and, together with the Company, the “Issuers”), the Guarantors, and Wilmington Trust, National Association, as trustee and as collateral agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount at maturity of $____________ in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.          Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

☐       (a)        Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐       (b)        Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐       (c)        Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐       (d)        Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.          Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

☐       (a)        Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

☐       (b)        Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] :

☐        144A Global Note, :

☐        Regulation S Global Note, :

with an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

Dated:

[Insert Name of Transferor]

By:
Name:
Title:

EXHIBIT D

FORM OF CERTIFICATE FROM
 ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Windstream Services, LLC
4001 Rodney Parham Road
Little Rock, Arkansas 72212-2442
Facsimile: (501) 748-7400
 Attention: Kristi Moody

Wilmington Trust, National Association
Global Capital Markets
50 South Sixth Street, Suite 1290
Minneapolis, Minnesota 55402
 Attention: Windstream Services Administrator

Re:	10.500% Senior Second Lien Notes due 2024

Reference is hereby made to the Indenture, dated as of August 2, 2018 (the “Indenture”), among Windstream Services, LLC, a Delaware limited liability company (the “Company”), and Windstream Finance Corp., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), the Guarantors, and Wilmington Trust, National Association, as trustee and as collateral agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $____________ aggregate principal amount of:

(a)        ☐          beneficial interest in a Global Note, or

(b)        ☐          a Definitive Note,

we confirm that:

1.          We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.          We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we shall do so only (A) to the Issuers or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

D-1

3.          We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.          We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.          We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

The Trustee and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Dated:
[Insert Name of Accredited Investor]

By:
Name:
Title:

D-2

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE
 TO BE DELIVERED BY SUBSEQUENT GUARANTORS

[________] Supplemental Indenture (this “Supplemental Indenture”), dated as of _____________, among  __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Windstream Services, LLC, a Delaware limited liability company (the “Company”), and Windstream Finance Corp., a Delaware corporation (or each of their permitted successor) (the “Co-Issuer” and, together with the Company, the “Issuers”), and Wilmington Trust, National Association, a national banking association organized under the laws of the United States (or its permitted successor), as trustee under the Indenture referred to below (the “Trustee”) and as collateral agent for the Notes referred to below (the “Notes Collateral Agent”).

W I T N E S S E T H

WHEREAS, the Issuers and the other Guarantors party thereto have heretofore executed and delivered to the Trustee and the Notes Collateral Agent an indenture (the “Indenture”), dated as of August 2, 2018 providing for the issuance of the Issuers’ 10.500% Senior Second Lien Notes due 2024 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall, subject to Article Eleven of the Indenture, unconditionally guarantee the Notes on the terms and conditions set forth therein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuers and the Trustee are authorized to execute and deliver this Supplemental Indenture without the consent of the Holders of the Notes.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Co-Issuer, the Guaranteeing Subsidiary and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Notes:

1.          Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.          Agreement to Guarantee.

(a)        Subject to Article Eleven of the Indenture, the Guaranteeing Subsidiary fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

(i)         the principal of, premium, if any, and interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest, if any, on the Notes, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Issuers to the Holders, the Trustee or the Notes Collateral Agent hereunder or thereunder will be promptly paid in full, all in accordance with the terms hereof and thereof; and

(ii)        in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.  The Guaranteeing Subsidiary agrees that this is a guarantee of payment and not a guarantee of collection.

(b)        The Guaranteeing Subsidiary hereby agrees that, to the maximum extent permitted under applicable law, its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(c)        The Guaranteeing Subsidiary, subject to Section 6.06 of the Indenture, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of an Issuer, any right to require a proceeding first against an Issuer, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

(d)        If any Holder, the Trustee or the Notes Collateral Agent is required by any court or otherwise to return to the Issuers, the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to any of the Issuers or the Guarantors, any amount paid by any of them to the Trustee, the Notes Collateral Agent or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e)        The Guaranteeing Subsidiary agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(f)         The Guaranteeing Subsidiary agrees that, as between the Guarantors, on the one hand, and the Holders, the Trustee and the Notes Collateral Agent, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purposes of the Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Note Guarantee.

(g)        The Guaranteeing Subsidiary shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

(h)        The Guaranteeing Subsidiary confirms, pursuant to Section 11.02 of the Indenture, that it is the intention of such Guaranteeing Subsidiary that the Note Guarantee not constitute (i) a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Note Guarantee or (ii) an unlawful distribution under any applicable state law prohibiting shareholder distributions by an insolvent subsidiary to the extent applicable to the Note Guarantee.  To effectuate the foregoing intention, the Guaranteeing Subsidiary and the Trustee hereby irrevocably agree that the obligations of the Guaranteeing Subsidiary will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guaranteeing Subsidiary that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article Eleven of the Indenture, result in the obligations of the Guaranteeing Subsidiary under the Note Guarantee not constituting a fraudulent transfer or conveyance or such an unlawful shareholder distribution.

3.          Execution and Delivery.  The Guaranteeing Subsidiary agrees that the Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Note Guarantee.

4.          Guaranteeing Subsidiary May Consolidate, Etc., on Certain Terms.  The Guaranteeing Subsidiary may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, any Person other than as set forth in Section 11.04 of the Indenture.

5.          Release.  The Guaranteeing Subsidiary’s Note Guarantee shall be released as set forth in Section 11.05 of the Indenture.

6.          No Recourse Against Others.  Pursuant to Section 13.07 of the Indenture, no director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary shall have any liability for any obligations of the Guaranteeing Subsidiary under the Notes, the Indenture, this Supplemental Indenture, the Note Guarantees, the Security Documents or the Intercreditor Agreements, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  This waiver and release are part of the consideration for the Note Guarantee.

7.          NEW YORK LAW TO GOVERN.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

8.          Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  Delivery of an executed counterpart of a signature page to this Supplemental Indenture by telecopier, facsimile or other electronic transmission (e.g., a “pdf.” or “tif” shall be effective as delivery of a manually executed counterpart thereof. One signed copy is enough to prove this Supplemental Indenture.

9.          Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

10.        Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

WINDSTREAM SERVICES, LLC

By:
Name:
Title:

WINDSTREAM FINANCE CORP.

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE

By:
Name:
Title:

EXHIBIT F

FORM OF PARI PASSU INTERCREDITOR AGREEMENT

[Attached]

SECOND LIEN PARI PASSU INTERCREDITOR AGREEMENT

Among

WINDSTREAM SERVICES, LLC

the other Grantors party hereto,

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Initial Collateral Agent and Initial Authorized Representative,

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Initial Other Collateral Agent and Initial Other Authorized Representative,

and

each additional Authorized Representative and Collateral Agent from time to time party hereto

dated as of August 2, 2018

SECOND LIEN PARI PASSU INTERCREDITOR AGREEMENT dated as of  August 2, 2018 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among WINDSTREAM SERVICES, LLC, a Delaware limited liability company (the “Company”), the other Grantors (as defined below) party hereto, WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee under the Initial Indenture (in such capacity and together with its successors in such capacity, the “Initial Authorized Representative”) and collateral agent (in such capacity and together with its successors in such capacity, the “Initial Collateral Agent”) for the Initial Pari Passu Secured Parties, WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee under the Initial Other Indenture (in such capacity and together with its successors in such capacity, the “Initial Other Authorized Representative”) and collateral agent (in such capacity and together with its successors in such capacity, the “Initial Other Collateral Agent”) for the Initial Other Pari Passu Secured Parties and each additional Authorized Representative and Additional Pari Passu Collateral Agent (as defined below) from time to time party hereto for the Additional Pari Passu Secured Parties of the Series with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Initial Authorized Representative (for itself and on behalf of the Initial Pari Passu Secured Parties), the Initial Collateral Agent, the Initial Other Authorized Representative (for itself and on behalf of the Initial Other Pari Passu Secured Parties), the Initial Other Collateral Agent and each additional Authorized Representative (for itself and on behalf of the other Additional Pari Passu Secured Parties of the applicable Series) and each Additional Pari Passu Collateral Agent agree as follows:

ARTICLE 1
Definitions

Section 1.01.  Certain Defined Terms.  Capitalized terms used but not otherwise defined herein have the meanings specified in the New York UCC. As used in this Agreement, the following terms have the meanings specified below:

“Act of Required Debtholders” means, at any time, a direction in writing delivered to the Applicable Authorized Representative by or with the written consent of the holders of a majority in principal amount of the Pari Passu Obligations then outstanding, accompanied by, if requested, indemnity or security satisfactory to such Applicable Authorized Representative.

“Additional Pari Passu Collateral Agent” means (x) the Initial Other Collateral Agent and (y) with respect to each other Series of Additional Pari Passu Obligations incurred following the date hereof, the person serving as collateral agent (or the equivalent) for such Series of Additional Pari Passu Obligations and named as such in the applicable Joinder Agreement delivered pursuant to Section 5.13 hereof, together with its successors in such capacity.

4

“Additional Pari Passu Documents” means, with respect to any Series of Additional Pari Passu Obligations, the notes, indentures, security documents and other operative agreements evidencing or governing such Additional Pari Passu Obligations, including the Initial Other Pari Passu Documents and each other agreement entered into for the purpose of securing any Series of Additional Pari Passu Obligations.

“Additional Pari Passu Obligations” means (x) the Initial Other Pari Passu Obligations and (y) with respect to any Pari Passu Class Debt incurred after the date hereof that is secured by a Senior Lien on the Collateral and that is intended to constitute Additional Pari Passu Obligations in accordance with Section 5.13 (and as to which the requirements of Section 5.13 have been satisfied), (a) all principal of, and interest (including, without limitation, any Post-Petition Interest) payable with respect to, such Pari Passu Class Debt, (b) all other amounts payable to the related Additional Pari Passu Secured Parties under the related Additional Pari Passu Documents and (c) any renewals of extensions of the foregoing.

“Additional Pari Passu Secured Party” means the holders of any Additional Pari Passu Obligations and any Authorized Representative with respect thereto, and shall include the Initial Other Pari Passu Secured Parties.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

 “Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Representative” means, as of any date, in respect of any Shared Collateral, until the Non-Controlling Authorized Representative Enforcement Date, the Authorized Representative for the Series of Pari Passu Obligations the aggregate amount of which exceeds the aggregate amount of secured obligations of any other Series of Pari Passu Obligations with respect to such Collateral. Following the Non-Controlling Authorized Representative Enforcement Date, the Applicable Authorized Representative will be the Authorized Representative that would otherwise be the Applicable Authorized Representative (such representative, the “Major Non-Controlling Authorized Representative”).

 “Applicable Collateral Agent” means, as of any date, until the Non-Controlling Authorized Representative Enforcement Date, the Collateral Agent (including the Initial Collateral Agent, if applicable) for the Series of Pari Passu Obligations represented by the Applicable Authorized Representative. Following the Non-Controlling Authorized Representative Enforcement Date, the Applicable Collateral Agent is the Collateral Agent (including the Initial Collateral Agent, if applicable) for the Series of Pari Passu Obligations represented by the Major Non-Controlling Authorized Representative.

“Authorized Representative” means (i) in the case of the Initial Pari Passu Obligations or the Initial Pari Passu Secured Parties, the Initial Authorized Representative, (ii) in the case of the Initial Other Pari Passu Obligations or the Initial Other Pari Passu Secured Parties, the Initial Other Authorized Representative and (iii) in the case of any Series of Additional Pari Passu Obligations or Additional Pari Passu Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

 “Co-Issuer” means Windstream Finance Corp., a Delaware corporation, as co-issuer of the Initial Pari Passu Obligations and the Initial Other Pari Passu Obligations.

“Collateral” means all assets and properties subject to Liens created pursuant to any Pari Passu Security Document to secure one or more Series of Pari Passu Obligations.

“Collateral Agent” means (i) in the case of the Initial Secured Obligations, the Initial Collateral Agent, (ii) in the case of the Initial Other Pari Passu Obligations, the Initial Other Collateral Agent and (iii) in the case of any series of Additional Pari Passu Obligations, each Additional Pari Passu Collateral Agent as identified by such Series’ Pari Passu Class Debt Representative in the applicable Joinder Agreement.

“Company” has the meaning assigned to such term in the introductory paragraph hereof.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by agreement or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of Pari Passu Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of Pari Passu Obligations, that such Series of Pari Passu Obligations is no longer secured by such Shared Collateral pursuant to the terms of the applicable Secured Credit Documents. The term “Discharged” shall have a corresponding meaning.

“Event of Default” means an “Event of Default” as defined in any Secured Credit Document.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“First Priority/Second Priority Intercreditor Agreement” means the intercreditor agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof), among JPMorgan Chase Bank, N.A., as the authorized representative for the lenders under the Company’s Sixth Amended and Restated Credit Agreement dated as July 17, 2006 (as amended and restated as of April 24, 2015 and as further amended, amended and restated, supplemented or modified from time to time), U.S. Bank National Association, as the authorized representative for the holders of the obligations under that certain indenture, dated as of November 6, 2017 (as amended, restated, supplemented or otherwise modified, Refinanced or replaced from time to time) with respect to the 8.625% senior secured first lien notes due 2025 of the Company and the Co-Issuer, one or more authorized representatives for the holders of additional first priority lien obligations from time to time party thereto, Wilmington Trust, National Association, as the Initial Collateral Agent, Initial Authorized Representative, Initial Other Collateral Agent and Initial Other Authorized Representative and each additional Authorized Representative and Collateral Agent from time to time party thereto.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.

“Grantors” means the Company, the Co-Issuer and each Subsidiary of the Company (other than the Co-Issuer) which has granted a security interest pursuant to any Pari Passu Security Document to secure any Series of Pari Passu Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto.

“Impairment” has the meaning assigned to such term in Section 1.03.

“Initial Authorized Representative” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Initial Collateral Agent” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Initial Indenture” means that certain indenture, dated as of  August 2, 2018 (as amended, restated, supplemented or otherwise modified, Refinanced or replaced from time to time), among the Company, the Co-Issuer, the guarantors identified therein, and Wilmington Trust, National Association, as trustee and collateral agent, with respect to the  9.00% Senior Second Lien Notes due 2025 of the Company and the Co-Issuer.

“Initial Other Authorized Representative” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Initial Other Collateral Agent” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Initial Other Indenture” means that certain indenture, dated as of  August 2, 2018 (as amended, restated, supplemented or otherwise modified, Refinanced or replaced from time to time), among the Company, the Co-Issuer, the guarantors identified therein, and Wilmington Trust, National Association, as trustee and collateral agent, with respect to the 10.500% Senior Second Lien Notes due 2024 of the Company and the Co-Issuer.

“Initial Other Pari Passu Documents” means the Initial Other Indenture and any notes, security documents and other operative agreements evidencing or governing such Indebtedness, including the Initial Other Pari Passu Security Agreement and any other agreement entered into for the purpose of securing the Initial Other Pari Passu Obligations.

“Initial Other Pari Passu Obligations” means the “Notes Obligations” (as defined in the Initial Other Indenture) with respect to the “Notes” (as defined in the Initial Other Indenture) issued on the date hereof and any “Additional Notes” (as defined in the Initial Other Indenture) issued after the date hereof, and any other monetary obligations with respect thereto pursuant to the Initial Other Pari Passu Documents.

“Initial Other Pari Passu Secured Parties” means the holders of any Initial Other Pari Passu Obligations, the Initial Other Authorized Representative and the Initial Other Collateral Agent.

“Initial Other Pari Passu Security Agreement” means the “Security Agreement” as defined in the Initial Other Indenture.

“Initial Pari Passu Documents” means the Initial Indenture and any notes, security documents and other operative agreements evidencing or governing such Indebtedness, including the Initial Pari Passu Security Agreement and any other agreement entered into for the purpose of securing the Initial Pari Passu Obligations.

“Initial Pari Passu Obligations” means the “Notes Obligations” (as defined in the Initial Indenture) with respect to the “Notes” (as defined in the Initial Indenture) issued on the date hereof and any “Additional Notes” (as defined in the Initial Indenture) issued after the date hereof, and any other monetary obligations with respect thereto pursuant to the Initial Pari Passu Documents.

“Initial Pari Passu Secured Parties” means the holders of any Initial Pari Passu Obligations, the Initial Authorized Representative and the Initial Collateral Agent.

“Initial Pari Passu Security Agreement” means the “Security Agreement” as defined in the Initial Indenture.

“Insolvency or Liquidation Proceeding” means:

(1)        any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)        any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)        any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” shall have the meaning assigned to such term in Section 2.01.

“Joinder Agreement” means a supplement to this Agreement in the form of Annex II hereof required to be delivered by an Authorized Representative to the Applicable Collateral Agent pursuant to Section 5.13 hereof in order to establish an additional Series of Additional Pari Passu Obligations and become Additional Pari Passu Secured Parties hereunder.

“Junior Priority Lien Intercreditor Agreement” means an intercreditor agreement, substantially in the form attached to the Initial Indenture and the Initial Other Indenture, among the Grantors, the Initial Collateral Agent, the Additional Pari Passu Collateral Agents that become party to the agreement, the representative or representatives of the holders of Junior Priority Lien Obligations (as defined in the Initial Indenture and the Initial Other Indenture), and the Issuers and the Guarantors party thereto from time to time, as amended, amended and restated, supplemented, waived, modified, renewed or replaced from time to time.

“Lien” shall mean (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, the Authorized Representative of the Series of Additional Pari Passu Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Additional Pari Passu Obligations with respect to such Shared Collateral.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 90 days (throughout which 90 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Additional Pari Passu Document under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) the Applicable Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Additional Pari Passu Document under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the Pari Passu Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Additional Pari Passu Document; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Applicable Authorized Representative or the Applicable Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the Pari Passu Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Pari Passu Class Debt” shall have the meaning assigned to such term in Section 5.13.

“Pari Passu Class Debt Parties” shall have the meaning assigned to such term in Section 5.13.

“Pari Passu Class Debt Representative” shall have the meaning assigned to such term in Section 5.13.

“Pari Passu Obligations” means, collectively, (i) the Initial Pari Passu Secured Obligations and (ii) each Series of Additional Pari Passu Obligations (including the Initial Other Pari Passu Obligations).

“Pari Passu Secured Parties” means (i) the Initial Pari Passu Secured Parties and (ii) the Additional Pari Passu Secured Parties with respect to each Series of Additional Pari Passu Obligations (including the Initial Other Pari Passu Secured Parties).

“Pari Passu Security Documents” means the Initial Pari Passu Security Agreement, the Initial Other Pari Passu Security Agreement, the Junior Priority Lien Intercreditor Agreement (if any), the other Security Documents (as defined in the Initial Indenture and the Initial Other Indenture) and each other agreement entered into in favor of the Collateral Agent for any Series of Pari Passu Obligations for the purpose of securing any Series of Pari Passu Obligations.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, entity or other party, including any government or governmental unit, and any political subdivision, agency or instrumentality thereof.

“Possessory Collateral” means any Shared Collateral in the possession of the Applicable Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Applicable Collateral Agent under the terms of the Pari Passu Security Documents.

“Post-Petition Interest” means any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any one or more of the Grantors (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.

“Proceeds” has the meaning assigned to such term in Section 2.01 hereof.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part, whether pursuant to one or more agreements), including by adding or replacing lenders, creditors, agents, the Company and/or the guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, trustees and advisors of such Person and such Person’s Affiliates.

“Responsible Officer” means the chief executive officer, president, chief financial officer or any vice president of the Company or any other Financial Officer.

“Secured Credit Document” means (i) the Initial Indenture, the Initial Pari Passu Security Agreement and other operative agreements evidencing or governing the Initial Pari Passu Obligations, (ii) the Initial Other Indenture, the Initial Other Pari Passu Security Agreement and other operative agreements governing the Initial Other Pari Passu Obligations and (iii) each Additional Pari Passu Document.

“Senior Lien” means the Liens on the Collateral in favor of the Pari Passu Secured Parties under the Pari Passu Security Documents.

“Series” means (a) with respect to the Pari Passu Secured Parties, each of (i) the Initial Pari Passu Secured Parties (in their capacities as such), (ii) the Initial Other Pari Passu Secured Parties (in their capacity as such) and (iii) the Additional Pari Passu Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional Pari Passu Secured Parties) and (b) with respect to any Pari Passu Obligations, each of (i) the Initial Pari Passu Secured Obligations, (ii) the Initial Other Pari Passu Obligations and (iii) the Additional Pari Passu Obligations incurred pursuant to any Additional Pari Passu Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional Pari Passu Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of Pari Passu Obligations (or their respective Authorized Representatives or Collateral Agents) hold a valid and perfected security interest at such time. If more than two Series of Pari Passu Obligations are outstanding at any time and the holders of less than all Series of Pari Passu Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Pari Passu Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held.

“Subsidiary” means any subsidiary of the Company.

Section 1.02.  Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (c) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (e) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) the term “or” is not exclusive.

Section 1.03.  Impairments.  It is the intention of the Pari Passu Secured Parties of each Series that the holders of Pari Passu Obligations of such Series (and not the Pari Passu Secured Parties of any other Series) bear the risk of (a) any determination by a court of competent jurisdiction that (x) any of the Pari Passu Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Pari Passu Obligations), (y) any of the Pari Passu Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of Pari Passu Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Pari Passu Obligations) on a basis ranking prior to the security interest of such Series of Pari Passu Obligations but junior to the security interest of any other Series of Pari Passu Obligations or (b) the existence of any Collateral for any other Series of Pari Passu Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (a) or (b) with respect to any Series of Pari Passu Obligations, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of Pari Passu Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Pari Passu Obligations, and the rights of the holders of such Series of Pari Passu Obligations (including, without limitation, the right to receive distributions in respect of such Series of Pari Passu Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Pari Passu Obligations subject to such Impairment. Additionally, in the event the Pari Passu Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Pari Passu Obligations or the Pari Passu Documents governing such Pari Passu Obligations shall refer to such obligations or such documents as so modified.

ARTICLE 2
Priorities and Agreements with Respect to Shared Collateral

Section 2.01 .  Priority of Claims.  (a) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Pari Passu Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the Pari Passu Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each Pari Passu Secured Party hereby agrees that the Liens securing each Series of Pari Passu Obligations on any Shared Collateral shall be of equal priority.

(a)           Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.03 and the terms of the First Priority/Second Priority Intercreditor Agreement), if an Event of Default has occurred and is continuing and (i) the Applicable Collateral Agent or any Pari Passu Secured Party is taking action to enforce rights in respect of any Shared Collateral (an “Enforcement Action”), (ii) any distribution is made to the Applicable Collateral Agent or any Pari Passu Secured Party in respect of any Shared Collateral in any Bankruptcy Case of the Company or any other Grantor (a “Bankruptcy Distribution”) or (iii) the Applicable Collateral Agent or any Pari Passu Secured Party receives any payment in respect of Pari Passu Obligations pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral (an “Other Intercreditor Payment”), then the proceeds of (A) any such Enforcement Action, (B) any such Bankruptcy Distribution and/or (C) any such Other Intercreditor Payment (subject, in the case of each of clauses (A), (B) and (C), to the sentence immediately following) (all proceeds described in the preceding clauses (A), (B) and (C), and all proceeds thereof being collectively referred to as “Proceeds”), shall be applied, subject to the terms of the First Priority/Second Priority Intercreditor Agreement (i) FIRST, to the payment of all amounts owing to each Collateral Agent and Authorized Representative (in its capacity as such) on a ratable basis pursuant to the terms of any Secured Credit Document, (ii) SECOND, subject to Section 1.03, to the payment in full of the Pari Passu Obligations of each Series on a ratable basis, and (iii) THIRD, after payment of all Pari Passu Obligations, to the Company and the other Grantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a Pari Passu Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Pari Passu Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Pari Passu Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Pari Passu Obligations with respect to which such Impairment exists.

(b)           It is acknowledged that the Pari Passu Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01 or the provisions of this Agreement defining the relative rights of the Pari Passu Secured Parties of any Series.

Section 2.02 .  Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.  (a) Subject to Section 2.02(c) and the terms of the First Priority/Second Priority Intercreditor Agreement, with respect to any Shared Collateral, (i) only the Applicable Collateral Agent shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), and then only on the instructions of the Applicable Authorized Representative, (ii) the Applicable Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other Pari Passu Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other Pari Passu Secured Party (other than the Applicable Authorized Representative) shall, or shall instruct the Applicable Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Pari Passu Security Document, applicable law or otherwise, it being agreed that only the Applicable Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the applicable Pari Passu Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral. Notwithstanding the equal priority of the Liens, the Applicable Collateral Agent may deal with the Shared Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral, subject to the terms of the First Priority/Second Priority Intercreditor Agreement. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Applicable Collateral Agent, Applicable Authorized Representative or Controlling Secured Party or any other exercise by the Applicable Collateral Agent, Applicable Authorized Representative or Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Applicable Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any Pari Passu Secured Party, Collateral Agent or Authorized Representative with respect to any collateral not constituting Shared Collateral.

(a)           Each of the Authorized Representatives agrees that it will not accept any Lien on any collateral for the benefit of any Series of Pari Passu Obligations other than pursuant to the Pari Passu Security Documents (except for funds deposited for the discharge or defeasance of any Additional Pari Passu Agreement), and by executing this Agreement (or a Joinder Agreement), each Authorized Representative and the Series of Pari Passu Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement and the other Pari Passu Security Documents applicable to it.

(b)           Notwithstanding anything to the contrary contained herein, (i) if the Applicable Authorized Representative receives a direction by an Act of Required Debtholder to instruct the Applicable Collateral Agent to act or refrain from acting with respect to the Shared Collateral, the Applicable Authorized Representative shall act solely in accordance with such direction and shall instruct the Applicable Collateral Agent in accordance therewith and (ii) in the absence of an Act of Required Debtholder has no obligation to act or refrain from acting with respect to the Shared Collateral.

Section 2.03.  No Interference; Payment Over.  (a) Each of the Pari Passu Secured Parties agrees that (i) it will not (and hereby waives any right to) challenge, question or contest, or support any other Person in challenging, questioning or contesting, in any proceeding (including any Insolvency or Liquidation Proceeding) (x) the perfection, priority, validity, attachment or enforceability any Lien held by or on behalf of any of the Pari Passu Secured Parties in all or any part of the Collateral, (y) the validity or enforceability of any Pari Passu Obligations of any Series or any Pari Passu Security Document or (z) the validity or enforceability of the priorities, rights or duties established by, or any other provision of, this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by any Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct any Collateral Agent or any other Pari Passu Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by any Collateral Agent or any other Pari Passu Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against any Collateral Agent or any other Pari Passu Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and no Collateral Agent, nor any Applicable Authorized Representative or any other Pari Passu Secured Party shall be liable for any action taken or omitted to be taken by such Collateral Agent, such Applicable Authorized Representative or other Pari Passu Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of any Collateral Agent, any Authorized Representative or any other Pari Passu Secured Party to enforce this Agreement.

(a)           Each Pari Passu Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any Pari Passu Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each Series of the Pari Passu Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other Pari Passu Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Applicable Collateral Agent, to be distributed in accordance with the provisions of Section 2.01 hereof.

Section 2.04 .  Automatic Release of Liens; Amendments to Pari Passu Security Documents.  (a) If, at any time the Applicable Collateral Agent, acting in accordance with this Agreement and the applicable Secured Credit Documents, forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each Collateral Agent for the benefit of each Series of Pari Passu Secured Parties upon such Shared Collateral will automatically be released and discharged upon final conclusion of any such foreclosure proceeding or exercise of remedies as and when, but only to the extent, such Liens of the Applicable Collateral Agent on such Shared Collateral are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.

(a)           [Reserved].

(b)           Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Applicable Collateral Agent (as directed by an Act of Required Debtholders) to evidence and confirm any release of Shared Collateral or amendment to any Pari Passu Security Document provided for in this Section.

Section 2.05.  Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.  (a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Company or any of its Subsidiaries.

(a)           If the Company and/or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each Pari Passu Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless any Controlling Secured Party, or an Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Pari Passu Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Pari Passu Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Pari Passu Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other Pari Passu Secured Parties (other than any Liens of the Pari Passu Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Pari Passu Secured Parties of each Series are granted Liens on any additional collateral pledged to any Pari Passu Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the Pari Passu Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Pari Passu Obligations, such amount is applied pursuant to Section 2.01 of this Agreement, and (D) if any Pari Passu Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01 of this Agreement; provided that the Pari Passu Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Pari Passu Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the Pari Passu Secured Parties receiving adequate protection shall not object to any other Pari Passu Secured Party receiving adequate protection comparable to any adequate protection granted to such Pari Passu Secured Parties in connection with a DIP Financing or use of cash collateral.

Section 2.06.  Reinstatement.  In the event that any of the Pari Passu Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the United Stated Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article 2 shall be fully applicable thereto until all such Pari Passu Obligations shall again have been paid in full in cash.

Section 2.07.  Insurance.  As between the Pari Passu Secured Parties, the Applicable Collateral Agent, acting at the direction of the Applicable Authorized Representative, shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

Section 2.08.  Refinancings.  The Pari Passu Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Secured Credit Document) of any Pari Passu Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

Section 2.09.  Collateral Agent as Gratuitous Bailee for Perfection.  (a) The Applicable Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Pari Passu Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Pari Passu Security Documents, in each case, subject to the terms and conditions of this Section 2.09. Pending delivery to the Applicable Collateral Agent, each other Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Pari Passu Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Pari Passu Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(a)           The duties or responsibilities of the Applicable Collateral Agent and each other Authorized Representative under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Pari Passu Secured Party for purposes of perfecting the Lien held by such Pari Passu Secured Parties therein.

Section 2.10.  Transfer of Pledged Collateral and Control.  Subject to, and to the extent permitted by, the terms of the First Priority/Second Priority Intercreditor Agreement, any collateral access agreement, any issuer control agreement or any deposit account, security account or other control agreement, as required by the terms of any Pari Passu Security Document, shall be in favor of the Applicable Collateral Agent. Each Collateral Agent hereby agrees that, at any time (x) any Possessory Collateral is in its possession or control or (y) any deposit account, security account or other control agreement, collateral access agreement or issuer control agreement is in its favor, to the extent permitted by applicable law,  and subject to, and to the extent permitted by, the terms of the First Priority/Second Priority Intercreditor Agreement, upon the written request of the Applicable Authorized Representative (with all costs and expenses in connection therewith to be for the account of such Applicable Authorized Representative and to be paid by the Grantors):

(a)           such Collateral Agent shall, without recourse or warranty, take commercially reasonable steps to transfer the possession and control of any such Possessory Collateral then in its possession or control, to the Applicable Collateral Agent, except in the event and to the extent (i) such Collateral is sold, liquidated, or otherwise disposed of by any of the Pari Passu Secured Parties or by a Grantor as provided herein in full or partial satisfaction of any of the Secured Obligations or (ii) it is otherwise required by any order of any court or other governmental authority or applicable law;  and

(b)           in connection with the terms of any deposit account, security account or other control agreement, collateral access agreement or issuer control agreement, such Collateral Agent shall notify the other parties thereto that its rights thereunder have been assigned to the Applicable Collateral Agent (to the extent such assignment is not prohibited by the terms of such agreement) and shall confirm to such parties that the Applicable Collateral Agent is thereafter the “Agent” or “Secured Party” (or other comparable term) as such term is used in any such agreement and is otherwise entitled to the rights of the secured party under such agreement.

ARTICLE 3
Existence and Amounts of Liens and Obligations

Section 3.01.  Determinations with Respect to Amounts of Liens and Obligations.  Whenever the Applicable Collateral Agent, any Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Pari Passu Obligations of any Series, or the Shared Collateral subject to any Lien securing the Pari Passu Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Applicable Collateral Agent, Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. The Applicable Collateral Agent, each Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Pari Passu Secured Party or any other person as a result of such determination.

ARTICLE 4
The Applicable Authorized Representative and the Applicable Collateral Agent

Section 4.01.  Appointment and Authority.

(a)           Each of the Pari Passu Secured Parties hereby irrevocably appoints the Applicable Authorized Representative and the Applicable Collateral Agent to act on its behalf hereunder and authorizes each of them to take such actions on its behalf and to exercise such powers as are delegated to them by the terms hereof or thereof, including for purposes of enforcing any and all Liens on Collateral granted by any Grantor to secure any of the Pari Passu Obligations, together with such powers and discretion as are reasonably incidental thereto.

(b)           Each Non-Controlling Secured Party acknowledges and agrees that the Applicable Authorized Representative and the Applicable Collateral Agent shall be entitled, for the benefit of the Pari Passu Secured Parties, subject to the terms of the First Priority/Second Priority Intercreditor Agreement, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Pari Passu Security Documents, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the Pari Passu Obligations held by them. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Applicable Collateral Agent, the Applicable Authorized Representative or any other Pari Passu Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Pari Passu Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Pari Passu Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the Pari Passu Secured Parties waives any claim it may now or hereafter have against the Applicable Collateral Agent or the Collateral Agent of any other Series of Pari Passu Obligations or the Authorized Representative of any other Series of Pari Passu Obligations or any other Pari Passu Secured Party of any other Series arising out of (i) any actions which the Applicable Collateral Agent, any Authorized Representative, any Collateral Agent or any Pari Passu Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Pari Passu Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement or the Pari Passu Security Documents or any other agreement related thereto or to the collection of the Pari Passu Obligations or the valuation, use, protection or release of any security for the Pari Passu Obligations, (ii) any election by any Authorized Representative or any holders of Pari Passu Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law by, the Company or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, no Collateral Agent or Authorized Representative shall accept any Shared Collateral in full or partial satisfaction of any Pari Passu Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of Pari Passu Obligations for whom such Collateral constitutes Shared Collateral.

(c)           Each Authorized Representative and each Collateral Agent acknowledges and agrees that upon execution and delivery of a Joinder Agreement substantially in the form of Annex II by an additional Pari Passu Class Debt Representative, the relevant Additional Pari Passu Collateral Agent, the Applicable Collateral Agent and each Grantor in accordance with Section 5.13, the Applicable Collateral Agent will continue to act in its capacity as Applicable Collateral Agent in respect of the then existing Authorized Representatives and such additional Authorized Representative and Collateral Agent.

(d)           Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on the Applicable Collateral Agent or the Applicable Authorized Representative to any Non-Controlling Secured Party or give any Non-Controlling Secured Party the right to direct the Applicable Collateral Agent or the Applicable Authorized Representative, except that the Applicable Collateral Agent shall be obligated to distribute proceeds of any Shared Collateral in accordance with Section 2.01 hereof.

Section 4.02.  Rights as a Pari Passu Secured Party.  (a) The Person serving as the Applicable Collateral Agent hereunder shall have the same rights and powers in its capacity as a Pari Passu Secured Party under any Series of Pari Passu Obligations that it holds as any other Pari Passu Secured Party of such Series and may exercise the same as though it were not the Applicable Collateral Agent, and the term “Pari Passu Secured Party” or “Pari Passu Secured Parties” or (as applicable) “Additional Pari Passu Secured Party” or “Additional Pari Passu Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Applicable Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Applicable Collateral Agent hereunder and without any duty to account therefor to any other Pari Passu Secured Party.

Section 4.03 .  Exculpatory Provisions.  The Applicable Collateral Agent and the Applicable Authorized Representative shall not have any duties or obligations except those expressly set forth herein and in the other Pari Passu Security Documents. Without limiting the generality of the foregoing, the Applicable Collateral Agent and the Applicable Authorized Representative:

(a)        shall not be subject to any fiduciary or other implied duties, regardless of whether an “Event of Default” has occurred and is continuing;

(b)        shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Pari Passu Security Documents that the Applicable Collateral Agent is required to exercise as directed in writing by the Applicable Authorized Representative; provided that such Person shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Person to liability or that is contrary to any Pari Passu Security Document or applicable law;

(c)        shall not, except as expressly set forth herein and in the other Pari Passu Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by such Person or any of its Affiliates in any capacity;

(d)        shall not be liable for any action taken or not taken by it (i) in the case of the Applicable Collateral Agent, with the consent or at the request of the Applicable Authorized Representative or (ii) in the absence of its own gross negligence or willful misconduct or (iii) in reliance on a certificate of an Responsible Officer stating that such action is permitted by the terms of this Agreement. The Applicable Collateral Agent and the Applicable Authorized Representative shall be deemed not to have knowledge of any Event of Default under any Series of Pari Passu Obligations unless and until written notice describing such Event Default is given to such Person by the Authorized Representative of such Pari Passu Obligations or the Company; and

(e)        shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Pari Passu Security Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Pari Passu Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Pari Passu Security Documents, (v) the value or the sufficiency of any Collateral for any Series of Pari Passu Obligations, or (vi) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to such Collateral Agent.

Section 4.04.  Reliance.  The Applicable Collateral Agent and the Applicable Authorized Representative shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Applicable Collateral Agent and the Applicable Authorized Representative also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Applicable Collateral Agent and the Applicable Authorized Representative may consult with legal counsel (who may be counsel for the Company or any of its Subsidiaries), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 4.05.  Delegation of Duties.  The Applicable Collateral Agent and the Applicable Authorized Representative may perform any and all of its duties and exercise its rights and powers hereunder or under any other Pari Passu Security Document by or through one or more sub-agents appointed by such Person. The Applicable Collateral Agent and the Applicable Authorized Representative and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Applicable Collateral Agent and the Applicable Authorized Representative and any such sub-agent.

Section 4.06.  [Reserved].

Section 4.07.  Non-Reliance on Applicable Collateral Agent, Applicable Authorized Representative and Other Pari Passu Secured Parties.  Each Pari Passu Secured Party acknowledges that it has, independently and without reliance upon the Applicable Collateral Agent, the Applicable Authorized Representative or any other Authorized Representative, any other Collateral Agent or any other Pari Passu Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Secured Credit Documents. Each Pari Passu Secured Party also acknowledges that it will, independently and without reliance upon the Applicable Collateral Agent, the Applicable Authorized Representative, any Collateral Agent or any other Authorized Representative or any other Pari Passu Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured Credit Document or any related agreement or any document furnished hereunder or thereunder.  For the avoidance of doubt, none of the Initial Collateral Agent, Initial Authorized Representative, Initial Other Collateral Agent or Initial Other Authorized Representative has made or has any duty to make any credit analysis.

Section 4.08.  Act of Required Debtholders. The Applicable Authorized Representative may, but shall not be obligated to, at any time solicit written confirmatory instructions, in the form of an Act of Required Debtholders, as to any action that it may be requested or required to take or that it may propose to take, in the performance of any of its obligations under this Agreement or any Pari Passu Security Document.  In the absence of receipt of an Act of Required Debtholders, the Applicable Authorized Representative shall not be required to take any action under this Agreement or any Pari Passu Security Document.

ARTICLE 5
Miscellaneous

Section 5.01 .  Notices.  All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)       if to the Initial Collateral Agent, to it at:

Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, Minnesota 55402
Facsimile:  612-217-5651
Attention:  Windstream Notes Administrator (9.00% Notes Collateral Agent),

(b)       if to the Initial Authorized Representative, to it at:

Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, Minnesota 55402
Facsimile:  612-217-5651
Attention:  Windstream Notes Administrator (9.00% Notes Trustee)

(c)       if to the Initial Other Authorized Representative, to it at:

Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, Minnesota 55402
Facsimile:  612-217-5651
Attention:  Windstream Notes Administrator (10.500% Notes Trustee)

(d)       if to the Initial Other Collateral Agent, to it at:

Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, Minnesota 55402
Attention:  Windstream Notes Administrator (10.500% Notes Collateral Agent)

(e)       if to any other Additional Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among the Applicable Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

Section 5.02.  Waivers; Amendment; Joinder Agreements.  (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(a)           Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and the Applicable Collateral Agent, in each case to the extent directed by an Act of Required Debtholders (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Company’s consent or which increases the obligations or reduces the rights of the Company or any other Grantor, with the consent of the Company).

(b)           Notwithstanding the foregoing, without the consent of any Pari Passu Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 of this Agreement and upon such execution and delivery, such Authorized Representative and the Additional Pari Passu Secured Parties and Additional Pari Passu Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the other Pari Passu Security Documents applicable thereto.

(d)           Notwithstanding the foregoing, without the consent of any other Authorized Representative or Pari Passu Secured Party, the Applicable Collateral Agent may effect amendments and modifications to this Agreement to the extent necessary to reflect the incurrence of any Additional Pari Passu Obligations and each Additional Pari Passu Document.

Section 5.03.  Parties in Interest.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Pari Passu Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

Section 5.04.  Survival of Agreement.  All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

Section 5.05.  Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 5.06.  Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 5.07.  Governing Law; Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

Section 5.08.  Submission to Jurisdiction Waivers; Consent to Service of Process.  Each Collateral Agent and each Authorized Representative, on behalf of itself and the Pari Passu Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a)        submits for itself and its property in any legal action or proceeding arising out of or relating to this Agreement and the Pari Passu Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the United States District Court for the Southern District of New York, and appellate courts from any thereof;

(b)        consents that any such action or proceeding may be brought in such courts and waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(c)        agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in 5.01;

(d)        agrees that nothing herein shall affect the right of any other party hereto (or any Pari Passu Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Pari Passu Secured Party) to sue in any other jurisdiction; and

(e)        waives, to the maximum extent permitted by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any indirect, consequential or punitive damages (as opposed to direct or actual damages).

Section 5.09.  Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 5.10.  Headings.  Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 5.11.  Conflicts.  In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Pari Passu Security Documents or Additional Pari Passu Agreements the provisions of this Agreement shall control.

Section 5.12.  Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Pari Passu Secured Parties in relation to one another. None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Sections 2.04, 2.05, 2.08, 2.09 or Article 5) is intended to or will amend, waive or otherwise modify the provisions of the Initial Pari Passu Documents, the Initial Other Pari Passu Documents, or any Additional Pari Passu Documents), and none of the Company or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 or Article 5). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Pari Passu Obligations as and when the same shall become due and payable in accordance with their terms.

Section 5.13.  Additional Senior Debt.  To the extent, but only to the extent permitted by the provisions of the Initial Pari Passu Documents, the Initial Other Pari Passu Documents, the Additional Pari Passu Documents, and the First Priority/Second Priority Intercreditor Agreement, the Company and/or the Co-Issuer may incur Additional Pari Passu Obligations. Any such additional class or series of Additional Pari Passu Obligations (the “Pari Passu Class Debt”) may be secured by a Lien and may be Guaranteed by the Grantors on an equal and ratable basis, in each case under and pursuant to the Pari Passu Documents, if and subject to the condition that the Authorized Representative of any such Pari Passu Class Debt (each, a “Pari Passu Class Debt Representative”) acting on behalf of the holders of such Pari Passu Class Debt (such Authorized Representative and holders in respect of any Pari Passu Class Debt being referred to as the “Pari Passu Class Debt Parties”) and the Additional Pari Passu Collateral Agent on behalf of each of the holders of any such Pari Passu Class Debt, become parties to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.

In order for a Pari Passu Class Debt Representative and Additional Pari Passu Collateral Agent to become a party to this Agreement,

(i)         such Pari Passu Class Debt Representative, such Additional Pari Passu Collateral Agent, the Applicable Collateral Agent and each Grantor shall have executed and delivered an instrument substantially in the form of Annex II (with such changes as may be reasonably approved by the Applicable Collateral Agent and such Pari Passu Class Representative) pursuant to which such Pari Passu Class Debt Representatives becomes an Authorized Representative and such Additional Pari Passu Collateral Agent becomes a Collateral Agent hereunder, and the Pari Passu Class Debt in respect of which each such Pari Passu Class Debt Representative is the Representative and the related Pari Passu Class Debt Parties become subject hereto and bound hereby;

(ii)        the Company shall have delivered to the Applicable Collateral Agent true and complete copies of each of the Additional Pari Passu Documents relating to such Pari Passu Class Debt, certified as being true, correct and complete by a Responsible Officer;

(iii)       all filings, recordations and/or amendments or supplements to the Pari Passu Security Documents necessary or desirable, or as reasonably requested by the Applicable Collateral Agent, to confirm and perfect the Liens securing the relevant obligations relating to such Pari Passu Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordings have been taken in the reasonable judgment of the Applicable Collateral Agent), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of the Applicable Collateral Agent); and

(iv)       the Additional Pari Passu Documents, as applicable, relating to such Pari Passu Class Debt shall provide, in a manner reasonably satisfactory to the Applicable Collateral Agent, that each Pari Passu Class Debt Party with respect to such Pari Passu Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Pari Passu Class Debt.

Section 5.14.  Integration.  This Agreement together with the other Secured Credit Documents and the Pari Passu Security Documents represents the agreement of each of the Grantors and the Pari Passu Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, any Collateral Agent, any or any other Pari Passu Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the Pari Passu Security Documents.

Section 5.15.  Further Assurances.  Each Grantor will do or cause to be done all acts and things that may be required, or that the Applicable Collateral Agent may reasonably request, to assure and confirm that the Applicable Collateral Agent holds, for the benefit of the holders of Pari Passu Obligations, duly created and enforceable and perfected Liens on the Collateral, in each case as contemplated by (and to the extent required by) the Secured Credit Documents.

Section 5.16.  Authorized Representatives and Collateral Agents.

(a)           Each of the Initial Authorized Representative and the Initial Other Authorized Representative is executing and delivering this Agreement solely in its respective capacities as trustee under and pursuant to directions set forth in the Initial Indenture or the Initial Other Indenture, as applicable; and in so doing, neither the Initial Authorized Representative nor the Initial Other Authorized Representative shall be responsible for the terms or sufficiency of this Agreement for any purpose. Each of the Initial Authorized Representative and the Initial Other Authorized Representative shall not have duties or obligations under or pursuant to this Agreement other than such duties expressly set forth in this Agreement as duties on its part to be performed or observed.  In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, each of the Initial Authorized Representative  and the Initial Other Authorized Representative shall have and be protected by all of the rights, immunities, indemnities, privileges and other protections granted to it under the Initial Indenture or the Initial Other Indenture, as applicable.

(b)           Each of the Initial Collateral Agent and the Initial Other Collateral Agent is executing and delivering this Agreement solely in its respective capacities as collateral agent under and pursuant to directions set forth in the Initial Indenture or the Initial Other Indenture, as applicable; and in so doing, neither the Initial Collateral Agent nor the Initial Other Collateral Agent shall be responsible for the terms or sufficiency of this Agreement for any purpose. Each of the Initial Collateral Agent and the Initial Other Collateral Agent shall not have duties or obligations under or pursuant to this Agreement other than such duties expressly set forth in this Agreement as duties on its part to be performed or observed.  In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, each of the Initial Collateral Agent and the Initial Other Collateral Agent shall have and be protected by all of the rights, immunities, indemnities, privileges and other protections granted to it under the Initial Indenture or the Initial Other Indenture, as applicable.

(c)           For purposes of determining whether the conditions precedent under this Agreement have been satisfied, and prior to executing and delivering any amendment or document of any kind, taking any action or releasing any Shared Collateral as required by the terms of this Agreement, including pursuant to Sections 2.04(a) and (c) hereof, the Initial Authorized Representative, Initial Collateral Agent, the Initial Other Authorized Representative and Initial Other Collateral Agent shall be entitled to receive and conclusively rely upon an “Opinion of Counsel” and “Officers’ Certificate” (as such terms are defined in the Initial Indenture or the Initial Other Indenture, if applicable) to the effect that any such document, action or release is authorized or permitted hereunder and under the Initial Indenture, the Initial Other Indenture, the Initial Pari Passu Security Agreement, the Initial Other Pari Passu Security Agreement and the other applicable Pari Passu Security Documents. The Initial Authorized Representative, Initial Collateral Agent, the Initial Other Authorized Representative and the Initial Other Collateral Agent shall not at any time be deemed or imputed to have any knowledge of or receipt of any notices, information, correspondence or materials in the possession of or given to any other Authorized Representative or Collateral Agent acting under any other Series of Pari Passu Obligations.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Initial Collateral Agent and as Initial Authorized Representative,

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Initial Other Collateral Agent and as Initial Other Authorized Representative,

By:
Name:
Title:

[Signature Page to Intercreditor Agreement]

GRANTORS:

WINDSTREAM SERVICES, LLC

By:
Name:
Title:

WINDSTREAM FINANCE CORP.

By:
Name:
Title:

THE GRANTORS LISTED ON ANNEX I HERETO,

By:
Name:
Title:

SOUTHWEST ENHANCED NETWORK SERVICES, LLC

By:	Windstream Services, LLC, its sole member

By:
Name:
Title:

WINDSTREAM SOUTHWEST LONG DISTANCE, LLC

By:	Windstream Services, LLC, its sole member

By:
Name:
Title:

[Signature Page to Intercreditor Agreement]

ANNEX I

Grantors

ALLWORX CORP.
ARC NETWORKS, INC.
ATX COMMUNICATIONS, INC.
ATX TELECOMMUNICATIONS SERVICES OF VIRGINIA, LLC
BOB, LLC
BOSTON RETAIL PARTNERS LLC
BRIDGECOM HOLDINGS, INC.
BRIDGECOM SOLUTIONS GROUP, INC.
BROADVIEW NETWORKS OF MASSACHUSETTS, INC.
BROADVIEW NETWORKS OF VIRGINIA, INC.
BUFFALO VALLEY MANAGEMENT SERVICES, INC.
BUSINESS TELECOM OF VIRGINIA, INC.
BV-BC ACQUISITION CORPORATION
CAVALIER IP TV, LLC
CAVALIER SERVICES, LLC
CAVALIER TELEPHONE, L.L.C.
CCL HISTORICAL, INC.
CHOICE ONE COMMUNICATIONS OF CONNECTICUT INC.
CHOICE ONE COMMUNICATIONS OF MAINE INC.
CHOICE ONE COMMUNICATIONS OF MASSACHUSETTS INC.
CHOICE ONE COMMUNICATIONS OF OHIO INC.
CHOICE ONE COMMUNICATIONS OF RHODE ISLAND INC.
CHOICE ONE COMMUNICATIONS OF VERMONT INC.
CHOICE ONE OF NEW HAMPSHIRE INC.
CINERGY COMMUNICATIONS COMPANY OF VIRGINIA, LLC
CONESTOGA ENTERPRISES, INC.
CONESTOGA MANAGEMENT SERVICES, INC.

CONNECTICUT BROADBAND, LLC
CONNECTICUT TELEPHONE & COMMUNICATION SYSTEMS, INC.
CONVERSENT COMMUNICATIONS LONG DISTANCE, LLC
CONVERSENT COMMUNICATIONS OF CONNECTICUT, LLC
CONVERSENT COMMUNICATIONS OF MAINE, LLC
CONVERSENT COMMUNICATIONS OF MASSACHUSETTS, INC.
CONVERSENT COMMUNICATIONS OF NEW HAMPSHIRE, LLC
CONVERSENT COMMUNICATIONS OF RHODE ISLAND, LLC
CONVERSENT COMMUNICATIONS OF VERMONT, LLC
CORECOMM COMMUNICATIONS, LLC
CORECOMM-ATX, INC.
CTC COMMUNICATIONS OF VIRGINIA, INC.
D&E COMMUNICATIONS, LLC
D&E MANAGEMENT SERVICES, INC.
D&E NETWORKS, INC.
EARTHLINK BUSINESS HOLDINGS, LLC
EARTHLINK HOLDINGS, LLC
EARTHLINK SERVICES, LLC
EARTHLINK SHARED SERVICES, LLC
EARTHLINK, LLC
EQUITY LEASING, INC.
EUREKA BROADBAND CORPORATION
EUREKA HOLDINGS, LLC
EUREKA NETWORKS, LLC
EUREKA TELECOM OF VA, INC.
HEART OF THE LAKES CABLE SYSTEMS, INC.
INFOHIGHWAY COMMUNICATIONS CORPORATION
INFO-HIGHWAY INTERNATIONAL, INC.
INFOHIGHWAY OF VIRGINIA, INC.
IOWA TELECOM DATA SERVICES, L.C.
IOWA TELECOM TECHNOLOGIES, LLC
IWA SERVICES, LLC

KDL HOLDINGS, LLC
MCLEODUSA INFORMATION SERVICES LLC
MCLEODUSA PURCHASING, L.L.C.
MPX, INC.
NORLIGHT TELECOMMUNICATIONS OF VIRGINIA, LLC
OKLAHOMA WINDSTREAM, LLC
OPEN SUPPORT SYSTEMS LLC
PAETEC COMMUNICATIONS OF VIRGINIA, LLC
PAETEC HOLDING, LLC
PAETEC ITEL, L.L.C.
PAETEC REALTY LLC
PAETEC, LLC
PCS LICENSES, INC.
PROGRESS PLACE REALTY HOLDING COMPANY, LLC
REVCHAIN SOLUTIONS, LLC
SM HOLDINGS, LLC
TALK AMERICA OF VIRGINIA, LLC
TELEVIEW, LLC
TEXAS WINDSTREAM, LLC
US LEC OF ALABAMA LLC
US LEC OF FLORIDA LLC
US LEC OF SOUTH CAROLINA LLC
US LEC OF TENNESSEE LLC
US LEC OF VIRGINIA L.L.C.
US XCHANGE INC.
US XCHANGE OF ILLINOIS, L.L.C.
US XCHANGE OF MICHIGAN, L.L.C.
US XCHANGE OF WISCONSIN, L.L.C.
VALOR TELECOMMUNICATIONS OF TEXAS, LLC
WIN SALES & LEASING, INC.
WINDSTREAM ALABAMA, LLC
WINDSTREAM ARKANSAS, LLC
WINDSTREAM BV HOLDINGS, INC.
WINDSTREAM CAVALIER, LLC
WINDSTREAM COMMUNICATIONS KERRVILLE, LLC
WINDSTREAM COMMUNICATIONS TELECOM, LLC
WINDSTREAM CTC INTERNET SERVICES, INC.

WINDSTREAM DIRECT, LLC
WINDSTREAM EN-TEL, LLC
WINDSTREAM HOLDING OF THE MIDWEST, INC.
WINDSTREAM IOWA COMMUNICATIONS, LLC
WINDSTREAM IOWA-COMM, LLC
WINDSTREAM KDL-VA, LLC
WINDSTREAM KERRVILLE LONG DISTANCE, LLC
WINDSTREAM LAKEDALE LINK, INC.
WINDSTREAM LAKEDALE, INC.
WINDSTREAM LEASING, LLC
WINDSTREAM LEXCOM ENTERTAINMENT, LLC
WINDSTREAM LEXCOM LONG DISTANCE, LLC
WINDSTREAM LEXCOM WIRELESS, LLC
WINDSTREAM MONTEZUMA, LLC
WINDSTREAM NETWORK SERVICES OF THE MIDWEST, INC.
WINDSTREAM NORTHSTAR, LLC
WINDSTREAM NUVOX ARKANSAS, LLC
WINDSTREAM NUVOX ILLINOIS, LLC
WINDSTREAM NUVOX INDIANA, LLC
WINDSTREAM NUVOX KANSAS, LLC
WINDSTREAM NUVOX OKLAHOMA, LLC
WINDSTREAM OKLAHOMA, LLC
WINDSTREAM SHAL NETWORKS, INC.
WINDSTREAM SHAL, LLC
WINDSTREAM SOUTH CAROLINA, LLC
WINDSTREAM SUGAR LAND, LLC
WINDSTREAM SUPPLY, LLC
XETA TECHNOLOGIES, INC.

ANNEX II

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [ ] dated as of [____], 20[ ] to the SECOND LIEN PARI PASSU INTERCREDITOR AGREEMENT dated as of  August 2, 2018  (the “Second Lien Pari Passu Intercreditor Agreement”), among Windstream Services, LLC, a Delaware corporation (“the Company”), certain subsidiaries of the Company (each a “Grantor”),Wilmington Trust, National Association, as Initial Collateral Agent and Initial Authorized Representative, Wilmington Trust, National Association, as Initial Other Collateral Agent and Initial Other Authorized Representative, and the additional Authorized Representatives from time to time a party thereto.

A.            Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Pari Passu Intercreditor Agreement.

B.            As a condition to the ability of the Company or any Grantor to incur Additional Pari Passu Obligations and to secure such Pari Passu Class Debt with the Pari Passu Lien, in each case under and pursuant to the Pari Passu Security Documents, the Pari Passu Class Debt Representative in respect of such Pari Passu Class Debt is required to become an Authorized Representative under, the Additional Pari Passu Collateral Agent on behalf of the holders of such Pari Passu Class Debt is required to become a Collateral Agent under and such Pari Passu Class Debt and the Pari Passu Class Debt Parties in respect thereof are required to become subject to and bound by, the Second Lien Pari Passu Intercreditor Agreement. Section 5.13 of the Second Lien Pari Passu Intercreditor Agreement provides that such Pari Passu Class Debt Representative may become an Authorized Representative under, such Additional Pari Passu Collateral Agent may become a Collateral Agent under and such Pari Passu Class Debt and such Pari Passu Class Debt Parties may become subject to and bound by, the Second Lien Pari Passu Intercreditor Agreement, pursuant to the execution and delivery by the Pari Passu Class Representative and the Additional Pari Passu Collateral Agent of an instrument in the form of this Supplement and the satisfaction of the other conditions set forth in Section 5.13 of the Second Lien Pari Passu Intercreditor Agreement. The undersigned Pari Passu Class Debt Representative (the “New Representative”) and the undersigned Additional Pari Passu Collateral Agent (the “New Collateral Agent”) are executing this Representative Supplement in accordance with the requirements of the Second Lien Pari Passu Intercreditor Agreement.

Accordingly, the Collateral Agent and the New Representative agree as follows:

SECTION 1.        In accordance with Section 5.13 of the Second Lien Pari Passu Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, the Additional Pari Passu Collateral Agent on behalf of the holders of such Pari Passu Class Debt by its signature below becomes a Collateral Agent under and the related Pari Passu Class Debt and Pari Passu Class Debt Parties become subject to and bound by, the Second Lien Pari Passu Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative and the New Collateral Agent had originally been named therein as a Collateral Agent, and the New Representative and the New Collateral Agent, on behalf of themselves and such Pari Passu Class Debt Parties, hereby agree to all the terms and provisions of the Second Lien Pari Passu Intercreditor Agreement applicable to them as an Authorized Representative or Collateral Agent, as applicable and to the Pari Passu Class Debt Parties that they represent as Additional Pari Passu Secured Parties. Each reference to an “Authorized Representative” in the Second Lien Pari Passu Intercreditor Agreement shall be deemed to include the New Representative and each reference to a “Collateral Agent” in the Second Lien Pari Passu Intercreditor Agreement shall be deemed to include the New Collateral Agent. The Second Lien Pari Passu Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2.        The New Representative represents and warrants to the Collateral Agent and the other Pari Passu Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Additional Pari Passu Documents relating to such Pari Passu Class Debt provide that, upon the New Representative’s entry into this Agreement, the Pari Passu Class Debt Parties in respect of such Pari Passu Class Debt will be subject to and bound by the provisions of the Second Lien Pari Passu Intercreditor Agreement as Additional Pari Passu Secured Parties.

SECTION 3.        The New Collateral Agent represents and warrants to the Collateral Agent and the other Pari Passu Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee] and (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement.

SECTION 4.        This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Applicable Collateral Agent shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative and the New Collateral Agent. Delivery of an executed signature page to this Representative Supplement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4.        Except as expressly supplemented hereby, the Second Lien Pari Passu Intercreditor Agreement shall remain in full force and effect.

SECTION 5.      THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6.        In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien Pari Passu Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.       All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Second Lien Pari Passu Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8.        The Company agrees to reimburse the Applicable Collateral Agent for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Applicable Collateral Agent.

IN WITNESS WHEREOF, the New Representative, the New Collateral Agent and the Applicable Collateral Agent have duly executed this Representative Supplement to the Second Lien Pari Passu Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ],

By:
Name:
Title:

[NAME OF NEW COLLATERAL AGENT], as [ ] for the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of:

Telecopy:

Acknowledged by:

[ ],
as Applicable Collateral Agent,

By:
Name:
Title:

WINDSTREAM SERVICES, LLC

By:
Name:
Title:

WINDSTREAM FINANCE CORP.

By:
Name:
Title:

THE GRANTORS LISTED ON SCHEDULE I HERETO,

By:
Name:
Title:

EXHIBIT G

FORM OF JUNIOR PRIORITY LIEN
 INTERCREDITOR AGREEMENT

[Attached]

[FORM OF] SECOND PRIORITY/ THIRD PRIORITY INTERCREDITOR AGREEMENT

WINDSTREAM SERVICES, LLC,

the other Grantors party hereto,
[____________________],

as Initial Second-Priority Collateral Agent for the Initial Second-Priority Secured Parties,

[____________________],

as Initial Third-Priority Collateral Agent for the Initial Third-Priority Secured Parties,

and any Other Second-Priority Representative or Other-Third Priority Representative party hereto from time to time

[________], 20[__]

i

Section 8.20.	Second-Priority Collateral Agent	38
Section 8.21.	Joinder Requirements	38
Section 8.22.	Intercreditor Agreements	38

Exhibits
Exhibit A	Form of Joinder Agreement (Other Second-Priority Obligations)
Exhibit B	Form of Joinder Agreement (Other Third-Priority Obligations)

SECOND PRIORITY/ THIRD PRIORITY INTERCREDITOR AGREEMENT

SECOND PRIORITY/ THIRD PRIORITY INTERCREDITOR AGREEMENT dated as of [____], 20[_], among [●], as Initial Second-Priority Collateral Agent, [Initial Second-Priority Trustee] and [____], as Initial Third-Priority Collateral Agent, [Initial Third-Priority Trustee ], and any Other Second-Priority Representative or Other-Third Priority Representative party hereto from time to time

A.         WINDSTREAM SERVICES, LLC, a Delaware limited liability company (the “Company”), the Co-Issuer (as defined below), the guarantors identified therein, and [____], as trustee and collateral agent, are parties to that certain indenture, dated as of [____], 20[_] (as amended, restated, supplemented or otherwise modified, Refinanced or replaced from time to time), with respect to the [●]% Senior Second Lien Notes due 20[●] of the Company and the Co-Issuer (the “Initial Second Lien Indenture”). The Obligations of the Company under the Initial Second Lien Indenture and the other Initial Second-Priority Documents constitute Second-Priority Obligations hereunder.

B.         The Company, the guarantors identified therein, and [●], as [●], are parties to that certain [indenture], dated as of [●] (as amended, restated, supplemented or otherwise modified, Refinanced or replaced from time to time), with respect to [●] (the “[Initial Third Lien Indenture]”).1  The Obligations of the Company under the [Initial Third Lien Indenture] and the other Initial Third-Priority Documents constitute Third-Priority Obligations hereunder.

Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1
 Definitions.

Section 1.01.     Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Agreement” shall mean this Second Priority/Third Priority Intercreditor Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Bankruptcy Code” shall mean Title 11 of the United States Code.

“Bankruptcy Law” shall mean the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

1 Form to be updated to reflect the form of initial third lien debt issuance.

1

“Business Day” shall mean any day other than a Saturday, a Sunday or a day that is a legal holiday under the laws of the State of New York or on which banking institutions in the State of New York are required or authorized by law or other governmental action to close.

“Co-Issuer” shall mean Windstream Finance Corp., a Delaware corporation, as co-issuer of the Initial Second-Priority Obligations.

“Common Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, constituting both Second-Priority Collateral and Third-Priority Collateral.

“Company” shall have the meaning set forth in the recitals.

“Comparable Third-Priority Collateral Document” shall mean, in relation to any Common Collateral subject to any Lien created under any Second-Priority Collateral Document, those Third-Priority Collateral Documents that create a Lien on the same Common Collateral, granted by the same Grantor.

“Deposit Account” shall have the meaning set forth in the Uniform Commercial Code.

“Deposit Account Collateral” shall mean that part of the Common Collateral (if any) comprised of or contained in Deposit Accounts or Securities Accounts.

“DIP Financing” shall have the meaning set forth in Section 6.01(a).

“Discharge” means, with respect to any Common Collateral and any Series (or, if applicable, all then-outstanding Series) of Second-Priority Obligations or of Third-Priority Obligations, as applicable, that such Series (or, if applicable, all such Series) of Second-Priority Obligations or of Third-Priority Obligations is no longer secured by such Common Collateral pursuant to the terms of the Second-Priority Collateral Documents or Third-Priority Collateral Documents, as applicable.

“Discharge of Second-Priority Obligations” shall mean at any applicable time, except to the extent otherwise provided in Section 5.07, the Discharge of all Second-Priority Obligations then outstanding at such time; provided that the Discharge of Second-Priority Obligations shall not be deemed to have occurred if the applicable payments are made with the proceeds of other Second-Priority Obligations that constitute an exchange or replacement for or a Refinancing of such Second-Priority Obligations.

“Financing Documents” shall mean the Initial Second-Priority Documents, the Other Second-Priority Documents, the Initial Third-Priority Documents and the Other Third-Priority Documents.

 “Grantors” shall mean the Company and each of the Subsidiaries of the Company that has executed and delivered a Second-Priority Collateral Document or a Third-Priority Collateral Document.

“Initial Second Lien Indenture” shall have the meaning set forth in the recitals.

2

“Initial Second-Priority Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Initial Second-Priority Obligations.

“Initial Second-Priority Collateral Agent” shall mean [____], in its capacity as collateral agent under the Initial Second Lien Indenture, and its successors in such capacity.

“Initial Second-Priority Collateral Documents” shall mean the Initial Second-Priority Security Agreement and any other documents now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any Initial Second-Priority Obligations, in each case, as Refinanced from time to time in accordance with the terms thereof and subject to the terms hereof.

“Initial Second-Priority Documents” shall mean (a) the Initial Second-Priority Indenture and the Initial Second-Priority Collateral Documents and (b) any other related document or instrument executed and delivered pursuant to any Initial Second-Priority Document described in clause (a) above evidencing or governing any obligations thereunder, in each case, as Refinanced from time to time in accordance with the terms thereof and subject to the terms hereof.

“Initial Second-Priority Indenture” shall mean the Initial Second Lien Indenture, as amended, restated, supplemented, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, Refinanced, extended or otherwise modified from time to time, including any agreement extending the maturity thereof, Refinancing, replacing or otherwise restructuring all or any portion of the indebtedness under such agreement or agreements or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof (including in this definition any Refinancing, replacement, restructuring or new debt facility designated by the Company as an “Initial Second-Priority Indenture” pursuant to Section 8.03).

“Initial Second-Priority Obligations” shall mean the [“Notes Obligations”] (as defined in the Initial Second Lien Indenture) with respect to the “Notes” (as defined in the Initial Second Lien Indenture) issued on the date hereof and any [“Additional Notes”] (as defined in the Initial Second Lien Indenture) issued after the date hereof, and all other obligations to pay principal, premium, if any, and interest (including any interest accruing after the commencement of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding) when due and payable, and all other amounts due or to become due under or in connection with the Initial Second-Priority Documents and the performance of all other Obligations of the obligors thereunder to the Initial Second-Priority Secured Parties under the Initial Second-Priority Documents, according to the respective terms thereof (provided that Initial Second-Priority Obligations shall exclude any such obligations the incurrence of which was not permitted under each Second-Priority Document and each Third-Priority Document extant at the time of the incurrence or issuance thereof).

3

“Initial Second-Priority Secured Parties” shall mean the Persons holding the Initial Second-Priority Obligations, including the Initial Second-Priority Trustee and the Initial Second-Priority Collateral Agent.

“Initial Second-Priority Security Agreement” means the [“Security Agreement”] as defined in the Initial Second Lien Indenture and any other documents now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any Initial Second-Priority Obligations, in each case, as Refinanced from time to time in accordance with the terms thereof and subject to the terms hereof.

“Initial Second-Priority Trustee” shall mean [●], in its capacity as indenture trustee under the Initial Second-Priority Indenture and the Initial Second-Priority Collateral Documents, and its permitted successors in such capacity.

[“Initial Third Lien Indenture”] shall have the meaning set forth in the recitals.

“Initial Third-Priority Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Initial Third-Priority Obligations.

“Initial Third-Priority Collateral Agent” shall mean [●], in its capacity as collateral agent under the [Initial Third Lien Indenture], and its successors, in such capacity.

“Initial Third-Priority Collateral Documents” shall mean the Initial Third-Priority Security Agreement and any documents now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any Initial Third-Priority Obligations, in each case, as Refinanced from time to time in accordance with the terms thereof and subject to the terms hereof.

“Initial Third-Priority Documents” shall mean (a) the Initial Third-Priority Indenture and the Initial Third-Priority Collateral Documents and (b) any other related document or instrument executed and delivered pursuant to any Initial Third-Priority Document described in clause (a) above evidencing or governing any Obligations thereunder, in each case, as Refinanced from time to time in accordance with the terms thereof and subject to the terms hereof.

“Initial Third-Priority Indenture” shall mean the [Initial Third Lien Indenture], as amended, restated, supplemented, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, refinanced, extended or otherwise modified from time to time, including any agreement extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the indebtedness under such agreement or agreements or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof (including in this definition any refinancing, replacement, restructuring or new debt facility designated by the Company as an “Initial Third-Priority Indenture” pursuant to Section 8.03).

“Initial Third-Priority Obligations” shall mean all Obligations of the Company and other obligors under the [Initial Third Lien Indenture] or any of the other Third-Priority Documents, and all other obligations to pay principal, premium, if any, and interest (including any interest accruing after the commencement of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding) when due and payable, and all other amounts due or to become due under or in connection with the Initial Third-Priority Documents and the performance of all other Obligations of the obligors thereunder to the Initial Third-Priority Secured Parties under the Initial Third-Priority Documents, according to the respective terms thereof (provided that Initial Third-Priority Obligations shall exclude any such obligations the incurrence of which was not permitted under each Second-Priority Document and each Third-Priority Document extant at the time of the incurrence or issuance thereof).

4

“Initial Third-Priority Secured Parties” shall mean the holders of any Initial Third-Priority Obligations, including the Initial Third-Priority Trustee and the Initial Third-Priority Collateral Agent.

“Initial Third-Priority Security Agreement” shall mean the [“Security Agreement”] as defined in the [Initial Third Lien Indenture], and any other documents now existing or entered into after the date thereof that create Liens on any assets or properties of any Grantor to secure any Initial Third-Priority Obligations, in each case, as Refinanced from time to time in accordance with the terms thereof and subject to the terms hereof.

“Initial Third-Priority Trustee” shall mean [●], in its capacity as indenture trustee under the Initial Third-Priority Indenture and the Initial Third-Priority Collateral Documents, and its permitted successors in such capacity.

“Insolvency or Liquidation Proceeding” shall mean (1) any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary; (2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or (3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Joinder Agreement” shall mean a Joinder Agreement substantially in the form of Exhibit A or Exhibit B, as applicable, hereto.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

5

“Obligations” shall mean any principal, interest (including any interest accruing after the commencement of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any indebtedness.

“Other Second-Priority Collateral Agent” shall mean, with respect to any Series of Other Second-Priority Obligations, any Other Second-Priority Representative that acts in the capacity of a collateral agent with respect thereto.

“Other Second-Priority Documents” shall mean each of the agreements, documents and instruments providing for, evidencing or securing any Other Second-Priority Obligations and any other related document or instrument executed or delivered pursuant to any Other Second-Priority Document at any time or otherwise evidencing or securing any indebtedness arising under any Other Second-Priority Document, in each case, as Refinanced from time to time in accordance with the terms thereof and subject to the terms hereof.

“Other Second-Priority Obligations” shall mean any indebtedness or Obligations (other than the Initial Second-Priority Obligations) of the Grantors that are to be secured with a Lien on the Common Collateral senior to the Liens securing the Third-Priority Obligations and are designated by the Company as Other Second-Priority Obligations hereunder and all other obligations to pay principal, premium, if any, and interest (including any interest accruing after the commencement of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding) when due and payable, and all other amounts due or to become due under or in connection with the Other Second-Priority Documents and the performance of all other Obligations of the obligors thereunder to the Other Second-Priority Secured Parties under the Other Second-Priority Documents, according to the respective terms thereof (provided that Other Second-Priority Obligations shall exclude any such obligations the incurrence of which was not permitted under each Second-Priority Document and each Third-Priority Document extant at the time of the incurrence or issuance thereof); provided further, however that the requirements set forth in Section 8.21 shall have been satisfied.

“Other Second-Priority Representative” shall mean, with respect to any Series of Other Second-Priority Obligations or any separate facility within such Series, the Person elected, designated or appointed as the administrative agent, trustee, collateral agent or other representative of such Series or facility by or on behalf of the holders of such Series or facility, and its respective successors in substantially the same capacity as may from time to time be appointed.

“Other Second-Priority Secured Parties” shall mean the Persons holding Other Second-Priority Obligations, including the Other Second-Priority Representatives.

“Other Third-Priority Collateral Agent” shall mean, with respect to any Series of Other Third-Priority Obligations, any Other Third-Priority Representative that acts in the capacity of a collateral agent with respect thereto.

6

“Other Third-Priority Documents” shall mean each of the agreements, documents and instruments providing for, evidencing or securing any Other Third-Priority Obligations and any other related document or instrument executed or delivered pursuant to any Other Third-Priority Document at any time or otherwise evidencing or securing any indebtedness arising under any Third-Priority Document, in each case, as Refinanced from time to time in accordance with the terms thereof and subject to the terms hereof.

“Other Third-Priority Obligations” shall mean any indebtedness or Obligations (other than the Third-Priority Obligations) of the Grantors that are to be secured equally and ratably or secured on a junior basis with the Initial Third-Priority Obligations and are designated by the Company as Other Third-Priority Obligations hereunder, and all other obligations to pay principal, premium, if any, and interest (including any interest accruing after the commencement of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding) when due and payable, and all other amounts due or to become due under or in connection with the Other Third-Priority Obligations and the performance of all other Obligations of the obligors thereunder to the Other Third-Priority Secured Parties under the Other Third-Priority Documents, according to the respective terms thereof (provided that Other Third-Priority Obligations shall exclude any such obligations the incurrence of which was not permitted under each Second-Priority Document and each Third-Priority Document extant at the time of the incurrence or issuance thereof); provided further, however, that the requirements set forth in Section 8.21 shall have been satisfied.

“Other Third-Priority Representative” shall mean, with respect to any Series of Other Third-Priority Obligations or any separate facility within such Series, the Person elected, designated or appointed as the administrative agent, trustee, collateral agent or other representative of such Series or facility by or on behalf of the holders of such Series or facility, and its respective successors in substantially the same capacity as may from time to time be appointed.

“Other Third-Priority Secured Parties” shall mean the Persons holding Other Third-Priority Obligations, including the Other Third-Priority Representatives.

 “Person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“Plan of Reorganization” shall mean any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Pledged Collateral” shall mean the Common Collateral in the possession or control of the Second-Priority Collateral Agent (or its agents or bailees), to the extent that possession or control thereof is necessary to perfect a Lien thereon under the Uniform Commercial Code.

“Purchase Event” shall have the meaning set forth in Section 5.09.

“Recovery” shall have the meaning set forth in Section 6.04.

7

“Refinance” means, in respect of any indebtedness and any agreement governing any such Indebtedness, to refinance, extend, increase, renew, defease, amend, restate, amend and restate, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for or refinancing of, such indebtedness in whole or in part, including by adding or replacing lenders, creditors, agents, obligors and/or guarantors, and including, in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Second-Priority Collateral” shall mean the Initial Second-Priority Collateral and all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Other Second-Priority Obligations.

“Second-Priority Collateral Agent” shall mean such agent or trustee as is designated “Second-Priority Collateral Agent” by Second-Priority Secured Parties pursuant to the terms of the Second-Priority Pari Passu Intercreditor Agreement (if then in effect) and the Second-Priority Documents, and otherwise shall be as designated by Second-Priority Secured Parties holding a majority in principal amount of the Second-Priority Obligations then outstanding; it being understood that as of the date of this Agreement, the Initial Second-Priority Collateral Agent shall be so designated Second-Priority Collateral Agent.

“Second-Priority Collateral Documents” shall mean (a) the Initial Second-Priority Collateral Documents and (b) any documents now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any Other Second-Priority Obligations, in each case, as Refinanced from time to time in accordance with the terms thereof and subject to the terms hereof.

“Second-Priority Documents” shall mean (a) the Initial Second-Priority Documents and (b) any Other Second-Priority Documents, in each case, as Refinanced from time to time in accordance with the terms thereof and subject to the terms hereof.

“Second-Priority Obligations” shall mean (a) the Initial Second-Priority Obligations, (b) the Other Second-Priority Obligations (if any) and (c) all other Obligations in respect of, or arising under, the Second-Priority Documents, including all fees and expenses of the collateral agent and trustee or other agent for any Other Second-Priority Obligations and shall include all interest and fees, which but for the filing of a petition in bankruptcy with respect to the Company or any Grantor, would have accrued on such obligations, whether or not a claim for such interest or fees is allowed in such proceeding (provided that Second-Priority Obligations shall exclude any such obligations the incurrence of which was not permitted under each Second-Priority Document and each Third-Priority Document extant at the time of the incurrence or issuance thereof).

“Second-Priority Pari Passu Intercreditor Agreement” shall mean [the Second-Priority Pari Passu Intercreditor Agreement, dated as of [____], 20[_], by and among the Company, the other Grantors party thereto, the Initial Second-Priority Collateral Agent and each additional Other Second-Priority Collateral Agent from time to time party thereto,] as amended, amended and restated or otherwise modified from time to time.

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“Second-Priority Representatives” shall mean (a) in the case of the Initial Second-Priority Obligations, the Initial Second-Priority Collateral Agent, and (b) in the case of any Series of Other Second-Priority Obligations, the Other Second-Priority Representative with respect thereto. The term “Second-Priority Representatives” shall include the Second-Priority Collateral Agent as the context requires. For purposes of this definition, no Discharge of Initial Second-Priority Obligations with respect to the Initial Second-Priority Obligations under the Initial Second-Priority Indenture and the Initial Second-Priority Documents relating thereto shall be deemed to have occurred if any of the Company or any other Grantor enters into any Refinancing of the Initial Second-Priority Indenture, and, in the case of any such Refinancing, the Initial Second-Priority Collateral Agent under such Initial Second-Priority Indenture shall continue as the Second-Priority Representative for all purposes hereof.

“Second-Priority Secured Parties” shall mean (a) the Initial Second-Priority Secured Parties and (b) the Other Second-Priority Secured Parties, including the Second-Priority Representatives.

“Secured Parties” shall mean the Second-Priority Secured Parties and the Third-Priority Secured Parties.

“Securities Account” shall have the meaning set forth in the Uniform Commercial Code.

“Series” shall mean (a) the Initial Second-Priority Obligations and each series of Other Second-Priority Obligations, each of which shall constitute a separate Series of Second-Priority Obligations, except that to the extent that the Initial Second-Priority Obligations and/or any one or more series of such Other Second-Priority Obligations (i) are secured by identical collateral held by a common collateral agent and (ii) have their security interests documented by a single set of security documents, the Initial Second-Priority Obligations and/or each such series of Other Second-Priority Obligations shall collectively constitute a single Series, and (b) the Initial Third-Priority Obligations and each series of Other Third-Priority Obligations, each of which shall constitute a separate Series of Third-Priority Obligations, except that to the extent that the Initial Third-Priority Obligations and/or any one or more series of such Other Third-Priority Obligations (i) are secured by identical collateral held by a common collateral agent and (ii) have their security interests documented by a single set of security documents, such the Initial Third-Priority Obligations and/or each such series of Other Third-Priority Obligations shall collectively constitute a single Series.

“Standstill Period” shall have the meaning set forth in Section 3.01(f).

“Subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

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“Third-Priority Collateral” shall mean the Initial Third-Priority Collateral and all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Other Third-Priority Obligations.

“Third-Priority Collateral Agent” shall mean such agent or trustee as is designated “Third-Priority Collateral Agent” pursuant to the terms of any intercreditor agreement among the Third-Priority Secured Parties, if then in effect, and otherwise shall be designated by Third-Priority Secured Parties holding a majority in principal amount of the Third-Priority Obligations then outstanding; it being understood that as of the date of this Agreement, the Initial Third-Priority Collateral Agent shall be so designated Third-Priority Collateral Agent.

“Third-Priority Collateral Documents” shall mean (a) the Initial Third-Priority Collateral Documents and (b) any documents now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any Other Third-Priority Obligations, in each case, as Refinanced from time to time in accordance with the terms thereof and subject to the terms hereof.

“Third-Priority Documents” shall mean (a) the Initial Third-Priority Documents and (b) the Other Third-Priority Documents, in each case, as Refinanced from time to time in accordance with the terms thereof and subject to the terms thereof.

“Third-Priority Obligations” shall mean (a) the Initial Third-Priority Obligations, (b) the Other Third-Priority Obligations (if any) and (c) all other Obligations in respect of, or arising under, the Third-Priority Obligations Documents, including all fees and expenses of the collateral agent and trustee or other agent for any Other Third-Priority Obligations and shall include all interest and fees, which but for the filing of a petition in bankruptcy with respect to the Company or any Grantor, would have accrued on such obligations, whether or not a claim for such interest or fees is allowed in such proceeding (provided that Third-Priority Obligations shall exclude any such obligations the incurrence of which was not permitted under each Second-Priority Document and each Second-Priority Document extant at the time of the incurrence or issuance thereof).

“Third-Priority Representatives” shall mean (a) in the case of the Initial Third-Priority Obligations, the Initial Third-Priority Collateral Agent and (b) in the case of any Series of Other Third-Priority Obligations, the Other Third-Priority Representative with respect thereto. The term “Third-Priority Representatives” shall include the Third-Priority Collateral Agent as the context requires. For purposes of this definition, no Discharge of Initial Third-Priority Obligations with respect to the Initial Third-Priority Obligations under the Initial Third-Priority Indenture and the Initial Third-Priority Documents relating thereto shall be deemed to have occurred if any of the Company or any other Grantor enters into any Refinancing of the Initial Third-Priority Indenture, and, in the case of any such Refinancing, the Initial Third-Priority Collateral Agent under such Initial Third-Priority Indenture shall continue as the Third-Priority Representative for all purposes hereof.

“Third-Priority Secured Parties” shall mean (a) the Initial Third-Priority Secured Parties and (b) the Other Third-Priority Secured Parties, including the Third-Priority Representatives.

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“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

Section 1.02.  Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, otherwise modified  or permitted to be Refinanced or replaced in accordance with the terms hereof, in each case to the extent so Refinanced or replaced, in accordance with this Agreement, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE 2
Lien Priorities.

Section 2.01.  Subordination of Liens.  Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to the Third-Priority Secured Parties on the Common Collateral or of any Liens granted to the Second-Priority Secured Parties on the Common Collateral (or any actual or alleged defect in any of the foregoing), and notwithstanding any provision of the UCC, or any applicable law or the Third-Priority Documents or the Second-Priority Documents or any other circumstance whatsoever (including any non-perfection of any Lien purporting to secure the Second-Priority Obligations and/or the Third-Priority Obligations), each Third-Priority Representative, on behalf of itself and each applicable Third-Priority Secured Party, hereby agrees that: (a) any Lien on the Common Collateral securing any Second-Priority Obligations now or hereafter held by or on behalf of any Third-Priority Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Common Collateral securing any Third-Priority Obligations and (b) any Lien on the Common Collateral securing any Third-Priority Obligations now or hereafter held by or on behalf of any Third-Priority Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any Second-Priority Obligations. All Liens on the Common Collateral securing any Second-Priority Obligations shall be and remain senior in all respects and prior to all Liens on the Common Collateral securing any Third-Priority Obligations for all purposes, whether or not such Liens securing any Second-Priority Obligations are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.

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Section 2.02.  Prohibition on Contesting Liens.  Each Third-Priority Representative, for itself and on behalf of each applicable Third-Priority Secured Party, and each Second-Priority Representative, for itself and on behalf of each applicable Second-Priority Secured Party, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, perfection, priority or enforceability of (a) a Lien securing any Second-Priority Obligations held (or purported to be held) by or on behalf of any of the Second-Priority Secured Parties or any agent or trustee therefor in any Second-Priority Collateral or (b) a Lien securing any Third-Priority Obligations held (or purported to be held) by or on behalf of any Third-Priority Secured Party in the Common Collateral, as the case may be; provided, however, that nothing in this Agreement shall be construed to prevent or impair the rights of any Second-Priority Secured Party or any agent or trustee therefor to enforce this Agreement (including the priority of the Liens securing the Second-Priority Obligations as provided in Section 2.01) or any of the Second-Priority Documents.

Section 2.03.  No New Liens.  So long as the Discharge of Second-Priority Obligations has not occurred, the parties hereto agree that if any Third-Priority Representative shall hold any Lien on any assets of the Company or any other Grantor securing any Third-Priority Obligations that are not also subject to the senior and prior Lien in respect of the Second-Priority Obligations under the Second-Priority Documents, such Third-Priority Representative shall notify the Second-Priority Collateral Agent promptly upon becoming aware thereof and, upon demand by the Second-Priority Collateral Agent or the Company, will either (i) release such Lien or (ii) assign such Lien to the Second-Priority Collateral Agent (and/or its designee) as security for the applicable Second-Priority Obligations (and, in the case of an assignment, each Third-Priority Representative may retain a junior lien on such assets subject to the terms hereof). Each Third-Priority Representative agrees that, after the date hereof, if it shall hold any Lien on any assets of the Company or any other Grantor securing any Third-Priority Obligations that are not also subject to the Lien in favor of each other Third-Priority Representative,  such Third-Priority Representative shall notify any other Third-Priority Representative promptly upon becoming aware thereof.

Section 2.04.  Perfection of Liens.  Subject to Section 5.05, none of the Second-Priority Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the Third-Priority Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Second-Priority Secured Parties and the Third-Priority Secured Parties and shall not impose on the Second-Priority Secured Parties or the Third-Priority Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Common Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

Section 2.05.  Nature of Obligations.  The priorities of the Liens provided in Section 2.01 shall not be altered or otherwise affected by (a) any Refinancing of the Second-Priority Obligations or the Third-Priority Obligations or (b) any action or inaction which any of the Second-Priority Secured Parties or the Third-Priority Secured Parties may take or fail to take in respect of the Common Collateral.  Each Third-Priority Representative, for itself and on behalf of each applicable Third-Priority Secured Parties, agrees and acknowledges that (i) a portion of the Second-Priority Obligations may be revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (ii) the terms of the Second-Priority Collateral Documents and the Second-Priority Obligations may be amended, restated, supplemented or otherwise modified, and the Second-Priority Obligations, or a portion thereof, may be Refinanced from time to time and (iii) the aggregate amount of the Second-Priority Obligations may be increased, in each case, without notice to or consent by the Third-Priority Collateral Agents or the Third-Priority Secured Parties and without affecting the provisions hereof, except as otherwise expressly set forth herein.  As between the Company and the Grantors, the foregoing provisions will not limit or otherwise affect the obligations of the Company and the Grantors contained in any Third-Priority Document with respect to the incurrence of additional Second-Priority Obligations.

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ARTICLE 3
Enforcement

Section 3.01.  Exercise of Remedies.

(a)           So long as the Discharge of Second-Priority Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) no Third-Priority Representative or any Third-Priority Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Common Collateral in respect of any applicable Third-Priority Obligations, institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Common Collateral by the Second-Priority Collateral Agent or any Second-Priority Secured Party in respect of the Second-Priority Obligations, the exercise of any right by the Second-Priority Collateral Agent or any Second-Priority Secured Party (or any agent or sub-agent on their behalf) in respect of the Second-Priority Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Third-Priority Representative or any Third-Priority Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party, of any rights and remedies relating to the Common Collateral under the Second-Priority Documents or otherwise in respect of Second-Priority Obligations, or (z) object to the forbearance by the Second-Priority Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral in respect of Second-Priority Obligations and (ii) except as otherwise provided herein, the Second-Priority Collateral Agent and the Second-Priority Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Common Collateral without any consultation with or the consent of any Third-Priority Representative or any Third-Priority Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, each Third-Priority Representative may file a claim or statement of interest with respect to the applicable Third-Priority Obligations and (B) each Third-Priority Representative may take any action (not adverse to the prior Liens on the Common Collateral securing the Second-Priority Obligations, or the rights of the Second-Priority Collateral Agent or the Second-Priority Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Common Collateral. In exercising rights and remedies with respect to the Second-Priority Collateral, the Second-Priority Collateral Agent and the Second-Priority Secured Parties may enforce the provisions of the Second-Priority Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

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(b)           So long as the Discharge of Second-Priority Obligations has not occurred, each Third-Priority Representative, on behalf of itself and each applicable Third-Priority Secured Party, agrees that it will not, in its capacity as a Secured Party, take or receive any Common Collateral or any proceeds of Common Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Common Collateral in respect of the applicable Third-Priority Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of Second-Priority Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.01(a), the sole right of the Third-Priority Representatives and the Third-Priority Secured Parties with respect to the Common Collateral is to hold a Lien on the Common Collateral in respect of the applicable Third-Priority Obligations pursuant to the Third-Priority Documents, as applicable, for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Second-Priority Obligations has occurred.

(c)           Subject to the proviso in clause (ii) of Section 3.01(a), (i) each Third-Priority Representative, for itself and on behalf of each applicable Third-Priority Secured Party, agrees that no Third-Priority Representative or Third-Priority Secured Party will take any action that would hinder any exercise of remedies undertaken by the Second-Priority Collateral Agent or the Second-Priority Secured Parties with respect to the Common Collateral under the Second-Priority Documents, including any sale, lease, exchange, transfer or other disposition of the Common Collateral, whether by foreclosure or otherwise, and (ii) each Third-Priority Representative, for itself and on behalf of each applicable Third-Priority Secured Party, hereby waives any and all rights it or any Third-Priority Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the Second-Priority Collateral Agent or the Second-Priority Secured Parties seek to enforce or collect the Second-Priority Obligations or the Liens granted in any of the Second-Priority Collateral, regardless of whether any action or failure to act by or on behalf of the Second-Priority Collateral Agent or Second-Priority Secured Parties is adverse to the interests of the Third-Priority Secured Parties.

(d)           Each Third-Priority Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any applicable Third-Priority Document shall be deemed to restrict in any way the rights and remedies of the Second-Priority Collateral Agent or the Second-Priority Secured Parties with respect to the Second-Priority Collateral as set forth in this Agreement and the Second-Priority Documents.

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(e)           Subject to the proviso in clause (ii) of Section 3.01(a) and the following Section 3.01(f), until the Discharge of the Second-Priority Obligations, the Second-Priority Collateral Agent shall have the exclusive right to exercise any right or remedy with respect to the Common Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto.

(f)            Notwithstanding the provisions of Section 3.01 above but subject in all cases to Section 4.02, the Third-Priority Collateral Agent may enforce any of its rights and exercise any of its remedies (subject to the limitations set forth in this clause (f) with respect to such actions) with respect to the Third-Priority Collateral after a period of 180 consecutive days has elapsed since the date on which the Third-Priority Collateral Agent has delivered to the Second-Priority Collateral Agent written notice of the acceleration or non-payment at the final stated maturity of the Indebtedness then outstanding under any Third-Priority Documents (the “Standstill Period”); provided, however, that (i) notwithstanding the expiration of the Standstill Period or anything herein to the contrary, in no event shall the Third-Priority Collateral Agent or any other Third-Priority Secured Party enforce or exercise any rights or remedies with respect to any Common Collateral if the Second-Priority Collateral Agent or any other Second-Priority Secured Party shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from or modification of the automatic stay or any other stay in any insolvency or liquidation proceeding to enable the commencement and pursuit thereof) the enforcement or exercise of any rights or remedies with respect to all or a material portion of such Collateral (prompt written notice thereof to be given to the Third-Priority Collateral Agent by the applicable Second-Priority Representative) and (ii) after the expiration of the Standstill Period, so long as no Second-Priority Representative has commenced any action to enforce the Liens securing the Second-Priority Obligations on all or any material portion of the Collateral, the Third-Priority Secured Parties (or the Third-Priority Collateral Agent on their behalf) may, subject to the provisions of Article 7, enforce the Liens securing the Third-Priority Obligations with respect to all or any portion of the Common Collateral to the extent permitted hereunder. If the Third-Priority Collateral Agent or any other Third-Priority Secured Party exercises any rights or remedies with respect to the Collateral in accordance with the immediately preceding sentence of this paragraph and thereafter the Second-Priority Collateral Agent or any other Second-Priority Secured Party commences (or attempts to commence or give notice of its intent to commence) the exercise of any of its rights or remedies with respect to the Collateral (including seeking relief from the automatic stay or any other stay in any proceeding under Bankruptcy Law), the Standstill Period shall recommence and the Third-Priority Collateral Agent and each other Third-Priority Secured Party shall rescind any such rights or remedies already exercised with respect to the Common Collateral.

Section 3.02.  Cooperation.  Subject to the proviso in clause (ii) of Section 3.01(a), each Third-Priority Representative, on behalf of itself and each applicable Third-Priority Secured Party, agrees that, unless and until the Discharge of Second-Priority Obligations has occurred, it will not commence, or join with any Person (other than the Second-Priority Secured Parties and the Second-Priority Collateral Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Common Collateral under any of the applicable Third-Priority Documents or otherwise in respect of the applicable Third-Priority Obligations.

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Section 3.03.  Third-Priority Collateral Agent and Third-Priority Secured Parties Waiver.  The Third-Priority Collateral Agent and the Third-Priority Secured Parties hereby waive any claim they may now or hereafter have against the Second-Priority Collateral Agent or any Second-Priority Secured Parties arising out of (i) any actions which the Second-Priority Collateral Agent (or any of its representatives) takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, disposition, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Obligations from any account debtor, guarantor or any other party) in accordance with any relevant Second-Priority Collateral Documents or any other agreement related thereto, or to the collection of the Obligations or the valuation, use, protection or release of any security for the Obligations, (ii) any election by the Second-Priority Collateral Agent (or any of its agents), in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code, or (iii) subject to Article 6, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, the Company or any of its Subsidiaries, as debtor-in-possession.

Section 3.04.  Actions upon Breach.  Should any Third-Priority Representative or any Third-Priority Secured Party, contrary to this Agreement, in any way, take, attempt to take or threaten to take any action with respect to the Common Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, the Second-Priority Collateral Agent or any Second-Priority Representative or any other Second-Priority Secured Party (in its or their own name or in the name of the Company or any other Grantor) may obtain relief against such Third-Priority Representative or such Third-Priority Secured Party by injunction, specific performance or other appropriate equitable relief. Each Third-Priority Representative, for itself and on behalf of each applicable Third-Priority Secured Party, hereby (i) agrees that the Second-Priority Secured Parties’ damages from the actions of the Third-Priority Representatives or any Third-Priority Secured Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Second-Priority Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the Second-Priority Collateral Agent, any Second-Priority Representative or any other Second-Priority Secured Party.

ARTICLE 4
Payments

Section 4.01.   Application of Proceeds.  After an Event of Default under (and as defined in) any Second-Priority Document has occurred, and until such Event of Default is cured or waived, so long as the Discharge of Second-Priority Obligations has not occurred, the Common Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Common Collateral upon the exercise of remedies, and any Common Collateral, proceeds thereof or distribution in respect of Common Collateral in any Insolvency or Liquidation Proceeding, shall be applied by the Second-Priority Collateral Agent to the Second-Priority Obligations in such order as specified in the relevant Second-Priority Document (subject to the Second-Priority Pari Passu Intercreditor Agreement, if then in effect) until the Discharge of Second-Priority Obligations has occurred. Upon the Discharge of Second-Priority Obligations, the Second-Priority Collateral Agent shall deliver promptly to the Third-Priority Collateral Agent any Common Collateral or proceeds thereof held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Third-Priority Collateral Agent, in such order as specified in the relevant Third-Priority Documents (and subject to any other applicable intercreditor agreement among the Third-Priority Secured Parties).

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Section 4.02.  Payments Over.  Any Common Collateral or proceeds thereof received by any Third-Priority Representative or any Third-Priority Secured Party in connection with the exercise of any right or remedy (including setoff) relating to the Common Collateral (or any distribution in respect of the Common Collateral, whether or not expressly characterized as such) prior to the Discharge of the Second-Priority Obligations shall be segregated and held in trust for the benefit of and forthwith paid over to the Second-Priority Collateral Agent (and/or its designees) for the benefit of the applicable Second-Priority Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Second-Priority Collateral Agent is hereby authorized to make any such endorsements as agent for any Third-Priority Representative or any such Third-Priority Secured Party. This authorization is coupled with an interest and is irrevocable.

ARTICLE 5
Other Agreements

Section 5.01.  Releases.

(a)           If, at any time any Grantor, the Second-Priority Collateral Agent or the holder of any Second-Priority Obligation delivers notice to each Third-Priority Representative that any specified Common Collateral (including all or substantially all of the equity interests of a Grantor or any of its Subsidiaries) is sold, transferred or otherwise disposed of (x) by the owner of such Common Collateral in a transaction not prohibited by any Second-Priority Document or (y) otherwise to the extent the Second-Priority Collateral Agent has consented to such sale, transfer or disposition, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Third-Priority Secured Parties upon such Common Collateral will automatically be released and discharged as and when, but only to the extent, such Liens on such Common Collateral securing Second-Priority Obligations are released and discharged. Upon delivery to each Third-Priority Representative of a notice from the Second-Priority Collateral Agent or the Company stating that any release of Liens securing or supporting the Second-Priority Obligations has become effective (or shall become effective upon each Second-Priority Representative’s release), whether in connection with a sale of such assets by the relevant owner pursuant to the preceding clauses or otherwise, each Third-Priority Representative will promptly execute and deliver such instruments, releases, termination statements or other documents confirming such release on customary terms (and the Company hereby agrees to deliver any such documents reasonably requested by the Second-Priority Collateral Agent in connection therewith). In the case of the sale of all or substantially all of the equity interests of a Grantor or any of its Subsidiaries, the guarantee in favor of the Third-Priority Secured Parties, if any, made by such Grantor or Subsidiary will automatically be released and discharged as and when, but only to the extent, the guarantee by such Grantor or Subsidiary of Second-Priority Obligations is released and discharged.

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(b)           Each Third-Priority Representative, for itself and on behalf of each applicable Third-Priority Secured Party, hereby irrevocably constitutes and appoints the Second-Priority Collateral Agent and any officer or agent of the Second-Priority Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of each Third-Priority Representative or such holder or in the Second-Priority Collateral Agent’s own name, from time to time in the Second-Priority Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.01, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 5.01, including any termination statements, endorsements or other instruments of transfer or release.

(c)           Unless and until the Discharge of Second-Priority Obligations has occurred, each Third-Priority Representative, for itself and on behalf of each applicable Third-Priority Secured Party, hereby consents to the application, whether prior to or after a default, of proceeds of Common Collateral to the repayment of Second-Priority Obligations pursuant to the Second-Priority Documents; provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Third-Priority Representatives or the Third-Priority Secured Parties to receive proceeds in connection with the Third-Priority Obligations not otherwise in contravention of this Agreement.

(d)           Notwithstanding anything to the contrary in any Third-Priority Collateral Document, in the event the terms of a Second-Priority Collateral Document and a Third-Priority Collateral Document each require any Grantor (i) to make payment in respect of any item of Common Collateral, (ii) to deliver or afford control over any item of Common Collateral to (to the extent such control can be afforded only to one person under applicable law), or deposit any item of Common Collateral with, (iii) to register ownership of any item of Common Collateral in the name of or make an assignment of ownership of any Common Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Common Collateral, with instructions or orders from, or to treat, in respect of any item of Common Collateral, as the entitlement holder, (v) hold any item of Common Collateral in trust for (to the extent such item of Common Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Common Collateral for the benefit of or subject to the control of or, in respect of any item of Common Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Common Collateral is located or waivers or subordination of rights with respect to any item of Common Collateral in favor of, in any case, both the Second-Priority Collateral Agent and any Third-Priority Representative or Third-Priority Secured Party, such Grantor may, until the applicable Discharge of Second-Priority Obligations has occurred, comply with such requirement under the applicable Third-Priority Collateral Document as it relates to such Common Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Second-Priority Collateral Agent.

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Section 5.02.  Insurance.  Unless and until the Discharge of Second-Priority Obligations has occurred, the Second-Priority Collateral Agent and the Second-Priority Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Second-Priority Documents, to adjust settlement for any insurance policy covering the Common Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral. Unless and until the Discharge of Second-Priority Obligations has occurred, all proceeds of any such policy and any such award if in respect of the Common Collateral shall be paid, subject to the rights of the Grantors under the Second-Priority Documents, (a) first, prior to the occurrence of the Discharge of Second-Priority Obligations, to the Second-Priority Collateral Agent for the benefit of Second-Priority Secured Parties pursuant to the terms of the Second-Priority Documents, (subject to the Second-Priority Pari Passu Intercreditor Agreement, if then in effect) (b) second, after the occurrence of the Discharge of Second-Priority Obligations, to the Third-Priority Collateral Agent for the benefit of the Third-Priority Secured Parties pursuant to the terms of the applicable Third-Priority Documents (subject to any applicable intercreditor agreement among the Third-Priority Secured Parties) and (c) third, if no Third-Priority Obligations are outstanding, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Third-Priority Representative or any Third-Priority Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Second-Priority Collateral Agent in accordance with the terms of Section 4.02.

Section 5.03.  Amendments to Third-Priority Documents.

(a)           So long as the Discharge of the Second-Priority Obligations has not occurred, without the prior written consent of the Second-Priority Collateral Agent, no Third-Priority Document may be amended, restated, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Third-Priority Document, would (1) require any scheduled payment of principal (including pursuant to a sinking fund obligation) prior to the maturity date thereof or accelerate any date upon which a scheduled payment of principal or interest is due, in each case with respect to any indebtedness outstanding thereunder, (2) shorten the maturity date applicable to any indebtedness incurred thereunder, (3) add or modify (or have the effect of a modification of) any mandatory prepayment or mandatory redemption provision or redemption at the option of the holders thereof in a manner that is more favorable to the holders of the applicable indebtedness, (3) reduce the capacity to incur Second-Priority Obligations to an amount less than the aggregate principal amount of indebtedness (including revolving commitments) under the Second-Priority Documents on the day of any such amendment, restatement, supplement, modification or Refinancing, (4) restrict the ability of the Grantors to grant liens consistent with the terms of the Second-Priority Documents or (5) be prohibited by or inconsistent with any of the terms of this Agreement or any other Second-Priority Document. Unless otherwise agreed to by the Second-Priority Collateral Agent, each Grantor agrees that each applicable Third-Priority Collateral Document shall include language substantially the same as the following paragraph (or language to similar effect approved by the Second-Priority Collateral Agent, such approval not to be unreasonably withheld):

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“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [insert the relevant Third-Priority Representative] for the benefit of the [Third-Priority Secured Parties] pursuant to this [Agreement] are expressly subject and subordinate to the liens and security interests granted to (a) [______], as collateral agent (and its permitted successors), pursuant to the Security Agreement dated as of [●] (as amended, restated, supplemented or otherwise modified from time to time) by and among Windstream Services, LLC, the guarantors party thereto and [_____], as collateral agent, or (b) any agent or trustee for any Other Second-Priority Secured Parties and (ii) the exercise of any right or remedy by the [insert the relevant Third-Priority Representative] hereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Common Collateral is subject to the limitations and provisions of the Second Priority/Third Priority Intercreditor Agreement dated as of  [●] (as amended, restated, supplemented or otherwise modified from time to time, the “Second Priority/Third Priority Intercreditor Agreement”), by and among [_____], as Initial Second-Priority Collateral Agent, and [●], in its capacity as the Initial Third-Priority Collateral Agent.  In the event of any conflict between the terms of the Second Priority/Third Priority Intercreditor Agreement and the terms of this Agreement, the terms of the Second Priority/Third Priority Intercreditor Agreement shall govern.”

(b)           In the event that the Second-Priority Collateral Agent or the Second-Priority Secured Parties enter into any amendment, waiver or consent in respect of or replace any of the Second-Priority Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Second-Priority Collateral Document or changing in any manner the rights of the Second-Priority Collateral Agent, the Second-Priority Secured Parties, the Company or any other Grantor thereunder (including the release of any Liens in Second-Priority Collateral), then such amendment, waiver or consent shall apply automatically to any comparable provision of each Comparable Third-Priority Collateral Document without the consent of any Third-Priority Representative or any Third-Priority Secured Party and without any action by any Third-Priority Representative, Third-Priority Secured Party, the Company or any other Grantor; provided, however, that (x) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Third-Priority Collateral Document, except to the extent that a release of such Lien is provided for in Section 5.01 hereof, (y) no such amendment, waiver or consent shall impose additional material obligations on or impair the rights, privileges and immunities of any Third-Priority Representative or Third-Priority Collateral Agent without such person’s written consent and (z) written notice of such amendment, waiver or consent shall have been given to each Third-Priority Representative within 10 Business Days after the effectiveness of such amendment, waiver or consent.

(c)           Notwithstanding the foregoing, without the consent of any Secured Party, any Second-Priority Representative and any Third-Priority Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with and compliance with Section 8.21 of this Agreement and, upon such execution and delivery, such Second-Priority Representative,  the Second-Priority Secured Parties and the Second-Priority Obligations and/or such Third-Priority Representative, the Third-Priority Secured Parties and the Third-Priority Obligations, as applicable, shall be subject to the terms hereof.

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Section 5.04.  Rights As Unsecured Creditors.  Notwithstanding anything to the contrary in this Agreement, the Third-Priority Representatives and the Third-Priority Secured Parties may exercise rights and remedies as an unsecured creditor against the Company or any Subsidiary of the Company that has guaranteed the Third-Priority Obligations in accordance with the terms of the applicable Third-Priority Documents and applicable law, so long as such rights and remedies do not violate (or are otherwise not prohibited by) this Agreement. Nothing in this Agreement shall prohibit the receipt by any Third-Priority Representative or any Third-Priority Secured Party of the required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by any Third-Priority Representative or any Third-Priority Secured Party of rights or remedies as a secured creditor in respect of Common Collateral or enforcement in contravention of this Agreement of any Lien in respect of Third-Priority Obligations held by any of them. In the event any Third-Priority Representative or any Third-Priority Secured Party becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Third-Priority Obligations, such judgment lien shall be subordinated to the Liens securing Second-Priority Obligations on the same basis as the other Liens securing the Third-Priority Obligations are so subordinated to such Liens securing Second-Priority Obligations under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Second-Priority Collateral Agent or the Second-Priority Secured Parties may have with respect to the Second-Priority Collateral.

Section 5.05.  Second-Priority Collateral Agent as Gratuitous Bailee/Agent for Perfection.

(a)           The Second-Priority Collateral Agent agrees to hold the Pledged Collateral that is part of the Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee and/or gratuitous agent for the benefit of each Third-Priority Representative and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Third-Priority Collateral Documents, subject to the terms and conditions of this Section 5.05.

(b)           The Second-Priority Collateral Agent agrees to hold the Deposit Account Collateral (if any) that is part of the Common Collateral and controlled by the Second-Priority Collateral Agent as gratuitous bailee and/or gratuitous agent for the benefit of each Third-Priority Representative and any assignee solely for the purpose of perfecting the security interest granted in such Deposit Account Collateral pursuant to the Third-Priority Collateral Documents, subject to the terms and conditions of this Section 5.05.

(c)           In the event that the Second-Priority Collateral Agent (or its agent or bailees) has Lien filings against intellectual property that is part of the Common Collateral that are necessary for the perfection of Liens in such Common Collateral, the Second-Priority Collateral Agent agrees to hold such Liens as gratuitous bailee and/or gratuitous agent for the benefit of each Third-Priority Representative and any assignee solely for the purpose of perfecting the security interest granted in such Liens pursuant to the Third-Priority Collateral Documents, subject to the terms and conditions of this Section 5.05.

(d)           Except as otherwise specifically provided herein (including Sections 3.01 and 4.01), until the Discharge of Second-Priority Obligations has occurred, the Second-Priority Collateral Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the Second-Priority Documents as if the Liens under the Third-Priority Collateral Documents did not exist. The rights of the Third-Priority Representatives and the Third-Priority Secured Parties with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement.

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(e)           The Second-Priority Collateral Agent shall have no obligation whatsoever to any Third-Priority Representative or any Third-Priority Secured Party to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Common Collateral except as expressly set forth in this Section 5.05. The duties or responsibilities of the Second-Priority Collateral Agent under this Section 5.05 shall be limited solely to holding the Pledged Collateral as gratuitous bailee and/or gratuitous agent for the benefit of each Third-Priority Representative for purposes of perfecting the Lien held by the Third-Priority Secured Parties.

(f)            The Second-Priority Collateral Agent shall not have by reason of the Third-Priority Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of any Third-Priority Representative or any Third-Priority Secured Party and the Third-Priority Representatives and the Third-Priority Secured Parties hereby waive and release the Second-Priority Collateral Agent from all claims and liabilities arising pursuant to the Second-Priority Collateral Agent’s role under this Section 5.05, as gratuitous bailee and/or gratuitous agent with respect to the Common Collateral.

(g)           Upon the Discharge of Second-Priority Obligations, the Second-Priority Collateral Agent shall deliver to the Third-Priority Collateral Agent, at the Company’s reasonable expense, to the extent that it is legally permitted to do so, the Pledged Collateral (if any) and the Deposit Account Collateral (if any) that is part of the Common Collateral together with any necessary endorsements (or otherwise allow the Third-Priority Collateral Agent to obtain control of such Pledged Collateral and Deposit Account Collateral) or as a court of competent jurisdiction may otherwise direct. The Company shall take such further action as is required to effectuate the transfer contemplated hereby (or, in the case of the Deposit Account Collateral, use commercially reasonable efforts to effectuate the transfer contemplated hereby) and shall indemnify the Second-Priority Collateral Agent for any loss or damage suffered by the Second-Priority Collateral Agent as a result of such transfer except for any loss or damage suffered by the Second-Priority Collateral Agent as a result of its own willful misconduct or gross negligence. The Second-Priority Collateral Agent has no obligation to follow instructions from any Third-Priority Representative in contravention of this Agreement.

(h)           Neither the Second-Priority Collateral Agent nor the Second-Priority Secured Parties shall be required to marshal any present or future collateral security for the Company’s or its Subsidiaries’ obligations to the Second-Priority Collateral Agent or the Second-Priority Secured Parties under the Second-Priority Documents or the Second-Priority Collateral Documents or any assurance of payment in respect thereof or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

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(i)            The agreement of the Second-Priority Collateral Agent to act as gratuitous bailee and/or gratuitous agent pursuant to this Section 5.05 is intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-104(a)(2) and 9-313(c) of the UCC.

Section 5.06.   Third-Priority Collateral Agent as Gratuitous Bailee/Agent for Perfection.

(a)           Upon the Discharge of Second-Priority Obligations, the Third-Priority Collateral Agent agrees to hold the Pledged Collateral that is part of the Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee and/or gratuitous agent for the benefit of the other Third-Priority Representatives and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the applicable Third-Priority Collateral Document, subject to the terms and conditions of this Section 5.06.

(b)           Upon the Discharge of Second-Priority Obligations, the Third-Priority Collateral Agent agrees to hold the Deposit Account Collateral (if any) that is part of the Common Collateral and controlled by the Third-Priority Collateral Agent as gratuitous bailee and/or gratuitous agent for the benefit of other Third-Priority Representatives and any assignee solely for the purpose of perfecting the security interest granted in such Deposit Account Collateral pursuant to the applicable Third-Priority Collateral Document, subject to the terms and conditions of this Section 5.06.

(c)           In the event that the Third-Priority Collateral Agent (or its agent or bailees) has Lien filings against intellectual property that is part of the Common Collateral that are necessary for the perfection of Liens in such Common Collateral, upon the Discharge of Second-Priority Obligations, the Third-Priority Collateral Agent agrees to hold such Liens as gratuitous bailee and/or gratuitous agent for the benefit of other Third-Priority Representatives and any assignee solely for the purpose of perfecting the security interest granted in such Liens pursuant to the applicable Third-Priority Collateral Document, subject to the terms and conditions of this Section 5.06.

(d)           The Third-Priority Collateral Agent, in its capacity as gratuitous bailee and/or gratuitous agent, shall have no obligation whatsoever to the other Third-Priority Representatives to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Common Collateral except as expressly set forth in this Section 5.06. The duties or responsibilities of the Third-Priority Collateral Agent under this Section 5.06 upon the Discharge of Second-Priority Obligations shall be limited solely to holding the Pledged Collateral as gratuitous bailee and/or gratuitous agent for the benefit of other Third-Priority Representatives for purposes of perfecting the Lien held by the applicable Third-Priority Secured Parties.

(e)           The Third-Priority Collateral Agent shall not have by reason of the Third-Priority Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of the other Third-Priority Representatives (or the Third-Priority Secured Parties for which such other Third-Priority Representatives are agent) and the other Third-Priority Representatives hereby waive and release the Third-Priority Collateral Agent from all claims and liabilities arising pursuant to the Third-Priority Collateral Agent’s role under this Section 5.06, as gratuitous bailee and/or gratuitous agent with respect to the Common Collateral.

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(f)            In the event that the Third-Priority Collateral Agent shall cease to be so designated the Third-Priority Collateral Agent pursuant to the definition of such term, the then Third-Priority Collateral Agent shall deliver to the successor Third-Priority Collateral Agent (at the Company’s expense), to the extent that it is legally permitted to do so, the Pledged Collateral (if any) and the Deposit Account Collateral (if any) together with any necessary endorsements (or otherwise allow the successor Third-Priority Collateral Agent to obtain control of such Pledged Collateral and Deposit Account Collateral) or as a court of competent jurisdiction may otherwise direct, and such successor Third-Priority Collateral Agent shall perform all duties of the Third-Priority Collateral Agent as set forth herein. The Company shall take such further action as is required to effectuate the transfer contemplated hereby (or, in the case of the Deposit Account Collateral, use commercially reasonable efforts to effectuate the transfer contemplated hereby) and shall indemnify the Third-Priority Collateral Agent for any loss or damage suffered by the Third-Priority Collateral Agent as a result of such transfer except for any loss or damage suffered by the Third-Priority Collateral Agent as a result of its own willful misconduct or gross negligence. The Third-Priority Collateral Agent has no obligation to follow instructions from the successor Third-Priority Collateral Agent in contravention of this Agreement.

(g)           The agreement of the Third-Priority Collateral Agent to act as gratuitous bailee and/or gratuitous agent pursuant to this Section 5.06 is intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-104(a)(2) and 9-313(c) of the UCC.

Section 5.07.   When Discharge of Second-Priority Obligations Deemed to Not Have Occurred.  If, at any time after the Discharge of Second-Priority Obligations has occurred, the Company incurs and designates any other Second-Priority Obligations, or the Company or any Grantor enters into any Refinancing of any Second-Priority Document evidencing a Second-Priority Obligation, which Refinancing is permitted hereby and by the terms of the Third-Priority Documents, then such Discharge of Second-Priority Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Second-Priority Obligations), and the obligations under such Refinancing of the Second-Priority Document shall automatically be treated as Second-Priority Obligations for all purposes of this Agreement, and the applicable agreement governing such Other Second-Priority Obligations shall automatically be treated as a Second-Priority Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein and the granting by the Second-Priority Collateral Agent of amendments, waivers and consents hereunder. Upon receipt of notice of such designation  or Refinancing (including the identity of the new Second-Priority Collateral Agent), each Third-Priority Representative shall promptly (i) enter into such documents and agreements (at the expense of the Company), including amendments or supplements to this Agreement, as the Company or such new Second-Priority Collateral Agent shall reasonably request in writing in order to provide the new Second-Priority Representative the rights of the Second-Priority Collateral Agent contemplated hereby and (ii) to the extent then held by any Third-Priority Representative, deliver to the Second-Priority Collateral Agent the Pledged Collateral that is Common Collateral together with any necessary endorsements (or otherwise allow such Second-Priority Collateral Agent to obtain possession or control of such Pledged Collateral).

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Section 5.08.  No Release Upon Discharge of Second-Priority Obligations.  Notwithstanding any other provisions contained in this Agreement, if a Discharge of Second-Priority Obligations occurs, the third-priority Liens on the Third-Priority Collateral securing the Third-Priority Obligations will not be released, except to the extent such Third-Priority Collateral or any portion thereof was disposed of in order to repay the Second-Priority Obligations secured by such Third-Priority Collateral (including as contemplated under Section 6.09 below) or otherwise as permitted under the Second-Priority Documents and the Third-Priority Documents, as applicable.

Section 5.09.   Purchase Option. Without prejudice to the enforcement of the Second-Priority Secured Parties’ remedies, the Second-Priority Secured Parties agree that follow-ing (a) the acceleration of the Second-Priority Obligations in accordance with the terms of all Second-Priority Documents or (b) the commencement of an Insolvency or Liquidation Proceeding (each, a “Purchase Event”), within thirty (30) days of the Purchase Event, one or more of the Third-Priority Secured Parties may request, and the Second-Priority Secured Parties hereby offer the Third-Priority Secured Parties the option, to purchase all, but not less than all, of the aggregate amount of outstanding Second-Priority Obligations outstanding at the time of purchase at par, plus any premium that would be applicable upon prepayment of the Second-Priority Obligations and including all accrued and unpaid interest and fees and expenses as of the date of closing of such purchase, in accordance with the relevant Second-Priority Documents, without warranty or representation or recourse (except for customary representations and warranties required to be made by as-signing lenders pursuant to any assignment agreement required under any of the Initial Second-Priority Documents and Other Second-Priority Documents). In connection with such purchase, all issued and undrawn letters of credit constituting Second-Priority Obligations shall be cancelled, replaced or cash collateralized in an amount not less than 103% of the face amount thereof by the purchasing Third-Priority Secured Parties, or the purchasing Third-Priority Secured Parties shall have provided other similar credit support satisfactory to each relevant issuer; provided that at such time as all such letters of credit have been cancelled, expired or been fully drawn, as the case may be, and after all applications described above have been made, any excess cash collateral deposited as described above shall be returned to the respective purchasers. If such right is exercised, the parties shall endeavor to close promptly thereafter but in any event within ten (10) Business Days of the request. If one or more of the Third-Priority Secured Parties exercise such purchase right, it shall be exercised pursuant to documentation mutually acceptable to each of the applicable Third-Priority Representatives and the purchasing Third-Priority Secured Parties. If none of the Third-Priority Secured Parties exercise such right within the time periods set forth above, the Second-Priority Secured Parties shall have no further obligations pursuant to this Section 5.09 for such Purchase Event and may take any further actions in their sole discretion in accordance with the Second-Priority Documents and this Agreement. The Company and each Second-Priority Representative hereby consents to any assignment pursuant to this Section 5.09 to the extent it has a consent or similar approval right under the assignment provisions of the relevant Second-Priority Documents.

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ARTICLE 6
Insolvency or Liquidation Proceedings.

Section 6.01.  Financing Issues.

(a)           If the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Second-Priority Collateral Agent shall desire to permit (or not object to) the use of cash collateral or to permit (or not object to) the Company or any other Grantor to obtain financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision in any Bankruptcy Law (“DIP Financing”), then each Third-Priority Representative, on behalf of itself and each applicable Third-Priority Secured Party, agrees that it will raise no (i) objection to (and will not otherwise contest or join with or support any third party opposing, objecting to or contesting) such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent expressly permitted by the proviso in clause (ii) of Section 3.01(a) and Section 6.03) and, to the extent the Liens securing the Second-Priority Obligations under the Second-Priority Documents are subordinated or pari passu with such DIP Financing, will subordinate (and will be deemed to have subordinated) its Liens on the Common Collateral to (x) such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Third-Priority Obligations are so subordinated to Liens securing Second-Priority Obligations under this Agreement, subject to clause (b) of this Section 6.01, (y) any “carve-out” or administrative charge for professional and United States trustee fees agreed to by the Second-Priority Representatives and (z) all adequate protection liens granted to the Second-Priority Secured Parties with respect to any Common Collateral, (ii) objection to (and will not otherwise contest or join with or support any third party opposing, objecting to or contesting) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Second-Priority Obligations made by the Second-Priority Collateral Agent or any holder of Second-Priority Obligations, (iii) objection to (and will not otherwise contest or join with or support any third party opposing, objecting to or contesting) any lawful exercise by any holder of Second-Priority Obligations of the right to credit bid Second-Priority Obligations at any sale in foreclosure of Second-Priority Collateral, (iv) objection to (and will not otherwise contest or join with or support any third party opposing, objecting to or contesting) any other request for judicial relief made in any court by any holder of Second-Priority Obligations relating to the lawful enforcement of any Lien on Second-Priority Collateral or (v) objection to (and will not otherwise contest or join with or support any third party opposing, objecting to or contesting) any order relating to a sale of assets of any Grantor for which the Second-Priority Collateral Agent has consented that provides, to the extent the sale is to be free and clear of Liens, that the Liens securing the Second-Priority Obligations and the Third-Priority Obligations will attach to the proceeds of the sale (to the extent such proceeds are not applied to repay the Second-Priority Obligations) on the same basis of priority as the Liens securing the Second-Priority Collateral rank to the Liens securing the Third-Priority Collateral in accordance with this Agreement.

(b)           Notwithstanding the foregoing, the provisions of clause (i) of Section 6.01(a) shall only be applicable as to the Third-Priority Secured Parties with respect to any use of cash collateral or DIP Financing to the extent that: (i) the Third-Priority Representatives retain their Liens with respect to the Common Collateral that existed as of the date of the commencement of the applicable Insolvency or Liquidation Proceeding (including proceeds thereof arising after the commencement of such Insolvency or Liquidation Proceeding (to the extent such proceeds are not applied to repay the Second-Priority Obligations)) and (ii) such DIP Financing is secured by Liens equal or senior to Liens securing Second-Priority Obligations.

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(c)           Until the Discharge of Second-Priority Obligations has occurred, each Third-Priority Representative, on behalf of itself and each applicable Third-Priority Secured Party, agrees that none of them shall assert a claim under section 507(b) of the Bankruptcy Code.

Section 6.02.  Relief from the Automatic Stay.  Until the Discharge of Second-Priority Obligations has occurred, each Third-Priority Representative, on behalf of itself and each applicable Third-Priority Secured Party, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in respect of the Common Collateral, without the prior written consent of the Second-Priority Collateral Agent.

Section 6.03.   Adequate Protection.  Each Third-Priority Representative, on behalf of itself and each applicable Third-Priority Secured Party, agrees that none of them shall object or contest (or support any other Person objecting to or contesting) (a) any request by the Second-Priority Collateral Agent or the Second-Priority Secured Parties for adequate protection, (b) any objection by the Second-Priority Collateral Agent or the Second-Priority Secured Parties to any motion, relief, action or proceeding based on the Second-Priority Collateral Agent’s or the Second-Priority Secured Parties’ claiming a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts of the Second-Priority Collateral Agent, any Second-Priority Representative or any other Second-Priority Secured Party under Section 506(b) or 506(c) of Title 11 of the United States Code or any similar provisions of any other Bankruptcy Law. Notwithstanding the foregoing, in any Insolvency or Liquidation Proceeding, (i) if the Second-Priority Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of Title 11 of the United States Code or any similar Bankruptcy Law, then each Third-Priority Representative, on behalf of itself and any applicable Third-Priority Secured Party, may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien is subordinated to the Liens securing the Second-Priority Obligations and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Third-Priority Obligations are so subordinated to the Liens securing Second-Priority Obligations under this Agreement and (ii) in the event any Third-Priority Representative, on behalf of itself or any applicable Third-Priority Secured Party, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then such Third-Priority Representative, on behalf of itself or each such Third-Priority Secured Party, agrees that the Second-Priority Representatives shall also be granted a senior Lien on such additional collateral as security for the applicable Second-Priority Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Third-Priority Obligations shall be subordinated to the Liens on such collateral securing the Second-Priority Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the Second-Priority Secured Parties as adequate protection on the same basis as the other Liens securing the Third-Priority Obligations are so subordinated to such Liens securing Second-Priority Obligations under this Agreement.

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Section 6.04.  Preference Issues.  If any Second-Priority Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Second-Priority Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Second-Priority Secured Parties shall remain entitled to the benefits of this Agreement until a Discharge of Second-Priority Obligations with respect to all such recovered amounts and shall have all rights hereunder until such time. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.  Each Third-Priority Representative, for itself and on behalf of each applicable Third-Priority Secured Party, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

Section 6.05.  Application.  This Agreement shall be applicable prior to and after the commencement of any Insolvency or Liquidation Proceeding. All references herein to any Grantor shall apply to any trustee for such Person and such Person as debtor in possession. The relative rights as to the Common Collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Grantor.

Section 6.06.  506(c) Claims.  Until the Discharge of Second-Priority Obligations has occurred, each Third-Priority Representative, on behalf of itself and each applicable Third-Priority Secured Party, will not assert or enforce any claim under Section 506(c) of the United States Bankruptcy Code senior to or on a parity with the Liens securing the Second-Priority Obligations for costs or expenses of preserving or disposing of any Common Collateral.

Section 6.07.   Separate Grants of Security and Separate Classifications; Plans of Reorganization.

(a)           Each Third-Priority Representative, for itself and on behalf of each applicable Third-Priority Secured Party, acknowledges and agrees that (i) the grants of Liens pursuant to the Second-Priority Collateral Documents and the Third-Priority Collateral Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Common Collateral, the Third-Priority Obligations are fundamentally different from the Second-Priority Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Second-Priority Secured Parties and the Third-Priority Secured Parties in respect of the Common Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then each Third-Priority Representative, for itself and on behalf of each applicable Third-Priority Secured Party, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Common Collateral (with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Third-Priority Secured Parties), the Second-Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees and expenses (whether or not allowed or allowable) before any distribution is made in respect of the Third-Priority Obligations, with each Third-Priority Representative, for itself and on behalf of each applicable Third-Priority Secured Party, hereby acknowledging and agreeing to turn over to the Second-Priority Collateral Agent amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Third-Priority Secured Parties.

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(b)           Each Third-Priority Representative, for itself and on behalf of each applicable Third-Priority Secured Party (whether in the capacity of a secured creditor or an unsecured creditor) shall not propose, vote in favor of, or otherwise directly or indirectly support any plan of reorganization that is inconsistent with the priorities or other provisions of this Agreement other than with the prior written consent of the Second-Priority Collateral Agent, unless such plan (i) satisfies the Second-Priority Obligations in full in cash (other than any letters of credit issued thereunder which shall have been terminated or cash collateralized in accordance with the provisions of the applicable Second-Priority Collateral Document) or (ii) is proposed or supported by the number of Second Priority Secured Parties required under Section 1126(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law.

Section 6.08.  Section 1111(b)(2) Waiver.  Each Third-Priority Representative, for itself and on behalf of the other Third-Priority Secured Parties, waives any claim it may hereafter have against any Second-Priority Secured Party arising out of the election by any Second-Priority Secured Party of the application to the claims of any Second-Priority Secured Party of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any sale, use or lease, cash collateral or DIP Financing arrangement or out of any grant of a security interest in connection with the Common Collateral in any Insolvency or Liquidation Proceeding.

Section 6.09.  Asset Sales.  Each Third-Priority Representative agrees, for and on behalf of itself and the applicable Third-Priority Secured Parties represented thereby, that it (i) will not oppose any sale consented to by the Second-Priority Collateral Agent or any Second-Priority Representative of any Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency or Liquidation Proceeding), so long as the Third-Priority Representative, for the benefit of the Third-Priority Secured Parties, shall retain a Lien on the proceeds of such sale (to the extent such proceeds of such sale are not applied to repay the Second-Priority Obligations or otherwise in accordance with this Agreement) and (ii) shall not have any right to credit bid in any disposition of Collateral in accordance with Sections 363(k) or 1129(b)(2)(A)(ii) of the Bankruptcy Code or otherwise, unless such credit bid contemplates the payment in full in cash of all Second-Priority Obligations on the closing of such disposition.

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Section 6.10.   Reorganization Securities; Voting. If,  in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a Plan of Reorganization or similar dispositive restructuring plan, on account of both the Second-Priority Obligations and the Third-Priority Obligations, then, to the extent the debt obligations distributed on account of the Second-Priority Obligations and on account of the Third-Priority Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations. Any such reorganization debt obligations distributed on account of the Third-Priority Obligations must provide (i) for the payment of interest thereon in kind until such time as the reorganization debt obligations distributed on account of the Second-Priority Obligations are paid in full and Discharged in accordance with the terms thereof and (ii) for a maturity date and weighted average life to maturity that is later than the maturity date, or longer than the weighted average life to maturity, as the case may be, of the reorganization debt obligations distributed on account of the Second-Priority Obligations.

Section 6.11.   Post-Petition Interest.  Each Third-Priority Secured Party shall not oppose or seek to challenge any claim by any Second-Priority Secured Party for allowance in any Insolvency or Liquidation Proceeding of Second-Priority Obligations consisting of claims for post-petition interest, fees, costs, expenses, and/or other charges, under Section 506(b) of the Bankruptcy Code (or any similar provision of any other Bankruptcy Law) or otherwise, to the extent of the value of the Lien of the Second-Priority Representative on behalf of the Second-Priority Secured Parties on the Second-Priority Collateral (for this purpose ignoring all claims and Liens held by the Third-Priority Secured Parties on the Common Collateral).

ARTICLE 7
Reliance; Waivers; etc

Section 7.01.   Reliance.  Other than any reliance on the terms of this Agreement, each Second-Priority Representative, on behalf of itself and each applicable Second-Priority Secured Party (other than the Initial Second-Priority Trustee and Initial Second-Priority Collateral Agent and any trustee or collateral agent acting as an Other Second-Priority Representative), acknowledges that it and the applicable Second-Priority Secured Parties (other than the Initial Second-Priority Trustee and Initial Second-Priority Collateral Agent and any trustee or collateral agent acting as an Other Second-Priority Representative) have, independently and without reliance on the Third-Priority Collateral Agent or any Third-Priority Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the applicable Second-Priority Documents, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the applicable Second-Priority Documents or this Agreement.  Each Third-Priority Representative, on behalf of itself and each applicable Third-Priority Secured Party (other than the Initial Third-Priority Trustee and Initial Third-Priority Collateral Agent and any trustee or collateral agent acting as an Other Third-Priority Representative), acknowledges that it and the applicable Third-Priority Secured Parties (other than the Initial Third-Priority Trustee and Initial Third-Priority Collateral Agent and any trustee or collateral agent acting as an Other Third-Priority Representative) have, independently and without reliance on the Second-Priority Collateral Agent or any Second-Priority Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the applicable Third-Priority Documents, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the applicable Third-Priority Documents or this Agreement.

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Section 7.02.  No Warranties or Liability.  Each Third-Priority Representative, on behalf of itself and each applicable Third-Priority Secured Party, acknowledges and agrees that neither the Second-Priority Collateral Agent nor any Second-Priority Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second-Priority Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon. Neither the Second-Priority Collateral Agent nor any Second-Priority Secured Party shall have any duty to any Third-Priority Representative or any Third-Priority Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any Subsidiary thereof (including the Third-Priority Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Second Priority/Third Priority Intercreditor Agreement, the Second-Priority Collateral Agent, the Second-Priority Secured Parties, the Third-Priority Representatives and the Third-Priority Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Third-Priority Obligations, the Second-Priority Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) the Company’s or any other Grantor’s title to or right to transfer any of the Common Collateral or (c) any other matter except as expressly set forth in this Agreement.

Section 7.03.  Obligations Unconditional.  All rights, interests, agreements and obligations of the Second-Priority Collateral Agent and the Second-Priority Secured Parties, and the Third-Priority Collateral Agent and the Third-Priority Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a)           any lack of validity or enforceability of any Second-Priority Documents or any Third-Priority Documents;

(b)           any change in the time, manner or place of payment of, or in any other terms of, all or any of the Second-Priority Obligations or Third-Priority Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Second-Priority Document or of the terms of any Third-Priority Document;

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(c)           any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Second-Priority Obligations or Third-Priority Obligations or any guarantee thereof;

(d)           the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e)           any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the Second-Priority Obligations, or of any Third-Priority Representative or any Third-Priority Secured Party in respect of this Agreement.

ARTICLE 8
Miscellaneous

Section 8.01.  Conflicts.  Subject to Section 8.19, in the event of any conflict between the terms of this Agreement and the terms of any Second-Priority Document or any Third-Priority Document, the terms of this Agreement shall govern. Notwithstanding any other term or provision set forth in this Agreement, nothing herein shall require the Second-Priority Collateral Agent, the Initial Second-Priority Collateral Agent, the Other Second-Priority Collateral Agent or any of the Second-Priority Secured Parties to take any action that would violate any applicable laws.

Section 8.02.  Continuing Nature of this Agreement; Severability.  Subject to Section 5.07 and Section 6.04, this Agreement shall continue to be effective until the Discharge of Second-Priority Obligations shall have occurred. This is a continuing agreement of lien subordination and the Second-Priority Secured Parties may continue, at any time and without notice to each Third-Priority Representative or any Third-Priority Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting Second-Priority Obligations in reliance hereon. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding, any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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Section 8.03.  Amendments; Waivers.  No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of each Third-Priority Representative (or its authorized agent), each Second-Priority Representative (or its authorized agent) and, in the case of any amendment that increases the obligations, or otherwise adversely affects any right, of the Company hereunder, the Company, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding anything in this Section 8.03 to the contrary, this Agreement may be amended from time to time at the request of the Company, at the Company’s expense, and without the consent of any Second-Priority Representative, any Third-Priority Representative, any Second-Priority Secured Party or any Third-Priority Secured Party or any other Person then party thereto, but in each case subject to Section 8.21, to (i) add other parties holding Other Second-Priority Obligations (or any agent or trustee therefor) and Other Third-Priority Obligations (or any agent or trustee therefor) in each case to the extent such Obligations are not prohibited by any Second-Priority Document or any Third-Priority Document, (ii) in the case of Other Third-Priority Obligations, (a) establish that the Lien on the Common Collateral securing such Other Third-Priority Obligations shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any Second-Priority Obligations and shall share in the benefits of the Common Collateral equally and ratably with or junior to all Liens on the Common Collateral securing any Third-Priority Obligations (subject to the terms of the applicable Third-Priority Documents and the Second-Priority Pari Passu Intercreditor Agreement, if then in effect), and (b) provide to the holders of such Other Third-Priority Obligations (or any agent or trustee thereof) the comparable rights and benefits (including any improved rights and benefits that have been consented to by the Second-Priority Collateral Agent) as are provided to the holders of Third-Priority Obligations under this Agreement (subject to the terms of the applicable Third-Priority Documents), (iii) in the case of Other Second-Priority Obligations, (a) establish that the Lien on the Common Collateral securing such Other Second-Priority Obligations shall be superior in all respects to all Liens on the Common Collateral securing any Third-Priority Obligations and shall share in the benefits of the Common Collateral equally and ratably with all Liens on the Common Collateral securing any Second-Priority Obligations (subject to the terms of the applicable Second-Priority Documents), and (b) provide to the holders of such Other Second-Priority Obligations (or any agent or trustee thereof) the comparable rights and benefits as are provided to the holders of Second-Priority Obligations under this Agreement (subject to the terms of the applicable Second-Priority Documents), in each case so long as such modifications are not prohibited by any Second-Priority Document or any Third-Priority Document and (iv) give effect to any Refinancing of any Obligations. In furtherance thereof, the Company may designate hereunder in writing obligations as an Initial Second-Priority Indenture or Initial Second-Priority Document (and any Person operating in such capacity thereunder as an Initial Second-Priority Collateral Agent), an Initial Third-Priority Indenture or Initial Third-Priority Document (and any Person operating in such capacity thereunder as an Initial Third-Priority Collateral Agent), Other Second-Priority Obligations (and any Person operating in such capacity thereunder as an Other Second-Priority Representative) or Other Third-Priority Obligations (and any Person operating in such capacity thereunder as an Other Third-Priority Representative), and may specify that any such obligations constitute a Refinancing of any existing series of Obligations, if the incurrence of such obligations and related Liens (including the priority thereof) is not prohibited under each of the Financing Documents and this Agreement. Any such additional party and each Second-Priority Representative and Third-Priority Representative shall be entitled to rely on the determination of an officer of the Company that such modifications are not prohibited by any Second-Priority Document or any Third-Priority Document if such determination is set forth in an officer’s certificate delivered to such party, the Second-Priority Collateral Agent and each Third-Priority Representative. At the request (and sole expense) of the Company, without the consent of any Second-Priority Secured Party or Third-Priority Secured Party, each of the Second-Priority Collateral Agent, the Third-Priority Collateral Agent and each other Second-Priority Representative and Third-Priority Representative shall execute and deliver an acknowledgment and confirmation of such permitted modifications and/or enter into an amendment, a restatement or a supplement of this Agreement to facilitate such permitted modifications (it being understood that such actions shall not be required for the effectiveness of any such modifications).

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Section 8.04.  Information Concerning Financial Condition of the Company and the Subsidiaries.  The Second-Priority Collateral Agent, the Second-Priority Secured Parties, each Third-Priority Representative and the Third-Priority Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and the Subsidiaries of the Company and all endorsers and/or guarantors of the Third-Priority Obligations or the Second-Priority Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Third-Priority Obligations or the Second-Priority Obligations; provided that nothing in this Section 8.04 shall impose a duty on any Second-Priority Representative, Second-Priority Collateral Agent, Third-Priority Representative or Third-Priority Collateral Agent to keep itself informed beyond that which may be required by its applicable Second-Priority Documents or Third-Priority Documents. The Second-Priority Collateral Agent, the Second-Priority Secured Parties, each Third-Priority Representative and the Third-Priority Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Second-Priority Collateral Agent, any Second-Priority Secured Party, any Third-Priority Collateral Agent or any Third-Priority Secured Party, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it or they shall be under no obligation (w) to make, and the Second-Priority Collateral Agent, the Second-Priority Secured Parties, the Third-Priority Collateral Agent and the Third-Priority Secured Parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

Section 8.05.  Subrogation.  Each Third-Priority Representative, on behalf of itself and each applicable Third-Priority Secured Party, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Second-Priority Obligations has occurred.

Section 8.06.  Application of Payments.  Except as otherwise provided herein, all payments received by the Second-Priority Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Second-Priority Obligations as the Second-Priority Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Second-Priority Documents and any Second-Priority Pari Passu Intercreditor Agreement. Except as otherwise provided herein, each Third-Priority Representative, on behalf of itself and each applicable Third-Priority Secured Party, assents to any such extension or postponement of the time of payment of the Second-Priority Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Second-Priority Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

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Section 8.07.  Consent to Jurisdiction; Waivers.  The parties hereto irrevocably and unconditionally agree that any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any party hereto, or any affiliate of thereof, in any way relating to this Agreement or the transactions relating hereto, shall be tried and litigated only in the courts of the State of New York sitting in Borough of Manhattan, and in the United States District Court of the Southern District of New York, and any appellate court from any thereof. The parties hereto irrevocably and unconditionally submit to the exclusive jurisdiction of any state or federal court located in the Borough of Manhattan, New York, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and consent that all service of process may be made by registered mail directed to such party as provided in Section 8.08 for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO IN CONNECTION WITH THE SUBJECT MATTER HEREOF.

Section 8.08.   Notices.  All notices to the Second-Priority Secured Parties and the Third-Priority Secured Parties permitted or required under this Agreement may be sent to the Second-Priority Collateral Agent, the Third-Priority Collateral Agent, or any other Second-Priority Representative or Third-Priority Representative as provided in the relevant Second-Priority Document or the relevant Third-Priority Document, as applicable. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. Each Second-Priority Representative hereby agrees to promptly notify each Third-Priority Representative upon payment in full in cash of all indebtedness under the applicable Second-Priority Documents (except for contingent indemnities and cost and reimbursement obligations to the extent no claim therefor has been made).

Section 8.09.  Further Assurances.  Each of the Third-Priority Representatives, on behalf of itself and each applicable Third-Priority Secured Party, and each of the Second-Priority Representatives, on behalf of itself and each applicable Second-Priority Secured Party, agrees that each of them shall take such further action and shall execute and deliver to the Second-Priority Collateral Agent and the Second-Priority Secured Parties such additional documents and instruments (in recordable form, if requested) as the Second-Priority Collateral Agent or the Second-Priority Secured Parties may reasonably request (at the Company’s expense) to effectuate the terms of and the lien priorities contemplated by this Agreement.

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Section 8.10.  Governing Law.  THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

Section 8.11.   Binding on Successors and Assigns.  This Agreement shall be binding upon the Second-Priority Collateral Agent, the other Second-Priority Representatives, the Second-Priority Secured Parties, the Third-Priority Representatives, the Third-Priority Secured Parties, the Company, the Company’s Subsidiaries party hereto and their respective permitted successors and assigns.

Section 8.12.  Specific Performance.  The Second-Priority Collateral Agent may demand specific performance of this Agreement. Each Third-Priority Representative, on behalf of itself and each applicable Third-Priority Secured Party, hereby irrevocably (x) waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the Second-Priority Collateral Agent and (y) agrees that, in connection with the forgoing, the Second-Priority Collateral Agent may seek an affirmative injunction to enforce the Agreement without a requirement to post a bond in connection therewith.

Section 8.13.  Section Titles.  The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

Section 8.14. Counterparts.  This Agreement may be executed in one or more counterparts, including by means of facsimile or in portable document format (pdf), each of which shall be an original and all of which shall together constitute one and the same document.

Section 8.15.   Authorization.  By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. Each Second-Priority Representative represents and warrants that this Agreement is binding upon the applicable Second-Priority Secured Parties for which such Second-Priority Representative is acting. Each Third-Priority Representative represents and warrants that this Agreement is binding upon the applicable Third-Priority Secured Parties for which such Third-Priority Representative is acting.

Section 8.16.   No Third Party Beneficiaries; Successors and Assigns.  This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the holders of Second-Priority Obligations and Third-Priority Obligations. No other Person shall have or be entitled to assert rights or benefits hereunder.

Section 8.17.   Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Company or any other Grantor shall include the Company or any other Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

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Section 8.18.   Second-Priority Representatives and Third-Priority Representatives.  It is understood and agreed that (a) [●] is entering into this Agreement in its capacity as Initial Second-Priority Collateral Agent under the Initial Second Lien Indenture, and the provisions of Article [●] of the Initial Second Lien Indenture applicable to the Initial Second-Priority Collateral Agent thereunder shall also apply to it as Initial Second-Priority Collateral Agent and Second-Priority Collateral Agent hereunder, (b) [●] is entering into this Agreement in its capacity as Third-Priority Collateral Agent under the [Initial Third Lien Indenture], and the provisions of Article [●] of the [Initial Third Lien Indenture] applicable to the Initial Third-Priority Collateral Agent thereunder shall also apply to it as Initial Third-Priority Collateral Agent and Third-Priority Collateral Agent hereunder and (c) each Other Second-Priority Collateral Agent and Other Third-Priority Collateral Agent is entering into this Agreement in its respective capacities under its respective Other Second-Priority Documents or Other Third-Priority Documents, as applicable, and the corresponding provisions of such Other Second-Priority Documents applicable to such Other Second-Priority Collateral Agent or such Other Third-Priority Documents applicable to such Other Third-Priority Collateral Agent, as the case may be, shall also apply to it as Other Second-Priority Collateral Agent or Other Third-Priority Collateral Agent hereunder.

Section 8.19.   Relative Rights.  Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Sections 5.01 and 5.03(b)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Initial Second Lien Indenture or any other Second-Priority Document or Third-Priority Document entered into in connection with the Initial Second Lien Indenture or the [Initial Third Lien Indenture] or any other Second-Priority Document or Third-Priority Document or permit the Company or any Subsidiary of the Company to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Initial Second Lien Indenture or the [Initial Third Lien Indenture] or any other Second-Priority Document or Third-Priority Document entered into in connection with the Initial Second Lien Indenture or the [Initial Third Lien Indenture] or any other Second-Priority Document or Third-Priority Document, (b) change the relative priorities of the Second-Priority Obligations or the Liens granted under the Second-Priority Documents on the Common Collateral (or any other assets) as among the Second-Priority Secured Parties or (c) otherwise change the relative rights of the Second-Priority Secured Parties in respect of the Common Collateral as among such Second-Priority Secured Parties as set forth in the Second-Priority Pari Passu Intercreditor Agreement, if then in effect, and the Second-Priority Documents or (d) obligate the Company or any Subsidiary of the Company to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Initial Second Lien Indenture or the [Initial Third Lien Indenture] or any other Second-Priority Document or Third-Priority Document entered into in connection with the Initial Second Lien Indenture or the [Initial Third Lien Indenture] or any other Second-Priority Document or Third-Priority Document.

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Section 8.20.   Third-Priority Collateral Agent.  The Third-Priority Collateral Agent is executing and delivering this Agreement solely in its capacity as such and pursuant to directions set forth in the [Initial Third Lien Indenture]; and in so doing, the Third-Priority Collateral Agent shall not be responsible for the terms or sufficiency of this Agreement for any purpose.  The Third-Priority Collateral Agent shall not have duties or obligations under or pursuant to this Agreement other than such duties expressly set forth in this Agreement as duties on its part to be performed or observed.  In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, the Third-Priority Collateral Agent shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under [the Initial Third Lien Indenture] and, as applicable, the Third-Priority Collateral Agreement.

Section 8.21.  Joinder Requirements.  The Company may designate additional obligations as Other Second-Priority Obligations or Other Third-Priority Obligations pursuant to this Section 8.21 if (x) the incurrence of such obligations is not prohibited by any Second-Priority Document or Third-Priority Document then in effect and (y) the Company shall have delivered an officer’s certificate to each Second-Priority Representative and each Third-Priority Representative certifying the same.  If not so prohibited, the Company shall (i) notify each Second-Priority Representative and each Third-Priority Representative in writing of such designation and (ii) cause the applicable new Second-Priority Representative or Third-Priority Representative to execute and deliver to each other Second-Priority Representative and Third-Priority Representative, a Joinder Agreement substantially in the form of Exhibit A or Exhibit B, as applicable, hereto.

Section 8.22.  Intercreditor Agreements.

(a)           Each party hereto agrees that the Second-Priority Secured Parties (as among themselves) and the Third-Priority Secured Parties (as among themselves) may each enter into intercreditor agreements (or similar arrangements, including, in the case of the Second-Priority Secured Parties, the Second-Priority Pari Passu Intercreditor Agreement) with the applicable Second-Priority Representatives or Third-Priority Representatives, as the case may be, governing the rights, benefits and privileges as among the Second-Priority Secured Parties or as among the Third-Priority Secured Parties, as the case may be, in respect of any or all of the Common Collateral, this Agreement and the other Second-Priority Collateral Documents or the other Third-Priority Collateral Documents, as the case may be, including as to application of proceeds of any Common Collateral, voting rights, control of any Common Collateral and waivers with respect to any Common Collateral, in each case so long as the terms thereof do not violate or conflict with the provisions of this Agreement or the other Second-Priority Collateral Documents or Third-Priority Collateral Documents, as the case may be. In any event, if a respective intercreditor agreement (or similar arrangement) exists, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement or any other Second-Priority Collateral Document or Third-Priority Collateral Document, and the provisions of this Agreement and the other Second-Priority Collateral Documents and Third-Priority Collateral Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the terms thereof, including to give effect to any intercreditor agreement (or similar arrangement)).

38

(b)           In addition, in the event that the Company or any Subsidiary thereof incurs any Obligations secured by a Lien on any Common Collateral that is junior to Liens thereon securing any Second-Priority Obligations or Third-Priority Obligations, as the case may be, and such Obligations are not designated by the Company as Third-Priority Obligations, then the Second-Priority Collateral Agent and/or Third-Priority Collateral Agent shall upon the request of the Company enter into an intercreditor agreement with the agent or trustee for the creditors with respect to such secured Obligations to reflect the relative Lien priorities of such parties with respect to the relevant portion of the Common Collateral and governing the relative rights, benefits and privileges as among such parties in respect of such Common Collateral, including as to application of the proceeds of such Common Collateral, voting rights, control of such Common Collateral and waivers with respect to such Common Collateral, in each case, so long as such secured Obligations are not prohibited by, and the terms of such intercreditor agreement do not violate or conflict with, the provisions of this Agreement or any of the Second-Priority Documents or Third-Priority Documents, as the case may be. If any such intercreditor agreement (or similar arrangement) is entered into, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement or any Second-Priority Documents, and the provisions of this Agreement, the Second-Priority Documents and the Third-Priority Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the respective terms thereof, including to give effect to any intercreditor agreement (or similar arrangement)).

[Remainder of page intentionally left blank]

39

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

[_______________],
as Initial Second-Priority Collateral Agent

By:
Name:
Title:

[_______________],
as Initial Third-Priority Collateral Agent

By:
Name:
Title:

40

ACKNOWLEDGMENT

The Grantors each hereby acknowledge that they have received a copy of the foregoing Second Priority/Third Priority Intercreditor Agreement and consent thereto, agree to recognize all rights granted thereby to the Initial Second-Priority Collateral Agent, and the other Second-Priority Secured Parties, and the Initial Third-Priority Collateral Agent, and the other Third-Priority Secured Parties, and waive the provisions of Section 9-615(a) of the UCC in connection with the application of proceeds of Collateral in accordance with the provisions of the Second Priority/Third Priority Intercreditor Agreement; provided, however, that the foregoing shall not, without the consent of Company, impair the rights of any Grantor under the Second-Priority Documents or the Third-Priority Documents.  The Grantors each further acknowledge and agree that they are not an intended beneficiary or third party beneficiary under the foregoing Second Priority/Third Priority Intercreditor Agreement, as amended, restated, supplemented or otherwise modified from time to time.

[Signatures on following pages]

Acknowledged as of the date first written above:

Grantors:

WINDSTREAM SERVICES, LLC

By:
Name:
Title:

WINDSTREAM FINANCE CORP.

By:
Name:
Title:

SOUTHWEST ENHANCED NETWORK SERVICES, LLC.

By:	Windstream Services, LLC, its sole member

By:
Name:
Title:

WINDSTREAM SOUTHWEST LONG DISTANCE, LLC.

By:	Windstream Services, LLC, its sole member

By:
Name:
Title:

WINDSTREAM FINANCE CORP.

By:
Name:
Title:

THE GRANTORS LISTED ON ANNEX I HERETO,

By:
Name:
Title:

Annex  I
List of Guarantors

ALLWORX CORP.
ARC NETWORKS, INC.
ATX COMMUNICATIONS, INC.
ATX TELECOMMUNICATIONS SERVICES OF VIRGINIA, LLC
BOB, LLC
BOSTON RETAIL PARTNERS LLC
BRIDGECOM HOLDINGS, INC.
BRIDGECOM SOLUTIONS GROUP, INC.
BROADVIEW NETWORKS OF MASSACHUSETTS, INC.
BROADVIEW NETWORKS OF VIRGINIA, INC.
BUFFALO VALLEY MANAGEMENT SERVICES, INC.
BUSINESS TELECOM OF VIRGINIA, INC.
BV-BC ACQUISITION CORPORATION
CAVALIER IP TV, LLC
CAVALIER SERVICES, LLC
CAVALIER TELEPHONE, L.L.C.
CCL HISTORICAL, INC.
CHOICE ONE COMMUNICATIONS OF CONNECTICUT INC.
CHOICE ONE COMMUNICATIONS OF MAINE INC.
CHOICE ONE COMMUNICATIONS OF MASSACHUSETTS INC.
CHOICE ONE COMMUNICATIONS OF OHIO INC.
CHOICE ONE COMMUNICATIONS OF RHODE ISLAND INC.
CHOICE ONE COMMUNICATIONS OF VERMONT INC.
CHOICE ONE OF NEW HAMPSHIRE INC.
CINERGY COMMUNICATIONS COMPANY OF VIRGINIA, LLC
CONESTOGA ENTERPRISES, INC.
CONESTOGA MANAGEMENT SERVICES, INC.
CONNECTICUT BROADBAND, LLC
CONNECTICUT TELEPHONE & COMMUNICATION SYSTEMS, INC.
CONVERSENT COMMUNICATIONS LONG DISTANCE, LLC
CONVERSENT COMMUNICATIONS OF CONNECTICUT, LLC
CONVERSENT COMMUNICATIONS OF MAINE, LLC
CONVERSENT COMMUNICATIONS OF MASSACHUSETTS, INC.
CONVERSENT COMMUNICATIONS OF NEW HAMPSHIRE, LLC
CONVERSENT COMMUNICATIONS OF RHODE ISLAND, LLC
CONVERSENT COMMUNICATIONS OF VERMONT, LLC
CORECOMM COMMUNICATIONS, LLC
CORECOMM-ATX, INC.
CTC COMMUNICATIONS OF VIRGINIA, INC.
D&E COMMUNICATIONS, LLC
D&E MANAGEMENT SERVICES, INC.

D&E NETWORKS, INC.
EARTHLINK BUSINESS HOLDINGS, LLC
EARTHLINK HOLDINGS, LLC
EARTHLINK SERVICES, LLC
EARTHLINK SHARED SERVICES, LLC
EARTHLINK, LLC
EQUITY LEASING, INC.
EUREKA BROADBAND CORPORATION
EUREKA HOLDINGS, LLC
EUREKA NETWORKS, LLC
EUREKA TELECOM OF VA, INC.
HEART OF THE LAKES CABLE SYSTEMS, INC.
INFOHIGHWAY COMMUNICATIONS CORPORATION
INFO-HIGHWAY INTERNATIONAL, INC.
INFOHIGHWAY OF VIRGINIA, INC.
IOWA TELECOM DATA SERVICES, L.C.
IOWA TELECOM TECHNOLOGIES, LLC
IWA SERVICES, LLC
KDL HOLDINGS, LLC
MCLEODUSA INFORMATION SERVICES LLC
MCLEODUSA PURCHASING, L.L.C.
MPX, INC.
NORLIGHT TELECOMMUNICATIONS OF VIRGINIA, LLC
OKLAHOMA WINDSTREAM, LLC
OPEN SUPPORT SYSTEMS LLC
PAETEC COMMUNICATIONS OF VIRGINIA, LLC
PAETEC HOLDING, LLC
PAETEC ITEL, L.L.C.
PAETEC REALTY LLC
PAETEC, LLC
PCS LICENSES, INC.
PROGRESS PLACE REALTY HOLDING COMPANY, LLC
REVCHAIN SOLUTIONS, LLC
SM HOLDINGS, LLC
TALK AMERICA OF VIRGINIA, LLC
TELEVIEW, LLC
TEXAS WINDSTREAM, LLC
US LEC OF ALABAMA LLC
US LEC OF FLORIDA LLC
US LEC OF SOUTH CAROLINA LLC
US LEC OF TENNESSEE LLC
US LEC OF VIRGINIA L.L.C.
US XCHANGE INC.
US XCHANGE OF ILLINOIS, L.L.C.
US XCHANGE OF MICHIGAN, L.L.C.
US XCHANGE OF WISCONSIN, L.L.C.

VALOR TELECOMMUNICATIONS OF TEXAS, LLC
WIN SALES & LEASING, INC.
WINDSTREAM ALABAMA, LLC
WINDSTREAM ARKANSAS, LLC
WINDSTREAM BV HOLDINGS, INC.
WINDSTREAM CAVALIER, LLC
WINDSTREAM COMMUNICATIONS KERRVILLE, LLC
WINDSTREAM COMMUNICATIONS TELECOM, LLC
WINDSTREAM CTC INTERNET SERVICES, INC.
WINDSTREAM DIRECT, LLC
WINDSTREAM EN-TEL, LLC
WINDSTREAM HOLDING OF THE MIDWEST, INC.
WINDSTREAM IOWA COMMUNICATIONS, LLC
WINDSTREAM IOWA-COMM, LLC
WINDSTREAM KDL-VA, LLC
WINDSTREAM KERRVILLE LONG DISTANCE, LLC
WINDSTREAM LAKEDALE LINK, INC.
WINDSTREAM LAKEDALE, INC.
WINDSTREAM LEASING, LLC
WINDSTREAM LEXCOM ENTERTAINMENT, LLC
WINDSTREAM LEXCOM LONG DISTANCE, LLC
WINDSTREAM LEXCOM WIRELESS, LLC
WINDSTREAM MONTEZUMA, LLC
WINDSTREAM NETWORK SERVICES OF THE MIDWEST, INC.
WINDSTREAM NORTHSTAR, LLC
WINDSTREAM NUVOX ARKANSAS, LLC
WINDSTREAM NUVOX ILLINOIS, LLC
WINDSTREAM NUVOX INDIANA, LLC
WINDSTREAM NUVOX KANSAS, LLC
WINDSTREAM NUVOX OKLAHOMA, LLC
WINDSTREAM OKLAHOMA, LLC
WINDSTREAM SHAL NETWORKS, INC.
WINDSTREAM SHAL, LLC
WINDSTREAM SOUTH CAROLINA, LLC
WINDSTREAM SUGAR LAND, LLC
WINDSTREAM SUPPLY, LLC
XETA TECHNOLOGIES, INC.

EXHIBIT A
Joinder Agreement

JOINDER AGREEMENT
(Other Second-Priority Obligations)

JOINDER AGREEMENT (this “Agreement”) dated as of [________], [____], among [____________] (the “New Representative”), as an Other Second-Priority Representative, [[________________] (the “New Collateral Agent”)]2, as an Other Second-Priority Collateral Agent, [_____________], as the Initial Second-Priority Collateral Agent, for the Initial Second-Priority Secured Parties (together with its successors and co-agents in substantially the same capacity as may from time to time be appointed) and [__________________________] as the Initial Third-Priority Collateral Agent for the Initial Third-Priority Secured Parties (together with its successors and co-agents in substantially the same capacity as may from time to time be appointed).

This Agreement is supplemental to that certain Second Priority/Third Priority Intercreditor Agreement, dated as of [●] (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Second Priority/Third Priority Intercreditor Agreement”), by and among the parties (other than the New Representative and the New Collateral Agent) referred to above.  This Agreement has been entered into to record the accession of the New Representative[s] as Other Second-Priority Representative[s] under the Second Priority/Third Priority Intercreditor Agreement [and to record the accession of the New Collateral Agent as an Other Second-Priority Collateral Agent under the Second Priority/Third Priority Intercreditor Agreement].

ARTICLE I
Definitions

SECTION 1.01  Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Second Priority/Third Priority Intercreditor Agreement.

ARTICLE II
Accession

SECTION 2.01  [The][/Each] New Representative agrees to become, with immediate effect, a party to and agrees to be bound by the terms of, the Second Priority/Third Priority Intercreditor Agreement as an Other Second-Priority Representative as if it had originally been party to the Second Priority/Third Priority Intercreditor Agreement as an Other Second-Priority Representative.

SECTION 2.02  [The New Collateral Agent agrees to become, with immediate effect, a party to and agrees to be bound by the terms of, the Second Priority/Third Priority Intercreditor Agreement as an Other Second-Priority Collateral Agent as if it had originally been party to the Second Priority/Third Priority Intercreditor Agreement as an Other Second-Priority Collateral Agent.]

2 To be included if applicable.

SECTION 2.03  The New Representative[s] and the New Collateral Agent confirm[s] that their address details for notices pursuant to the Second Priority/Third Priority Intercreditor Agreement [is][/are] as follows:  [_____________].

SECTION 2.04  Each party to this Agreement (other than the New Representative[s] and the New Collateral Agent) confirms the acceptance of the New Representative[s] and New Collateral Agent as an Other Second-Priority Representative and Other Second-Priority Collateral Agent, respectively, for purposes of the Second Priority/Third Priority Intercreditor Agreement.

SECTION 2.05  [________] [is][/are] acting in the capacities of Other Second-Priority Representative[s] and [________] is acting in its capacity as Other Second-Priority Collateral Agent solely for the Secured Parties under [_____________].

SECTION 2.06  [________] [is][/are] entering this Agreement and the Second Priority/Third Priority Intercreditor Agreement in its capacities as Other Second-Priority Representative[s] and [________] is entering into this Agreement and the Second Priority/Third Priority Intercreditor Agreement in its capacity as Other Second-Priority Collateral Agent.  In so acting, [_________] shall be entitled to all of the rights, privileges and immunities granted to it under [_____________] and [_________] shall be entitled to all of the rights, privileges and immunities granted to it under [_____________], in each case as if such rights, privileges and immunities were set forth in this Agreement and the Second Priority/Third Priority Intercreditor Agreement.

ARTICLE III
Miscellaneous

SECTION 3.01  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 3.02  This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[INSERT SIGNATURE BLOCKS, INCLUDING ACKNOWLEDGEMENT BY GRANTORS]

EXHIBIT B
Joinder Agreement

JOINDER AGREEMENT
(Other Third-Priority Obligations)

JOINDER AGREEMENT (this “Agreement”) dated as of [________], [____], among [____________] (the “New Representative”), as an Other Third-Priority Representative, [________________] (the “New Collateral Agent”)]3, [________], as the Initial Second-Priority Collateral Agent for the Initial Second-Priority Secured Parties (together with its successors and co-agents in substantially the same capacity as may from time to time be appointed), and [__________________________] as the Initial Third-Priority Collateral Agent for the Initial Third-Priority Secured Parties (together with its successors and co-agents in substantially the same capacity as may from time to time be appointed).

This Agreement is supplemental to that certain Second Priority/Third Priority Intercreditor Agreement, dated as of [●](as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Second Priority/Third Priority Intercreditor Agreement”), by and among the parties (other than the New Representative and the New Collateral Agent) referred to above.  This Agreement has been entered into to record the accession of the New Representative[s] as Other Third-Priority Representative[s] under the Second Priority/Third Priority Intercreditor Agreement [and to record the accession of the New Collateral Agent as an Other Third-Priority Collateral Agent under the Second Priority/Third Priority Intercreditor Agreement].

ARTICLE I
Definitions

SECTION 1.01  Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Second Priority/Third Priority Intercreditor Agreement.

ARTICLE II
Accession

SECTION 2.01  [The][/Each] New Representative agrees to become, with immediate effect, a party to and agrees to be bound by the terms of, the Second Priority/Third Priority Intercreditor Agreement as an Other Third-Priority Representative as if it had originally been party to the Second Priority/Third Priority Intercreditor Agreement as an Other Third-Priority Representative.

SECTION 2.02  [The New Collateral Agent agrees to become, with immediate effect, a party to and agrees to be bound by the terms of, the Second Priority/Third Priority Intercreditor Agreement as an Other Third-Priority Collateral Agent as if it had originally been party to the Second Priority/Third Priority Intercreditor Agreement as an Other Third-Priority Collateral Agent.]

3 To be included if applicable.

SECTION 2.03  The New Representative[s] and the New Collateral Agent confirm[s] that their address details for notices pursuant to the Second Priority/Third Priority Intercreditor Agreement [is][/are] as follows:  [_____________].

SECTION 2.04  Each party to this Agreement (other than the New Representative[s] and the New Collateral Agent) confirms the acceptance of the New Representative[s] and the New Collateral Agent as an Other Third-Priority Representative and an Other Third-Priority Collateral Agent, respectively, for purposes of the Second Priority/Third Priority Intercreditor Agreement.

SECTION 2.05  [________] [is][/are] acting in the capacities of Other Third-Priority Representative[s] and [________] is acting in its capacity as Other Third-Priority Collateral Agent solely for the Secured Parties under [_____________].

SECTION 2.06  [________] [is][/are] entering this Agreement and the Second Priority/Third Priority Intercreditor Agreement in its capacities as Other Third-Priority Representative[s] and [________] is entering into this Agreement and the Second Priority/Third Priority Intercreditor Agreement in its capacity as Other Third-Priority Collateral Agent.  In so acting, [_________] shall be entitled to all of the rights, privileges and immunities granted to it under [_____________] and [_________] shall be entitled to all of the rights, privileges and immunities granted to it under [_____________], in each case as if such rights, privileges and immunities were set forth in this Agreement and the Second Priority/Third Priority Intercreditor Agreement.

ARTICLE III
Miscellaneous

SECTION 3.01  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 3.02  This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[INSERT SIGNATURE BLOCKS, INCLUDING ACKNOWLEDGEMENT
BY GRANTORS]